UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

First Data Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST DATA CORPORATION

6200 South Quebec Street

Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 30, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the “Company”), will be held at the JW Marriott Denver Cherry Creek, 150 Clayton Lane, Denver, Colorado 80206 on Wednesday, May 30, 2007 at 2:00 p.m. (MT), for the following purposes:

1.	The election of four directors;

2.	The approval of an increase in the number of shares issuable under the Company’s Employee Stock Purchase Plan by 12,500,000 shares of the Company Common Stock;

3.	The approval of the 2006 Non-Employee Director Equity Compensation Plan and the allocation of 1,500,000 shares of the Company Common Stock to the Plan;

4.	The approval of amendments to the Company’s 2002 Long-Term Incentive Plan;

5.	The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2007; and

6.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 2, 2007 (the “Record Date”) will be entitled to vote at the meeting and any adjournment or postponement thereof. If you wish to vote your shares at the meeting, the Inspectors of Elections will be available to record your vote at the meeting site beginning at 1:30 p.m. (MT) on the date of the meeting. Voting is expected to close at the commencement of the meeting.

To gain admission to the Annual Meeting of Stockholders, you will need to show that you are a shareholder of the Company. All shareholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your identification will be compared to the list of registered shareowners to verify your stock ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company stock, you will not be admitted to the Annual Meeting of Stockholders. All packages and bags are subject to inspection.

You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the Proxy Card.

By Order of the Board of Directors

David R. Money
Corporate Secretary
April 17, 2007

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY OR FOLLOW ANY ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

FIRST DATA CORPORATION

6200 South Quebec Street

Greenwood Village, Colorado 80111

PROXY STATEMENT

The Board of Directors of First Data Corporation (“First Data” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 30, 2007 at 2:00 p.m. (MT), and any adjournment or postponement of that meeting. The meeting will be held the JW Marriott Denver Cherry Creek, 150 Clayton Lane, Denver, Colorado 80206. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first mailed on or about April 17, 2007 to all shareholders of record as of April 2, 2007 (the “Record Date”). The only voting securities of the Company are shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), of which there were 756,116,872 shares outstanding as of the Record Date (excluding treasury stock).

The Company’s Annual Report to Shareholders, which contains consolidated financial statements for the year ended December 31, 2006, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 that was filed with the Securities and Exchange Commission, without charge, by writing to Investor Relations, First Data Corporation, 6200 South Quebec Street, Suite 340, Greenwood Village, Colorado 80111.

Page
The Proxy Process and Shareholder Voting	3
Proposals Submitted for Shareholder Vote	6
Proposal 1—Election of Directors	6
Proposal 2—Approval of an increase in the number of shares issuable under the Company’s Employee Stock Purchase Plan by 12,500,000 shares of the Company Common Stock	7
Proposal 3—Approval of the 2006 Non-Employee Director Equity Compensation Plan and the allocation of 1,500,000 shares of the Company Common Stock to the Plan	11
Proposal 4—Approval of amendments to the Company’s 2002 Long-Term Incentive Plan	16
Proposal 5—Ratification of selection of independent registered public accounting firm	22
Board of Directors Information	23
Board of Directors Members	23
2006 Compensation of Board of Directors	26
Independence of Directors	29
Committees of the Board of Directors	30
Security Ownership by Directors and Executive Officers	33
Corporate Governance	34
Board and Committee Governing Documents	34
Communications with the Board of Directors	34
Board Attendance at Annual Stockholders Meeting	34
Presiding Director of Non-Management Director Meetings	34
Nomination of Directors	34
Submission of Shareholder Proposals	35
Code of Ethics	35
Report of the Audit Committee	36
Report of the Corporate Governance Committee	36
Compensation Discussion and Analysis	38
Report of the Compensation and Benefits Committee	38

THE PROXY PROCESS AND SHAREHOLDER VOTING

Why Did I Receive These Materials?

Shareholders of the Company at the close of business on the April 2, 2007 Record Date are entitled to vote at the Company’s Annual Meeting of Stockholders. This Proxy Statement provides notice of the shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying Proxy Card provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person.

What Does It Mean If I Receive More Than One Set Of Materials?

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards you receive in order to vote all of the shares you own. Each Proxy Card you received came with its own prepaid return envelope; if you vote by mail make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

How Do I Vote?

You may vote by mail or follow any alternative voting procedure described on the Proxy Card. To use an alternative voting procedure, follow the instructions on each Proxy Card that you receive. To vote by mail, sign and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposals. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the 2007 Annual Meeting of Stockholders, you authorize Henry C. Duques and David R. Money to act as your Proxies to vote your shares of Common Stock as specified.

Does My Vote Matter?

Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote.

What Percentage Of Votes Is Required To Elect Directors?

Directors are elected by a majority of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds 50% of the number of votes cast with respect to that director’s election.

What Percentage Of Votes Is Required To Approve Other Proposals?

If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an “ABSTAIN” vote has the effect of a vote against the proposal.

What Is The Effect Of Not Voting?

It depends on how ownership of your shares is registered. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don’t Vote, Will My Broker Vote For Me?

If you own your shares through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that Proposals 1 and 5 set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares. The Company also believes that Proposals 2, 3 and 4 would not be considered routine matters and brokers may not vote on behalf of their clients if no voting instructions have been furnished.

Is My Vote Confidential?

Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspectors of Election to certify the results of the shareholder vote, (iv) in the event a proxy solicitation in opposition to the Company or the election of the Board of Directors takes place, (v) if a shareholder has requested that their vote be disclosed, or (vi) to respond to shareholders who have written comments on Proxy Cards.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

Brokers typically own shares of Common Stock for many shareholders. In this situation the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The “Beneficial Owners” do not appear in the Company’s shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

Can I Revoke My Proxy And Change My Vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspectors of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

Management does not know of any business to be transacted at the Annual Meeting of Stockholders other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company’s independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Wells Fargo on behalf of its clients.

How Much Does The Proxy Solicitation Cost?

The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $9,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders.

PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE

Proposal 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of four current directors, Mr. Coulter, Mr. Duques, Mr. Kiphart and Ms. Spero expire at the 2007 Annual Meeting of Stockholders. Mr. Coulter, Mr. Duques, Mr. Kiphart and Ms. Spero have been nominated for reelection through the 2010 Annual Meeting of Stockholders or until a successor is elected and qualified. (See the Board of Directors section for information concerning all Directors.) In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

The terms of Ms. Davis, Mr. Ellwood, Mr. Robinson and Mr. Weinbach expire at the 2008 Annual Meeting of Stockholders. The terms of Mr. Burnham, Mr. Jones and Mr. Russell expire at the 2009 Annual Meeting of Stockholders.

A shareholder may vote for, against or abstain in the election of any one or more of the nominees by so indicating on the Proxy Card. Your shares will be voted as you specify on the enclosed Proxy Card or as you instruct via the alternative voting procedure described on the Proxy Card. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

Directors are elected by a majority of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds 50% of the number of votes cast with respect to that director’s election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. COULTER, MR. DUQUES, MR. KIPHART AND MS. SPERO AS DIRECTORS FOR THREE-YEAR TERMS.

Proposal 2

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN BY 12,500,000 SHARES OF THE COMPANY’S COMMON STOCK

In May 1996, the Board and shareholders approved the First Data Corporation Employee Stock Purchase Plan (“ESPP”), a stock purchase plan that is intended to comply with the requirements of Section 423 of the Internal Revenue Code. A total of three million (3,000,000) shares of Common Stock, par value $0.01 per share, was approved for participant purchases under the ESPP. This total was adjusted to six million (6,000,000) shares as a result of the November 15, 1996 stock split. In May 2002, the shareholders approved the allocation of an additional three million (3,000,000) shares for issuance under the ESPP, bringing the total number of shares authorized for issuance thereunder to nine million (9,000,000). This total was adjusted to eighteen million (18,000,000) as a result of the June 4, 2002 stock split. In 2005, the shareholders approved an additional six million (6,000,000) shares bringing the total to twenty four million (24,000,000). As of January 1, 2007, 19,021,972 shares had been issued under the ESPP. To date, the Company has repurchased shares on the open market to provide for all of the shares that have been issued under the ESPP.

The Compensation and Benefits Committee (the “Compensation Committee”), through a delegation of authority from the Board, has approved an amendment to the ESPP to increase the number of shares available for issuance thereunder. The Company recognizes that the new accounting rules issued by the Financial Accounting Standards Board created an expense for shares issued under the ESPP beginning in 2006, but did not alter the cashflow under the plan. However, the Company believes that the ESPP is a valuable employee benefit that assists the Company in its efforts to attract, retain and motivate valuable employees. The Company also believes that by incenting employee ownership of shares through the ESPP, employees’ interests will be further aligned with those of shareholders and these benefits are well worth the additional expense recognized for accounting purposes. The Company is seeking approval of this amendment to continue the ESPP in the event the recently announced potential transaction with Kohlberg Kravis Roberts & Co. is not completed prior to the issuance of all of the currently authorized shares. Unless the amendment is approved, the Company anticipates that the ESPP will have to be terminated prior to the 2008 Annual Meeting of Stockholders because all of the shares currently authorized for issuance under the ESPP will have been issued.

Proposed Amendment.    The proposed amendment seeks to allocate an additional twelve million five hundred thousand (12,500,000) shares for issuance under the ESPP, bringing the total number of shares authorized for issuance thereunder to thirty-six million five hundred thousand (36,500,000) shares.

Description of the ESPP

The following is a summary of the ESPP, including the proposed amendment. This description is qualified in its entirety by reference to the amended and restated plan document, which includes the language of the proposed amendment in numbered paragraph 10, a copy of which is attached to this Proxy Statement as Exhibit A.

Shares Available.    4,978,028 shares were remaining to be issued under the ESPP as of January 1, 2007. If the proposed amendment is approved, 17,478,028 shares of the Company’s Common Stock would then be available for future awards under the ESPP (less the number of shares purchased for the offering period ending March 31, 2007), subject to adjustment in the event of a stock split, stock dividend or other similar event.

Eligibility.    All employees of the Company, and of such of its affiliates as may be designated as participating entities by the Equity Plan Committee, a committee composed of employees that has been established by the Compensation Committee, or such other committee as may be designated by the Compensation Committee to serve as the administrative committee for the ESPP, are eligible to participate in the ESPP. Employees who own 5% or more of the total combined voting power or value of all classes of stock of the

Company or an affiliate are, however, excluded from participation. As of March 1, 2007, approximately 24,173 employees were eligible to participate in the ESPP. Currently, 7,409 employees participate in the ESPP.

Participation and Payroll Deductions.    Employees who are eligible to participate in the ESPP elect to do so by filing a subscription agreement authorizing payroll deductions. Payroll deductions under the ESPP must be in whole dollar amounts or whole percentages with a minimum rate of $5 per week, $20 per month, or one percent of gross pay. Deductions for non-U.S. participants are determined at the discretion of the Equity Plan Committee. At the discretion of the Equity Plan Committee, payroll deductions may be limited to a percentage of compensation. The amounts deducted from participants’ pay are reflected in an account maintained on the books and records of the Company. No interest is paid on the amounts credited to these accounts.

Deduction Changes and Withdrawals.    Employees can change their rate of payroll deduction quarterly during an open enrollment window. This change becomes effective as of the beginning of the next offering period following receipt of a new subscription agreement. A participant can cease participating in the ESPP by giving notice at least two weeks prior to a purchase date (the last business day of the quarterly offering period), and receive the entire balance that has accumulated in his account through the date paid. A participant who withdraws from the ESPP can again participate at the start of any subsequent offering period by filing a new subscription agreement during the open enrollment window that precedes the start of such offering period.

Purchases.    Purchases are made under the ESPP on a quarterly basis. Funds credited to a participant’s account on the last business day of the quarter are used to purchase shares of Common Stock for the participant. Shares are purchased at 85% of fair market value on the purchase date, or at 85% of fair market value as of the first business day of the quarter, whichever price is lower. Purchases are subject to the aggregate limitation on the number of shares that are available under the ESPP and the ESPP limitations applicable to individual participants. Common Stock purchased is held in investment accounts for each participant. Dividends paid on the shares will be used to purchase additional Common Stock under the ESPP, unless the participant requests a cash dividend. Any shares held in a participant’s account will be voted in accordance with the participant’s instructions.

Employees who have purchased shares of Common Stock under the ESPP have the right to receive a certificate or certificates for all or a portion of their shares. The certificates will be registered in the name of the participant or jointly with a member of the participant’s family if the participant requested such joint ownership. Employees may sell acquired shares at any time; the Company has, however, the discretion to impose a holding period during which sales of the shares are restricted provided reasonable notice is given to participants. A participant’s rights under the ESPP are not transferable by the participant during his or her lifetime.

Limit on Purchase of Shares.    Participants are not permitted to purchase shares of Common Stock under employee stock purchase plans of the Company and its affiliates (including the ESPP) that would result in the participant purchasing shares valued in excess of $25,000 in any calendar year. For this purpose the value is determined with respect to the shares that are to be purchased in an offering period as of the first day of each offering period. In addition, no participant may purchase shares of Common Stock under the ESPP if the participant would own 5% or more of the total combined voting power or value of all classes of stock of the Company or an affiliate, taking into account the rights to purchase stock under the ESPP as stock owned by the participant.

Termination of Employment.    When a participant terminates employment, payroll deductions under the ESPP cease. The balance in the participant’s account as of the last day of the quarter in which the participant terminates will be used to purchase additional shares of Common Stock under the general purchase provisions of the ESPP. Participants have 30 days after the end of such quarter to sell their shares, transfer their shares to a retail brokerage account, or request a certificate for the Common Stock held in their investment account. If a participant takes no action during this 30-day period, the whole shares of Common Stock held in the participant’s investment account will be transferred (net of fees) to the transfer agent in book-entry and a check will be issued to the participant for any fractional shares.

Administration.    The ESPP is administered by the Equity Plan Committee, or such other committee as may be designated by the Board. The Equity Plan Committee has discretionary authority to interpret the ESPP and to make rules from time to time as necessary or appropriate, suspend or limit participation in the ESPP by non-U.S. entities, to adopt procedures or sub-plans, and to delegate ministerial functions to Company management. The Equity Plan Committee or its delegate may engage an agent to perform custodial and record keeping functions for the ESPP and to provide periodic status reports to the participants. Currently, Computershare, an unrelated third party vendor provides record keeping and administrative services for the plan.

Amendment and Termination of the ESPP.    The Board of Directors or its delegate may amend the ESPP, subject to shareholder approval for any changes which would cause the ESPP to be treated as a new plan for purposes of Section 423 of the Code (such as increasing the number of shares that may be available under the ESPP), and can terminate the ESPP at any time at its discretion. If the ESPP is terminated, all funds credited to participants’ accounts will be transferred to a successor plan, if there is one, or will be refunded to the participants, and all certificates for the shares credited to each participant’s investment account will be forwarded to the participant.

Certain Federal Income Tax Effects of ESPP Participation.    The following discussion summarizes general principles of federal income tax law applicable to the ESPP and the shares of Common Stock acquired under the ESPP as of the date hereof. This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences of participation in the ESPP. In addition, this overview does not address the state, local or other tax aspects of participation in the ESPP.

Except as explained below, the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. As such, participants may receive favorable tax treatment for purchases of shares under the ESPP. A participant will not recognize income with respect to purchases of shares under the ESPP until he sells or otherwise disposes of the shares. If the participant sells or otherwise disposes of the shares more than two years from the first day of the offering period in which such shares were purchased and the amount realized exceeds the purchase price, the participant will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares as of the first day of the offering period over the purchase price and (ii) the amount realized over the purchase price. If the amount realized exceeds the fair market value of the shares on the first day of the offering period, such excess will be taxed as long-term capital gain. Under these circumstances, the employer will not receive a tax deduction for any compensation income recognized by the participant.

If a participant sells or otherwise disposes of shares acquired under the ESPP prior to the end of the two year period described above, the participant will recognize as ordinary compensation income the excess of the fair market value of the shares as of the date of purchase over the purchase price, without regard to the amount realized upon such sale or disposition, and the Company will be entitled to a deduction for compensation expense equal to the ordinary income recognized by the participant. The amount of such compensation income will be added to the basis of the shares for purposes of determining the amount of gain or loss upon such disposition, and such gain or loss will be long or short-term capital gain depending upon how long such shares were held.

The ESPP also authorizes the grant of options and issuance of shares that do not qualify under Section 423 of the Internal Revenue Code. This non-Section 423 compliant portion of the ESPP is primarily designed to provide for the grant of options to employees of subsidiaries of the Company in certain locations outside the United States (“U.S.”), and in some situations to employees within the U.S. who are employed by a subsidiary entity that is not eligible to participate in the Section 423 portion of the ESPP. Neither these participants, nor the Company, receive favorable tax treatment with respect to the acquisition of shares under this portion of the ESPP. Such participants are subject to income tax when shares are purchased at the end of each purchase period, based on the difference between the fair market value of the shares on the date of purchase and the purchase price.

The employing entity of such participants withholds the required amount of income and social tax from participants’ wages, and reports the taxable income received and the taxes withheld to participants and tax authorities, to the extent legally required to do so under applicable laws. When shares acquired are subsequently sold, these participants are generally subject to capital gains tax on the difference between the sales price and the fair market value of the shares at the time of purchase, to the extent tax laws in the applicable jurisdiction so provide. For example, any such participants within the U.S. qualify for long-term capital gains tax treatment if they hold the shares for more than 12 months after the purchase date. Tax laws in other countries provide for different holding periods, and in some cases make no distinction between gains on the sale of stock and ordinary income.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the ESPP.

Benefits Table.    The benefits that will be received by or allocated to eligible employees under the ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the ESPP (subject to the limitations discussed above) is within the discretion of each participant. The following table sets forth the dollar value and the number of shares purchased under the ESPP during the last fiscal year for (i) each of the Company’s Named Executive Officers; (ii) all executive officers as a group; (iii) all directors who are not executive officers as a group; and (iv) all employees other than executive officers as a group.

Employee Stock Purchase Plan

Name and Position	Number of Shares Purchased	Dollar Value of Shares Purchased(1)
David P. Bailis, Senior Executive Vice President	0.0000	$0.00
Henry C. Duques, Chief Executive Officer	668.6542	$27,468.99
Edward A. Labry III, Senior Executive Vice President	0.0000	$0.00
Kimberly S. Patmore, Chief Financial Officer	377.7708	$15,519.21
Pamela H. Patsley, Senior Executive Vice President	0.0000	$0.00
Michael T. Whealy, Executive Vice President	0.0000	$0.00
All current executive officers as a group (11 persons)	1,870.1934	$76,717.71
Non-executive director group	—	—
Non-executive officer employee group	1,813,946.3040	$74,217,528.41

(1)	Dollar value of shares purchased is based upon the closing stock price of the Common Stock on the purchase date (the last trading day of each calendar quarter). For purposes of determining the dollar value of shares for the $25,000 calendar year ESPP purchase limitation, the value is based upon the closing stock price of the Common Stock on the grant date (the first trading day of each calendar quarter).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

Proposal 3

THE APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN AND

THE ALLOCATION OF 1,500,000 SHARES OF THE COMPANY’S COMMON STOCK TO THE PLAN

In 2006, the Compensation and Benefits Committee of the Company’s Board of Directors (the “Compensation Committee”) engaged a consultant to review the Company’s current Director compensation. The Compensation Committee elected to implement a new compensation scheme other than that reflected in the 1993 Director’s Stock Option Plan (the “1993 Plan”).

The Board has approved the First Data Corporation 2006 Non-Employee Director Equity Compensation Plan (“Director Plan”). The purposes of the Director Plan are to (i) advance the Company’s interests by attracting and retaining directors who perform services for the Company; (ii) align the interests of the Company’s directors under the Director Plan by increasing the award recipients’ proprietary interest in the Company’s growth and success; (iii) motivate award recipients to act in the long-term best interests of the Company and its stockholders; and (iv) update compensation practices to reflect current trends in director compensation. In the event that the Director Plan is not approved by shareholders, awards will be made under the 1993 Plan.

Summary of the 2006 First Data Corporation Director Equity Compensation Plan

The following is a description of the Director Plan as proposed. This description is qualified in its entirety by reference to the plan document, as proposed, a copy of which is attached to this Proxy Statement as Exhibit B.

Shares Available.    One million five hundred thousand (1,500,000) shares of the Company’s Common Stock may be subject to awards under the Director Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event. (See Section 4(a) of the Director Plan).

Eligibility.    Each member of the Board of Directors who is not an employee of the Company, subsidiaries, or affiliates is eligible to receive awards. The Compensation Committee has discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Administration.    The Director Plan is administered by the Compensation Committee, the composition of which will at all times satisfy the provisions of Rule 16b-3 promulgated under the Exchange Act.

Subject to the provisions of the Director Plan, the Compensation Committee has exclusive discretion to select the Non-Employee Directors who may participate in the Director Plan and to determine the type, size and terms of each Award, to modify the terms of Awards, to determine when Awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Director Plan.

The Director Plan may be amended or terminated at any time and from time to time by the Board, but no amendment shall be effective unless approved by the stockholders of the Company where failure to obtain such approval would adversely affect compliance of the Director Plan with applicable law, rule or regulation. No amendment of the Director Plan or of any outstanding Award will adversely affect any right of any Award Recipient with respect to any Award theretofore granted without such Individual’s consent.

Types of Awards.    Awards under the Director Plan may include one or more of the following types: (i) Stock Options (“Options”), (ii) Stock Appreciation Rights (“SARs”), (iii) Restricted Stock Awards, (iv) Unrestricted Stock Unit Awards, and (v) Restricted Stock Unit Awards.

Options

An Option is the right to purchase a specified number of Common Shares at a price (the “Exercise Price”) and at such times fixed by the Compensation Committee at the time of grant. The Compensation Committee has full power to select the Non-Employee Directors to receive Options and, except as specified in the Director Plan, to fix the terms of such Options. However, the Exercise Price of an Option shall not be less than the fair market value of the underlying Common Shares at the time the Option is granted. Fair market value is the closing price on the date of grant.

Options may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Optionee, except by will or the laws of descent and distribution; provided, however, that to the extent specified in the Option Agreement, as long as the Optionee continues service to the Company, the Optionee may transfer Options to a Family Member or Family Entity without consideration. In the case of a transfer of Options to a limited liability company or a partnership that is a Family Entity, such transfer may be for consideration consisting solely of an entity interest in the limited liability company or partnership to which the transfer is made.

Payment of the Exercise Price must be made in full at the time of exercise of the Option. The payment may be made in such form (including cash, the delivery of previously owned whole shares of Common Stock, through a broker-dealer, or by a combination of cash and delivered shares) as determined by the Compensation Committee in its sole discretion.

The Compensation Committee may specify additional Option terms in the Option Agreement. The Director Plan expressly disallows the repricing or discounting of Options.

Stock Appreciation Rights

An Award of a SAR shall entitle the Award Recipient to exercise such Award and to receive from the Company, without payment, that number of Common Shares having an aggregate value equal to the excess of the fair market value of one share over the Exercise Price per share, times the number of shares subject to the Award which is so exercised. Each SAR shall be subject to such terms and conditions not inconsistent with the Director Plan, as the Compensation Committee may prescribe.

SARs may be exercised only during such periods and at such times and in such installments as established by the Compensation Committee. An Award Recipient may exercise a SAR: (i) by giving written notice to the Company specifying the number of whole SARs that are being exercised, and (ii) by executing such documents as the Company may reasonably request. The Director Plan expressly disallows the repricing or discounting of SARs.

Restricted Stock

A Restricted Stock Award is an Award of Common Shares which may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period and which may also be subject to additional terms and conditions selected by the Compensation Committee. During any Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company, and may bear a legend indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of the Director Plan and the agreement relating to the Restricted Stock Award.

Unless otherwise set forth in the agreement relating to the Restricted Stock Award, an Award Recipient who has received a Restricted Stock Award (and any person succeeding to such a participant’s rights pursuant to the Director Plan) shall have, prior to the expiration of the Restriction Period, the rights of ownership of such Common Shares included therein, including the right to vote and to receive dividends or other distributions made or paid with respect to such Common Shares; provided, however, that a distribution, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the Common Shares with respect to which such distribution was made.

Unrestricted Stock Units

An Unrestricted Stock Unit Award is a right to receive a specified number of Common Shares (or the fair market value thereof in cash, as determined by the Compensation Committee), which is neither restricted against transfer, nor subject to forfeiture or other terms or conditions.

The Unrestricted Stock Unit Award Agreement will specify whether the Award Recipient is entitled to receive dividend equivalents with respect to the number of Common Shares subject to the Award. Prior to the settlement of an Unrestricted Stock Unit Award in Common Shares, the Award Recipient will have no rights as a stockholder of the Company with respect to the Common Shares subject to the award. The Common Shares that are subject to an Unrestricted Stock Unit Award are not issued at the time of the grant of the Award. Instead, the Common Shares subject to a Unrestricted Stock Unit Award are released at the time of the settlement of the Unrestricted Stock Unit Award in accordance with the terms and conditions of the Director Plan and the Agreement relating to the Award. The Compensation Committee may permit the deferral of any Unrestricted Stock Unit Award, subject to the rules and procedures as it may establish.

Restricted Stock Units

A Restricted Stock Unit Award is a right to receive a specified number of Common Shares (or the fair market value thereof in cash, as determined by the Compensation Committee), subject to the expiration of a specified Restriction Period and any additional terms and conditions selected by the Compensation Committee, consistent with the terms of the Director Plan.

The Restricted Stock Unit Award Agreement will specify whether the Award Recipient is entitled to receive dividend equivalents with respect to the number of Common Shares subject to the Award. Prior to the settlement of a Restricted Stock Unit Award in Common Shares, the Award Recipient will have no rights as a stockholder of the Company with respect to the Common Shares subject to the award. The Common Shares that are subject to a Restricted Stock Unit Award are not issued at the time of the grant of the Award. Instead, the Common Shares subject to a Restricted Stock Unit Award are released at the time of the settlement of the Restricted Stock Unit Award in accordance with the terms and conditions of the Director Plan and the Agreement relating to the Award.

Election to Convert Cash Retainer.    Each Non-Employee Director may elect to receive in lieu of all or a part of the cash retainer fee for services as a director of the Company: i) 100% in Options having a fair market value on the date of grant equal to the amount of the cash retainer; ii) 100% in an Unrestricted Stock Unit Award having a fair market value on the date of grant of the amount of the annual cash retainer; or iii) 50% Options and 50% Unrestricted Stock Units in total having a fair market value on the date of grant of the amount of the cash retainer.

Change in Control.    The Director Plan provides that in the event of a Change of Control of First Data Corporation, each outstanding Stock Option and SAR will become fully vested and exercisable and the Restriction Period applicable to each Restricted Stock Award and Restricted Stock Unit Award will lapse.

Federal Income Tax Consequences.    A participant to whom a nonqualified stock option is granted will recognize no income at the time of the grant. When the participant exercises a nonqualified stock option, the participant will generally recognize ordinary income equal to the difference, if any, between the fair market value of the Common Stock received at such time and the exercise price. The tax basis of such shares to the participant will be equal to the exercise price paid plus the amount includable in his gross income as compensation. The holding period for such shares will normally commence on the day on which the participant recognizes taxable income in respect of such shares.

At the time of exercise of a SAR, the participant will normally recognize ordinary compensation income in an amount equal to the cash and the fair market value of the Common Stock he receives to satisfy his SAR. The tax basis of any such shares received by the participant pursuant to an SAR should be equal to the amount includable in his gross income as compensation in respect of such shares, and participant’s holding period therefor should normally commence on the day on which he recognizes taxable income in respect of such shares.

A participant who receives Common Stock pursuant to a Restricted Stock Award or a Restricted Stock Unit Award should not recognize any taxable income upon the receipt of such award, but should recognize taxable compensation income at the time the applicable restriction period lapses, in an amount equal to the fair market value of such shares at such time. The tax basis of such shares to the recipient should be equal to the amount includable in his gross income as compensation, and his holding period for such shares should normally commence on the day following the date on which such shares are no longer subject to a restriction period. Dividends paid on Restricted Stock Awards should be included as compensation for federal income tax purposes when received. Unrestricted Stock Units are taxed on the settlement date as elected by each individual director.

Because the participants are all subject to Section 16 of the Securities Exchange Act of 1934, the tax consequences may be different than those described above. Generally, such a participant will not recognize income on receipt of property such as Common Stock until he is no longer subject to liability with respect to the disposition of such Common Stock. However, by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days after the date of transfer of property, such a participant may elect to be taxed at the time of such transfer.

Any compensation includable in the gross income of a recipient will be subject to appropriate federal income tax withholding.

The company for which a participant is performing services will generally be allowed to deduct amounts that are includable in the income of the participant as ordinary compensation income at the time such amounts are so includable, provided that the amounts qualify as reasonable compensation for personal services actually rendered.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the Director Plan.

Benefits Table.    The table below shows the number of stock options and unrestricted stock units, and the total dollar value of such, that would be granted on the date of the 2007 Annual Meeting of Stockholders to non-employee directors as the 2007 annual director equity grant if the Director Plan is approved by shareholders.

The table also shows the total dollar value of the 2007 annual cash retainer and number of stock options and unrestricted stock units that would be granted upon conversion of cash retainers if the Director Plan is approved by shareholders. The number of stock options and unrestricted stock units to be granted upon conversion is based upon the election each director made as of December 2006. All directors, with the exception of one, elected to convert their cash retainer into stock options and/or stock units.

The number of stock options and unrestricted stock units listed is based upon the closing stock price of the Company’s Common Stock as of March 1, 2007. However, if the Director Plan is approved by shareholders, the actual number of stock options and unrestricted stock units granted will depend upon the closing price of the Company’s Common Stock on the grant date, which will be May 30, 2007.

2006 Non-Employee Director Equity Compensation Plan

	Annual Equity Grant		Annual Cash Retainer
Director	Total Dollar Value	Number of Unrestricted Stock Units	Total Dollar Value	Number of Stock Options	Number of Unrestricted Stock Units
Non-employee director group (10 directors)	$1,655,000	64,877	$983,000	60,482	13,387

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

Proposal 4

APPROVAL OF AMENDMENTS TO THE COMPANY’S 2002 LONG-TERM INCENTIVE PLAN

The purposes of the First Data Corporation 2002 Long-Term Incentive Plan (“2002 LTIP”) are (i) to advance the Company’s interests by attracting and retaining key employees and other key individuals who perform services for the Company, a subsidiary or an affiliate, (ii) to align the interests of the Company’s stockholders and recipients of awards under the 2002 LTIP by increasing the award recipients’ proprietary interest in the Company’s growth and success, and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

The Compensation and Benefits Committee of the Company’s Board of Directors (the “Compensation Committee”) has approved the proposed amendments to the plan outlined below.

Because the amendments alter material terms of the 2002 LTIP, it must be approved by shareholders pursuant to New York Stock Exchange regulations.

In addition, Section 162(m) of the Internal Revenue Code requires approval of the shareholders in order for the Company to deduct the full amount of incentive compensation paid under this program to any executive officer named in the Summary Compensation Table whose compensation for the taxable year exceeds $1,000,000. If shareholders do not approve the amendments to the 2002 LTIP, the Compensation Committee plans to continue to approve annual incentive compensation for certain executive officers of the Company consistent with its compensation philosophies; however, the Company may not be able to fully deduct such incentive compensation.

Proposed Amendments.    The following three amendments to the 2002 LTIP are proposed:

a.	Use of closing price to determine Fair Market Value. Currently, the 2002 LTIP uses the average of the high and low Company stock price on the date of grant to determine option grant prices. Under this proposal, in order to conform to a more accepted market practice, the grant price will be determined using closing price only.

b.	Provide a 30-day exercise period following a voluntary termination of employment. As currently drafted, the 2002 LTIP provides that any option holder who voluntarily terminates employment (other than for Retirement) must exercise all options prior to the close of market on the last day of employment. Failure to meet this deadline results in forfeiture of all options. In order to avoid potential controversies in connection with this rule and to conform with more widely accepted administrative practices, the Company proposes that individuals who voluntarily terminate have 30 days to exercise options following termination.

c.	Deemed exercise of options and stock appreciation rights (SARs) immediately prior to expiration. On rare occasions, option holders have missed the expiration deadlines detailed below. As a result, the options are cancelled and the value forfeited. These situations have resulted in time consuming and expensive controversies. The Company proposes to alleviate these concerns by amending the 2002 LTIP to provide that any vested options and SARs shall be deemed exercised immediately prior to their exercise deadline. Provision is also made for the payment of the exercise and base prices as well as appropriate tax withholding.

Summary of the 2002 First Data Corporation Long-Term Incentive Plan

The following is a description of the 2002 LTIP, as proposed. This description is qualified in its entirety by reference to the plan document, as proposed, a copy of which is attached to this Proxy Statement as Exhibit C.

Shares Available.    Sixty-Four million (64,000,000) shares of the Company’s Common Stock may be subject to awards under the 2002 LTIP, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event.

Eligibility.    Key employees of the Company, subsidiaries and affiliates and other key individuals who perform services for the Company, a subsidiary or an affiliate are eligible to receive awards. The Compensation Committee has discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Forms of Awards.    The Compensation Committee may award stock options (including nonqualified options, incentive stock options, and purchased stock options), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance grants, or any combination thereof.

Options are rights to purchase a specified number of shares of Common Stock at a price fixed by the Compensation Committee. In the case of purchased stock options, a specified number of nonqualified stock options are offered for grant to selected participants in exchange for a purchase price that is payable at the time of grant. Options generally expire no later than ten years after the date of grant. Options will become exercisable at such time and in such installments as the Compensation Committee will determine; however, the minimum vesting period is generally six months. Payment of the option price (sometimes called the exercise price or strike price) must be made in full at the time of exercise in such form as the Compensation Committee shall determine. Payment methods include cash, the exchange of shares already owned, broker-cashless exercise, or a combination of cash and exchange of shares. Incentive stock options may not be granted to any person who is not an employee of the Company or any parent or subsidiary, as defined in Section 424 of the Internal Revenue Code. All incentive stock options must be granted within ten years of the date the 2002 LTIP was approved by the Compensation Committee.

SARs may be granted alone or in tandem with stock options. At exercise, the holder must surrender the SAR and in the case of tandem awards, must surrender the related stock option. In return, the holder will receive a cash payment equal to the difference between the base price of the SAR and the fair market value of the Company’s Common Stock on the date of exercise, multiplied by the number of shares subject to the SAR or option, which is exercised.

Restricted stock awards provide for a specified number of shares of Common Stock subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by the Compensation Committee. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder has all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock will be deposited with the Company and will be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. The minimum restriction period is one year.

Restricted stock units represent a right (but no current ownership right) to receive payment of stock upon lapse of restrictions. The unit carries no voting or dividend rights until the vesting restrictions lapse and shares are actually issued. Units may not be transferred or sold during the vesting period and the award is subject to forfeiture unless certain conditions are met. These conditions may be time-based or performance-based, or both. The units will become available as the restrictions lapse as set forth and provided the holder remains employed by the Company (subject to special rules if the option holder’s employment terminates involuntarily other than for cause or on account of death or disability, as defined in the 2002 LTIP).

Performance grants are awards whose final value, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by the Compensation Committee. Performance measures that may be used include one or more of the following: the attainment by a share of Common Stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, the Company, a subsidiary, or an affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, Common Stock, restricted stock, or a combination thereof, as specified by the Compensation Committee.

Termination of Employment.    The effect of a participant’s termination of employment on his award depends on the reason for such termination. For stock options and SARs, unless otherwise specified in the agreement, termination of employment due to disability or death will result in the option becoming fully vested and exercisable for a period of one year from the date employment terminates; involuntary termination without cause will result in the option or SAR being exercisable, to the extent vested on the date employment terminates, for a period of 90 days thereafter; termination of employment due to retirement will result in the award continuing to vest for up to four years thereafter and will be exercisable until four years following the date of retirement; involuntary termination for cause result in the option ceasing to vest, and to the extent vested, such stock option or SAR may be exercised until the close of the New York Stock Exchange (“NYSE”) on the date of termination. If the NYSE is closed at the time or on the date of such involuntary termination for cause, then such stock option or SAR will be immediately forfeited and canceled. Voluntarily termination results in the option ceasing to vest, and to the extent vested, such stock option or SAR must be exercised within 30 days following such voluntary termination of employment. Any “in the money” vested options or SARs would be automatically deemed exercised immediately prior to their expiration, less the exercise or base price and tax withholding.

For restricted stock awards and restricted stock units, unless otherwise specified in the agreement, termination of employment due to disability or death will cause the restriction period to lapse on the date employment terminates and will result in any performance measures applicable to such award being deemed to have been satisfied at the maximum level; termination due to retirement will cause the restriction period to terminate on the date specified in the agreement relating to such award, and on such date, any performance measures will be deemed to have been satisfied at the maximum level, provided, however, that if the restriction period would extend more than four years from the date of retirement, the award will be immediately forfeited and canceled on the date of retirement; termination of employment for reasons other than disability, death or retirement will result in the award being immediately forfeited and canceled.

For performance grants, unless otherwise set forth in the agreement, if a participant’s employment with or service to the Company terminates during the performance period by reason of disability, retirement or death, the performance period will continue and the participant (or the participant’s executor, administrator, legal representative, beneficiary or similar person, as applicable) will be entitled to a prorated award. The prorated award will be equal to the value of the award at the end of the performance period multiplied by a fraction, the numerator of which will equal the number of months the participant was employed with or performing services for the Company during the performance period (fractional months will be ignored) and the denominator of which will equal the number of months in the performance period; provided, however, that such holder, or such holder’s executor, administrator, legal representative, beneficiary or similar person, as applicable, will not be entitled to payment or distribution of such performance grant earlier than the date set forth in the agreement. Unless the agreement specifies otherwise, if a participant’s employment with or service to the Company terminates during the performance period for a reason other than disability, retirement or death, any unvested portion of the performance grant will be immediately forfeited.

Maximum Award.    To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of Common Stock with respect to which stock options, SARs, restricted stock, or performance grants may be issued to any individual during a calendar year is one-half of one percent of the total number of outstanding shares of Common Stock of the Company as of the preceding December 31st. The maximum amount of cash payable during a calendar year to any person in connection with a performance grant is $8,000,000.

Change in Control.    As of a change in control (a) each outstanding Stock Option and SAR granted under the Plan shall become fully vested and exercisable, (b) the Restriction Period applicable to each outstanding Stock Award granted under the Plan shall lapse, (c) the Performance Period applicable to any outstanding Performance Grant issued under the Plan (other than a Shareholder Value Plan Award issued prior to July 26, 2005) shall lapse, and (d) the Performance Measures applicable to any outstanding award under the Plan (other than a Shareholder Value Plan Award issued prior to July 26, 2005) shall be deemed to be satisfied at the target level (or if greater, at the performance level actually attained). Each Stock Option or SAR granted on or after July 26, 2005 to a holder whose employment is terminated for an eligible reason according to the terms of the Company severance policy applicable to the holder as of the effective date of a Change in Control during the period commencing on and ending twenty-four months after the effective date of the Change in Control shall remain exercisable by such holder (or his or her legal representative or similar person) until the earlier of (i) the end of the non-conditional component of the severance period applicable to the holder under such severance policy or, if later, the end of the otherwise applicable Post-Termination Exercise Period, or (ii) the expiration date of the term of the Stock Option or SAR.

Federal Income Tax Consequences.    A participant to whom a nonqualified stock option is granted will recognize no income at the time of the grant. When the participant exercises a nonqualified stock option, he will generally recognize ordinary income equal to the difference, if any, between the fair market value of the Common Stock received at such time and the exercise price. The tax basis of such shares to the participant will be equal to the exercise price paid plus the amount includable in his gross income as compensation. The holding period for such shares will normally commence on the day on which he recognizes taxable income in respect of such shares. A participant to whom a purchased stock option is granted will recognize no income at the time of grant. When the participant exercises a purchased stock option, he will generally recognize ordinary compensation income equal to the difference, if any, between the fair market value of the Common Stock he receives at such time and the sum of the exercise price for such shares.

A participant to whom an incentive stock option which qualifies under Section 422 of the Code is granted will generally recognize no income at the time of grant or at the time of exercise. However, upon the exercise of an incentive stock option, the excess of the fair market value of the Common Stock over the exercise price thereof may result in the participant being subject to an alternative minimum tax (“AMT”) under applicable provisions of the Code. In order to obtain incentive stock option treatment for federal income tax purposes, the participant (i) must be an employee of the Company, a subsidiary, or affiliate continuously from the date of grant until any termination of employment, and (ii) in the event of such a termination, must generally exercise an incentive stock option within three months after such termination. When a participant sells the Common Stock received upon exercise of an incentive stock option (more than one year after exercise and more than two years after the date of grant of such incentive stock option), he will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price of such shares at such time and the exercise price. If the participant does not hold such shares for either period, when he sells such shares (a “disqualifying disposition”) he will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of such shares on the date of exercise and the exercise price, or (ii) the difference, if any, between the sale price and the exercise price. Any other gain or loss on such sale (in addition to the ordinary income mentioned above), will normally be capital gain or loss. The tax basis of such shares to the participant, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus the amount includable in his gross income as compensation, if any).

The inclusion of SARs in a nonqualified stock option or an incentive stock option will normally not result in taxable income to the participant. At the time of exercise, the participant will normally recognize ordinary compensation income in an amount equal to the cash and the fair market value of the Common Stock he receives to satisfy his SAR. The tax basis of any such shares received by the participant pursuant to an SAR should be equal to the amount includable in his gross income as compensation in respect of such shares, and participant’s holding period therefor should normally commence on the day on which he recognizes taxable income in respect of such shares.

A participant who receives Common Stock pursuant to a restricted stock award or a restricted stock unit award should not recognize any taxable income upon the receipt of such award, but should recognize taxable compensation income at the time the applicable restriction period lapses, in an amount equal to the fair market value of such shares at such time. The tax basis of such shares to the recipient should be equal to the amount includable in his gross income as compensation, and his holding period for such shares should normally commence on the day following the date on which such shares are no longer subject to a restriction period. Dividends paid on restricted stock awards should be included as compensation for federal income tax purposes when received.

A participant to whom a performance grant award is made should recognize no taxable income at the time such award is made. The participant should recognize taxable income, however, at the time cash, Common Stock or other Company securities or property is paid to him pursuant to such award, and the amount of such income should be the amount of such cash and the fair market value at such time of such shares or securities, or property. The tax basis of any such shares, securities or property received by the participant pursuant to a performance grant award should be equal to the amount includable in his gross income as compensation in respect of such shares, securities or property, and the holding period therefor should normally commence on the day following the date on which he recognizes taxable income in respect of such shares, securities or property. Any income equivalents paid to a recipient with respect to his performance grant award should generally be regarded for federal income tax purposes as compensation.

If the participant is subject to Section 16 of the Securities Exchange Act of 1934, the tax consequences may be different than those described above. Generally, such a participant will not recognize income on receipt of property such as Common Stock until he is no longer subject to liability with respect to the disposition of such Common Stock. However, by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days after the date of transfer of property, such a participant may elect to be taxed at the time of such transfer.

Any compensation includable in the gross income of a recipient will be subject to appropriate federal income tax withholding.

The company for which a participant is performing services will generally be allowed to deduct amounts that are includable in the income of the participant as ordinary compensation income at the time such amounts are so includable, provided that the amounts qualify as reasonable compensation for personal services actually rendered.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the 2002 LTIP.

Benefits Table.    The following table sets forth the number of stock options, SARs, restricted stock awards and performance grants awarded under the 2002 LTIP that the Company anticipates will be granted in 2007 and the anticipated total dollar value of such for (i) each of the Company’s Named Executive Officers; (ii) all executive officers as a group; (iii) all directors who are not executive officers as a group; and (iv) all employees other than executive officers as a group.

2002 Long-Term Incentive Plan

Name and Position	Stock Options	SARs	Restricted Stock Awards	Performance Grants	Total Dollar Value
David P. Bailis, Senior Executive Vice President	280,000	—	39,600	—	$3,610,854
Henry C. Duques, Chief Executive Officer	678,800	—	96,000	—	$7,442,256
Edward A. Labry III, Senior Executive Vice President	322,400	—	45,600	—	$4,157,728
Kimberly S. Patmore, Chief Financial Officer	254,500	—	36,000	—	$3,282,173
Pamela H. Patsley, Senior Executive Vice President	280,000	—	39,600	—	$3,610,854
Michael T. Whealy, Executive Vice President	—	—	—	—	$—
All current executive officers as a group (11 persons)	2,391,000	—	350,700	—	$29,927,929
Non-executive director group	—	—	—	—	—
Non-executive officer employee group	4,157,800	—	3,803,150	—	$127,598,549

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

Proposal 5

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors recommends to the shareholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2007. Ernst & Young LLP has served as the independent registered public accounting firm for the Company or its predecessor entities since 1980. Consistent with regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Summary of Principal Accountant’s Fees for 2006 and 2005

Audit Fees.    Ernst & Young LLP’s fees for the Company’s annual audit were $15.7 million in 2006 and $10.2 million in 2005. Audit fees primarily include fees related to the audit of the Company’s annual consolidated financial statements; the review of its quarterly consolidated financial statements; statutory audits required domestically and internationally; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

Audit-Related Fees.    Ernst & Young LLP’s fees for audit-related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements were $3.6 million in 2006 and $4.1 million in 2005. Audit-related fees primarily include fees related to service auditor examinations, due diligence related to mergers and acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards not classified as audit fees.

Tax Fees.    Ernst & Young LLP’s fees for tax compliance, tax advice, and tax planning services to the Company were $2.2 million in 2006 and $2.5 million in 2005.

All Other Fees.    Ernst & Young LLP’s fees for all other professional services were $0.06 million in 2006 and $0.1 million in 2005. All other professional services included providing assistance with the Company’s accounting education program.

2006 fees include services provided to The Western Union Company through September 30, 2006 and prior to its spin-off from the Company.

During 2006, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee of the Board of Directors or, consistent with the pre-approval policy of the Audit Committee, by the Chairperson of the Committee.

In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. During 2006, the Board of Directors met twelve times (not including Committee meetings). All current directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2006.

Board of Directors Members

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
Daniel P. Burnham Age 60	Chairman of Raytheon Company from August 1999 until his retirement in January 2004 and Chief Executive Officer from December 1998 to July 2003. Mr. Burnham joined Raytheon Company as President and Chief Operating Officer in July 1998. He is a director of a number of small start up firms. Mr. Burnham is a Trustee of the Logistics Management Institute and a Member of The Business Council. He is past Chairman of the President’s National Security Telecommunications Advisory Committee, the National Minority Supplier Development Council and Aerospace Industries Association.	2003

David A. Coulter Age 59	Managing Director and Senior Advisor at Warburg Pincus LLC, focusing on the firm’s financial services practice. From January 2001 to September 2005, he was Vice Chairman of JPMorgan Chase & Co. Prior to the merger with J.P. Morgan & Co. Incorporated, he was Vice Chairman of The Chase Manhattan Corporation from August 2000 to December 2000. From January 2000 to July 2000, he was a partner in the Beacon Group, L.P., and from May 1996 to October 1998 served as Chairman and Chief Executive Officer of BankAmerica Corporation and Bank of America NT&SA. Mr. Coulter has served as a director of PG&E Corporation and Pacific Gas and Electric Company since 1996. He also is a director of Strayer Education, Inc and The Irvine Co.	2006

Alison Davis Age 45	Managing Partner and General Partner of Belvedere Capital Partners, a private equity firm focused on investments in the financial services sector. Ms. Davis was Chief Financial Officer and Head of Strategy, Managing Director of Barclays Global Investors from June 2000 to March 2003. From 1993 to 2000, she was a senior partner and practice leader with A.T. Kearney, Inc. and, from 1984 to 1993, she held several positions with McKinsey & Company. Ms. Davis is a Director of Les Concierges, Broadlane, Presidio Bank, Hometown Commercial Capital and Benefit Street.	2002

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
Henry C. Duques Age 63	Chairman of the Company since January 2006, Chief Executive Officer of the Company from November 2005. Previously served as Chairman of the Company from April 1989 to January 2003 and Chief Executive Officer of the Company from April 1989 to January 2002. He joined American Express in September 1987 as President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc. (“TRS”), the predecessor of the Company, and served in that capacity until April 1989. Mr. Duques was Group President Financial Services and a member of the Board of Directors of Automatic Data Processing, Inc. from 1984 to 1987. He is non-executive Chairman of Unisys Corporation and a member of the Board of Trustees of The George Washington University.	2005

Peter B. Ellwood Age 63	Former Group CEO at Lloyds TSB, a position he held from 1997 to 2003. Mr. Ellwood joined TSB Bank as Chief Executive, Retail Banking in 1989 and became Group Chief Executive in 1992. Following the merger with Lloyds Bank in 1995, Mr. Ellwood became Deputy Group CEO of Lloyds TSB. He joined TSB Group from Barclays, where he began his career in 1961. Mr. Ellwood was CEO of Barclaycard from 1985 until 1989 and the Chairman of Visa International from 1994 until 1999. He is a Director and non-executive Chairman of Imperial Chemical Industries PLC.	2005

Courtney F. Jones Age 67	Managing Director in charge of the New World Banking Group of Bankers Trust from December 1997 to July 1999. Mr. Jones has periodically provided consulting services for various companies since 1999. He was a Managing Director in Merrill Lynch’s Investment Banking Division from July 1989 to December 1990. Prior to July 1989, he served as Chief Financial Officer, Executive Vice President and a member of the Board of Directors for Merrill Lynch & Co. Inc. From February 1982 to September 1985, Mr. Jones served as Treasurer and Secretary of the Finance Committee of the Board of Directors of General Motors Corporation. He also was formerly a Director of General Motors Acceptance Corporation and General Motors Insurance Company.	1992

Richard P. Kiphart Age 65	Head of Corporate Finance/Investment Banking of William Blair & Company since 1995. Mr. Kiphart joined William Blair in 1965, served in the U.S. Navy as Junior Officer in 1966, then rejoined William Blair, becoming a General Partner of the firm in 1972. He was head of Equity Trading from 1972 to 1980 and joined Corporate Finance/Investment Banking in 1980. Mr. Kiphart is a Director of SAFLINK Corporation and Nature Vision, Inc. and a Director and Chairman of Advanced Biotherapy, Inc. and Lime Energy Corp. He is President and CEO of the Lyric Opera of Chicago and Chairman of the Erikson Institute, and on the Board of Merit Music School and DATA (Debt AIDS Trade Africa).	2004

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
James D. Robinson III Age 71	He is a General Partner and co-founder of RRE Ventures, a private information technology venture investment firm and President of J.D. Robinson, Inc., a strategic advisory firm. Mr. Robinson previously served as Chairman and Chief Executive Officer and as a Director of American Express from 1977 until February 1993. He is the non-executive Chairman of the Board of Directors of Bristol-Myers Squibb Company, and a Director of The Coca-Cola Company and Novell, Inc. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. He is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer Center, an honorary Trustee of the Brookings Institution and Chairman Emeritus of the World Travel and Tourism Council.	1992

Charles T. Russell Age 77	He served as President and Chief Executive Officer of both Visa International and Visa USA from 1984 to January 1994. Mr. Russell joined Visa in 1971. He serves on the Board of Visitors at the University of Pittsburgh’s Joseph M. Katz School of Business.	1994

Joan E. Spero Age 62	President of the Doris Duke Charitable Foundation since January 1997. Ms. Spero was Undersecretary of State for Economic, Business and Agricultural Affairs from 1993 to 1997. From 1981 to 1993, Ms. Spero held several offices with American Express Company, the last being Executive Vice President, Corporate Affairs and Communications. Prior to that Ms. Spero was Ambassador to the United Nations for Economic and Social Affairs from 1980 to 1981 and she was an Assistant Professor at Columbia University from 1973 to 1979. Ms. Spero is a Director of IBM. She is a member of the Board of Trustees of the Wisconsin Alumni Research Foundation, the Council on Foreign Relations and Columbia University.	1998

Arthur F. Weinbach Age 63	Chairman of Automatic Data Processing Inc. (“ADP”) since 1998 and Chief Executive Officer of ADP from 1998 to August 2006. Mr. Weinbach joined ADP in 1980 and has served as an ADP Director since 1989. He is also a Director of Schering-Plough Corp. as well as serving on the Board of New Jersey Seeds.	2000

2006 Compensation of Board of Directors

The following table shows 2006 compensation for our non-employee Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Daniel P. Burnham	$0	$0	$269,384	$0	$0	$0		$269,384
David A. Coulter	0	0	548,887	0	0	0		548,887
Alison Davis	0	0	254,801	0	0	14,750	(2)	269,551
Peter B. Ellwood	0	0	254,801	0	0	0		254,801
Charles T. Fote	0	0	0	0	0	1,334,923	(3)	1,334,923
Jack M. Greenberg	0	0	488,906	0	0	30,000	(2)	518,906
Courtney F. Jones	0	0	611,432	0	0	0		611,432
Richard P. Kiphart	0	0	254,801	0	0	25,000	(2)	279,801
James D. Robinson III	98,000	0	460,978	0	0	27,500	(2)	586,478
Charles T. Russell	0	0	584,071	0	0	0		584,071
Joan E. Spero	0	0	265,746	0	0	14,000	(2)	279,746
Arthur F. Weinbach	0	0	254,801	0	0	0		254,801

(1)	The value of all the stock option awards is the aggregate fair market value, computed in accordance with SFAS 123R for the Directors listed below: Daniel P. Burnham granted an award of 9,158 stock options for the general board and Compensation & Benefits Committee chairman annual retainer with a grant date fair value of $137,676 and 8,000 stock options related to the annual grant with a grant date fair value of $131,708; David A. Coulter granted an initial award of 20,000 stock options for commencement of service on the board with a grant date fair value of $294,086, an award of 8,188 stock options for the general board annual retainer with a grant date fair value of $123,093 and 8,000 stock options related to the annual grant with a grant date fair value of $131,708; Alison Davis granted an award of 8,188 stock options for the general board annual retainer with a grant date fair value of $123,093 and 8,000 stock options related to the annual grant with a grant date fair value of $131,708; Peter B. Ellwood granted an award of 8,188 stock options for the general board annual retainer with a grant date fair value of $123,093 and 8,000 stock options related to the annual grant with a grant date fair value of $131,708; Jack M. Greenberg granted an award of 8,188 stock options for the general board annual retainer with a grant date fair value of $123,094 and 8,000 stock options related to the annual grant with a grant date fair value of $131,708; Jack M. Greenberg granted special awards related to the Western Union spin. The awards included: 2,943 stock options with a grant date fair value of $48,452; 2,996 stock options with a grant date fair value of $47,552; 3,092 stock options with a grant date fair value of $48,686; 3,271 stock options with a grant date fair value of $42,311 and 3,221 stock options related to the annual grant with a grant date fair value of $47,103; Courtney F. Jones granted an award of 10,008 stock options for the general board with a grant date fair value of $150,454 and Audit Committee chairman annual retainer and 28,000 stock options related to the annual grant with a grant date fair value of $460,978; Richard P. Kiphart granted an award of 8,188 stock options for the general board annual retainer with a grant date fair value of $123,093 and 8,000 stock options related to the annual grant with a grant date fair value of $131,708; James D. Robinson III granted an award of 28,000 stock options related to the annual grant with a grant date fair value of $460,978; Charles T. Russell granted an award of 8,188 stock options for the general board annual retainer with a grant date fair value of $123,093 and 28,000 stock options related to the annual grant with a grant date fair value of $460,978; Joan E. Spero granted an award of 8,916 stock options for the general board with a grant date fair value of $134,038 and Corporate Governance Committee chairman annual retainer and 8,000 stock options related to the annual grant with a grant date fair value of $131,708; Arthur F. Weinbach granted an award of 8,188 stock options for the general board annual retainer with a grant date fair value of $123,093 and 8,000 stock options related to the annual grant with a grant date fair value of $131,708.
(2)	Represents Gift Matching benefit paid during 2006. The Gift Matching Program is available to all full-time or part-time employees with 6 months of service, retirees and active board members through the First Data/Western Union Foundation (the Foundation). Nonprofit organizations located in the US and recognized by the IRS as tax-exempt and designated a public charity under Section 501(c)(3) or Section 170(c)(1) are eligible under the plan as well as international organizations approved by the Foundation with gifts greater than $10,000. Contributions made to eligible organizations are capped at $25,000 per calendar year with a match of $1 for every $1 donated. Amounts reported in the table above are based on the calendar year donations made in 2006 which differ from the foundation administration of the donations due to timing issues, i.e., payments submitted in December 2005 were paid in 2006, therefore included in 2006 for reporting purposes.

(3)	Represents consulting fees, medical benefits, office expenses and administrative assistant benefits related to Mr. Fote’s Retirement and Consulting Agreement dated November 26, 2005 with a summary included on page 28. Some of the benefits related to his Retirement agreement such as office rent have been paid in 2007; however, the expenses were incurred in 2006 and are included in the table above.

Outstanding Vested Stock Options as of December 31, 2006(1)

Name	Aggregate Company Shares Outstanding (#)	Aggregate Western Union Shares Outstanding (#)	Total Aggregate Shares Outstanding (#)	Aggregate Company Shares Fair Market Value ($)	Aggregate Western Union Shares Fair Market Value ($)	Total Aggregate Fair Market Value ($)
Daniel P. Burnham	84,673	84,673	169,346	$671,429	$561,609	$1,233,037
David A. Coulter	36,188	36,188	72,376	298,892	250,006	548,898
Alison Davis	130,447	143,752	274,199	1,093,404	1,003,128	2,096,533
Peter B. Ellwood	38,408	38,408	76,816	337,672	282,442	620,114
Charles T. Fote	550,000	550,000	1,100,000	4,719,705	3,947,735	8,667,440
Courtney F. Jones	322,915	322,915	645,830	2,312,262	1,934,065	4,246,327
Richard P. Kiphart	126,680	126,680	253,360	626,929	524,387	1,151,316
James D. Robinson III	172,864	172,864	345,728	1,179,064	986,214	2,165,278
Charles T. Russell	223,678	223,678	447,356	1,670,807	1,397,526	3,068,333
Joan E. Spero	220,277	220,277	440,554	1,515,853	1,267,918	2,783,771
Arthur F. Weinbach	166,265	166,265	332,530	1,235,756	1,033,633	2,269,389

(1)	Includes all vested outstanding equity held by current active Board members as of December 31, 2006. Due to Western Union spin on September 30, 2006, all outstanding equity awards were split into shares of Company and The Western Union Company. Aggregate fair market value remained the same for all outstanding equity immediately following the Western Union spin.

Annual and Committee Retainers

Directors who are not employees of the Company or its affiliates were paid an annual retainer of $90,000 for service. In addition, the chairperson of the Audit Committee received an annual retainer of $20,000 for service prior to December 6, 2006. After December 6, 2006, the chairperson receives an annual retainer of $25,000 and each member of the Audit Committee receives an annual retainer of $10,000. The chairperson of the Compensation and Benefits Committee received an annual retainer of $10,000 for service prior to December 6, 2006 and receives an annual retainer of $15,000 for service after December 6, 2006. The chairperson of the Corporate Governance Committee received an annual retainer of $8,000 for service prior to December 6, 2006 and receives an annual retainer of $15,000 for service after December 6, 2006. The chairperson of the Executive Committee receives an annual retainer of $8,000.

Non-employee directors had the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director’s Stock Option Plan. The purchase price for such options was twenty-five percent (25%) of the fair market value of the stock at the time of the grant.

If the 2006 Non-Employee Director Equity Compensation Plan described in Proposal 3 is approved by shareholders, beginning in 2007 non-employee directors can elect to convert his or her cash retainer into: 100% stock options; 100% unrestricted stock units; or 50% stock options and 50% unrestricted stock units. See the description of Proposal 3 beginning on page 11 for more information. If the 2006 Non-Employee Director Equity Compensation Plan is not approved by shareholders, non-employee directors will continue to have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director’s Stock Option Plan as described above.

In May 2006 Mr. Greenberg, was designated as the director to serve as the non-executive chairperson of The Western Union Company (“Western Union”), which the Company separated into an independent publicly traded company through a tax-free spin-off to the Company’s shareholders. Beginning May 10, 2006, additional director fees of $35,000 per month were paid to Mr. Greenberg for the additional time commitment required by him in discharging the tasks requested by the Company’s Board, including recruiting a board of directors for Western Union, establishing corporate governance practices for Western Union, and certain other activities necessary for a successful spin-off and establishment of Western Union as an independent public company. The monthly retainer was paid until September 29, 2006, the effective date of the spin-off and, consistent with Mr. Greenberg’s prior election to receive all of his director fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director’s Stock Option Plan, was converted into stock options with a purchase price of twenty-five percent (25%) of the fair market value of the Company’s stock at the time of grant.

Annual Grants of Non-Qualified Stock Options

Each non-employee director received options for 20,000 shares of Common Stock upon commencing services as a director and options for 8,000 shares of Common Stock on the date of each annual shareholders’ meeting thereafter, except that on the fourth annual shareholders’ meeting after the initial grant and every third annual shareholders’ meeting thereafter, instead of options for 8,000 shares, each non-employee director received options for 28,000 shares.

If the 2006 Non-Employee Director Equity Compensation Plan described in Proposal 3 is approved by shareholders, each non-employee director will receive an annual grant valued at $125,000 in the form of immediately vested non-qualified stock options or unrestricted stock units, as determined by the Compensation and Benefits Committee. In addition, upon the election and re-election of each non-employee director, each such director will receive a grant valued at $135,000 in the form of immediately vested non-qualified stock options or unrestricted stock units, as determined by the Compensation and Benefits Committee. See the description of Proposal 3 beginning on page 11 for more information. If the 2006 Non-Employee Director Equity Compensation Plan is not approved by shareholders, non-employee directors will continue to receive annual grants of non-qualified stock options pursuant to the First Data Corporation 1993 Director’s Stock Option Plan as described above. The Company may elect to make additional cash payments to directors to compensate the non-employee directors for the difference between the intended value of equity awards to be provided in connection with the annual meeting as discussed above and the value of awards that are granted.

Reimbursements

Directors are reimbursed for their expenses incurred in attending Board, committee and shareholder meetings, including those for travel, meals and lodging. Directors are also reimbursed for their expenses incurred in attending director education programs.

Indemnification Agreements

Each non-employee member of the Board of Directors has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to all directors of the Company in the Company’s Second Amended and Restated Certificate of Incorporation, each agreement provides that the Company shall indemnify and hold harmless each non-employee director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

Retirement and Consulting Agreement with Mr. Fote

In connection with the retirement of Charles T. Fote, the Company’s former Chief Executive Officer, President and Chairman of the Board of Directors of the Company, on November 26, 2005 the Company entered into a Retirement and Consulting Agreement with Mr. Fote in order for the Company to access his continued services for a period of transition and thereafter as a consultant. Pursuant to the agreement, Mr. Fote resigned as Chief Executive Officer on November 26, 2005, but agreed to remain as Chairman of the Board of Directors and an employee of the Company through December 31, 2005, and as a member of the Board through the Company’s Annual Meeting of Stockholders on May 10, 2006. Mr. Fote will provide services as a consultant to the Company as requested by the Board or the Chief Executive Officer of the Company from January 1, 2006 through June 30, 2007.

The agreement confirms that, as a retiree under the Company’s applicable Long-Term Incentive Plans, Mr. Fote will be permitted to exercise his outstanding stock options for 3 years, in the case of options granted under the 1992 Long-Term Incentive Plan, and for 4 years, in the case of options granted under the 2002 Long-Term Incentive Plan (the “2002 LTIP”). It also recognizes that, pursuant to the terms of the 2002 LTIP, any options granted thereunder that are not exercisable at his retirement will become exercisable in accordance with their terms. Pursuant to and as the principal inducement to have Mr. Fote enter into the agreement, the 175,000 shares of restricted stock held by Mr. Fote vested at his retirement as an employee on December 31, 2005, to the extent not previously vested in accordance with their terms.

Under the agreement, Mr. Fote is paid for his services as a consultant at an annual rate of $1.1 million, which is equal to his 2005 annual base salary. Additionally, the Company provides Mr. Fote with continuing medical benefits coverage, an office and the assistance of a dedicated administrative assistant during his services as a consultant. Pursuant to the agreement, Mr. Fote agreed not to provide services to a broad list of competitors of the Company during the period he is an employee or is providing consulting services, as well as not to solicit employees of or interfere with any of the Company’s relationships with its customers during such period.

Independence of Directors

The Board of Directors believes that a majority of its members are independent outside directors. A director is independent if they have had no material relationship with the Company and otherwise satisfy the independence requirements of the New York Stock Exchange. The Board believes that the following relationships are immaterial for purposes of determining independence: (i) owning or holding options to acquire Company Common Stock, (ii) service as an officer or employee of the Company or its subsidiaries that ended more than five years ago, (iii) any prior service as an interim Chief Executive Officer of the Company, (iv) employment or affiliation with the auditor of the Company that ended more than five years ago, (v) having a family member that is an employee but not an executive officer of the Company, (vi) any relationship that is not required to be disclosed in the Company’s annual Proxy Statement, and (vii) owning part of a company in which the Company also has an ownership interest if there is no other material relationship between the Company and such company. All other relationships are reviewed on a case-by-case basis. The Board has reviewed the independence of the current directors under these standards and found Mr. Burnham, Mr. Coulter, Ms. Davis, Mr. Ellwood, Mr. Jones, Mr. Kiphart, Mr. Russell, Ms. Spero, and Mr. Weinbach to be independent. Mr. Greenberg was found to be independent between January 1, 2006 and September 29, 2006, the date on which he resigned from the Board. All members of the Audit, Compensation and Benefits and Corporate Governance Committees are independent under the rules of the New York Stock Exchange.

Committees of the Board of Directors

The members of each Board Committee are indicated in the table below.

Director	Audit		Corporate Governance		Compensation and Benefits		Executive
Daniel P. Burnham					X	*
David A. Coulter					X
Alison Davis	X		X
Henry C. Duques							X
Peter B. Ellwood			X
Courtney F. Jones	X	*					X
Richard P. Kiphart
James D. Robinson III							X	*
Charles T. Russell					X
Joan E. Spero			X	*
Arthur F. Weinbach	X

*	Chairperson

Audit Committee

The Audit Committee consists of three or more directors each of whom the Board has determined has no material relationship with the Company and is otherwise independent under the rules of the New York Stock Exchange. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Board of Directors has determined that Ms. Davis, Mr. Jones and Mr. Weinbach are audit committee financial experts as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s consolidated financial statements, (ii) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the Company’s internal audit function and independent registered public accounting firm, and (v) the Company’s contingency plans for business continuity.

The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm and all accounting firms. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. During 2006, the Audit Committee met nineteen times.

Compensation and Benefits Committee

The Compensation and Benefits Committee consists of three or more directors, each of whom the Board has determined has no material relationship with the Company and is otherwise independent under the rules of the New York Stock Exchange. The Compensation Committee is responsible for (i) establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation programs, (ii) with input from the Board of Directors, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other management, evaluating the performance of the CEO and other management in light of those goals and objectives, and setting the CEO’s and other management’s compensation levels based on this evaluation, (iii) administering and interpreting all salary and incentive compensation plans for officers, management and other key employees, (iv) reviewing senior management compensation, (v) reviewing management organization, development and succession planning, (vi) taking any actions relating to employee benefit, compensation, and fringe benefit plans, programs, or policies of the Company, (vii) establishing, overseeing and delegating authority to employee committees with respect to employee benefit plans, (viii) overseeing regulatory compliance with respect to compensation matters, (ix) reviewing and approving severance or similar termination payments to any executive officer of the Company, (x) reviewing reports on executive compensation, (xi) reporting activities of the Committee to the Board of Directors on a regular basis and reviewing issues with the Board as the Committee deems appropriate, and (xii) preparing an annual performance evaluation of the Committee. The Compensation Committee regularly consults with independent compensation advisors in performing its duties. During 2006, the Compensation Committee met seven times.

The Compensation Committee charter allows the Committee to delegate to one or more employees of the Company or its control group subsidiaries (each of whom shall be qualified by training or experience to exercise their delegated responsibilities) all or any portion of the Compensation Committee’s authority and responsibility with respect to employee compensation and benefit plans and programs sponsored or maintained by the Company and/or its control group subsidiaries, except duties or responsibilities regarding specific awards to any of the Company’s directors, executive officers or other officers subject to Section 16 of the Securities Exchange Act of 1934. In addition, the charter allows the Compensation Committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

The role of the Company’s management is to provide information, data, analysis, updates and recommendations in order to enable the Compensation Committee meet the requirements of its charter. Management also provides recommendations of pay levels for the executive officers, other than the CEO. Finally, management is responsible for the administration of the Company’s executive compensation programs and policies.

Prior to February 2006, the Compensation Committee was advised in executive compensation matters by a compensation consultant that established the 2006 peer group and recommended 2006 compensation levels for the Company’s named executive officers. In February 2006, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”) as its advisor on executive compensation matters. In 2006, Mercer provided the following services to the Compensation Committee:

•	Development of executive and non-employee director compensation programs for The Western Union Company in preparation for its spin-off from the Company in September 2006

•	Assessment of the Company’s executive and non-employee director compensation programs in light of the Western Union spin-off and market practices, and recommendations for change

The decisions made by the Compensation Committee are its responsibility and may reflect factors and considerations other than the information and recommendations provided by Mercer. Further, the compensation and benefits amounts presented in the Company’s annual report on Form 10-K and this Proxy Statement reflect the decisions of the Compensation Committee taking into account many factors and considerations (as described in the Compensation Discussion and Analysis) and may or may not be consistent with recommendations made by Mercer.

The Compensation Committee has the sole authority to retain and dismiss its compensation consultant, as well as to establish the scope of the consultant’s work. While Mercer reports to the Compensation Committee chairman, Mercer works with the Company’s human resources staff and executive management as approved by the Compensation Committee chairperson.

Corporate Governance Committee

The Corporate Governance Committee consists of two or more directors who have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. All the members of the Corporate Governance Committee meet the independence standards set forth in the rules of the New York Stock Exchange. The Corporate Governance Committee is responsible for (i) establishing criteria for selecting new Directors, (ii) assessing, considering and recruiting candidates to fill positions on the Board of Directors, (iii) recommending the director nominees for approval by the Board of Directors and the shareholders, (iv) establishing and recommending to the Board of Directors guidelines for the removal of directors, (v) reviewing the desirability of and recommending policies from time to time regarding term limits and mandatory retirement for directors, (vi) reviewing at least annually and recommending modifications to the Board of Directors corporate governance guidelines, (vii) advising the Board of Directors with respect to the charters, structure, operations and membership qualifications for the various Board committees of the Board of Directors, (viii) establishing and implementing self-evaluation procedures for the Board of Directors and its committees, (ix) reviewing and making recommendations regarding the succession plans relating to positions held by senior executive officers of the Company, and (x) reviewing shareholder proposals submitted for inclusion in the Company’s Proxy Statement. During 2006, the Corporate Governance Committee met six times.

Executive Committee

The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. However, the Executive Committee’s practice is only to approve matters when action is required between Board meetings and the Board has been briefed on the matter or the matter is relatively small or routine. The Executive Committee met six times in 2006.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of January 1, 2007, the beneficial ownership of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

Name	Amount and Nature of Beneficial Ownership(1,2)
David P. Bailis	225,997
Guy A. Battista	2,894	(3)
Daniel P. Burnham	84,673
David A. Coulter	36,188
Alison Davis	130,447
Henry C. Duques	2,221,662	(4)
Peter B. Ellwood	38,408
Christina A. Gold	11,792	(5)
Courtney F. Jones	362,915
Richard P. Kiphart	3,162,439
Edward A. Labry III	4,258,289
Kimberly S. Patmore	666,562
Pamela H. Patsley	901,000
James D. Robinson III	322,864
Charles T. Russell	289,564
Joan E. Spero	236,773
Arthur F. Weinbach	169,196
Michael T. Whealy	1,071,667
All directors and executive officers as a group (23 persons)	14,706,743	(6)

(1)	The number of shares reported includes shares covered by options that are exercisable within 60 days of January 1, 2007 as follows: Mr. Bailis, 187,500; Mr. Battista, 0; Mr. Burnham, 84,673; Mr. Coulter, 36,188; Ms. Davis, 130,447; Mr. Duques, 1,113,451; Mr. Ellwood 38,408; Ms. Gold, 0; Mr. Jones, 322,915; Mr. Kiphart, 126,680; Mr. Labry, 4,244,456; Ms. Patmore, 543,750; Ms. Patsley, 805,000; Mr. Robinson, 172,864; Mr. Russell, 223,678; Ms. Spero, 220,277; Mr. Weinbach, 166,265; Mr. Whealy, 977,316; all directors and executive officers as a group; 9,849,638.
(2)	The number of shares reported includes the following number of shares pledged as security: Mr. Kiphart, 300,000 and Mr. Labry, 13,833.
(3)	As of September 30, 2006.
(4)	Includes 8,536 shares held by Mr. Duques’ wife.
(5)	As of September 30, 2006 and includes 20 shares held by Ms. Gold’s husband in a broker-directed account.
(6)	The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.95. The percentage beneficially owned by any director or nominee does not exceed 1%.

CORPORATE GOVERNANCE

Board and Committee Governing Documents

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance Committee Charter, Executive Committee Charter and Corporate Governance Guidelines are available without charge through the “Corporate Governance” section of the “Invest” portion of the Company’s web site, www.firstdatacorp.com, or by writing to the attention of: Investor Relations, First Data Corporation, 6200 South Quebec Street, Suite 340, Greenwood Village, Colorado 80111.

Communications with the Board Of Directors

Any party who desires to contact the non-management directors or the other members of the Company’s Board of Directors may do so by writing to: First Data Corporation, Board of Directors, 6200 South Quebec Street, Suite 320-B, Greenwood Village, Colorado 80111. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance Committee. All communications will be forwarded to the Chairperson of the Corporate Governance Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

Board Attendance at Annual Stockholders Meeting

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it encourages directors to attend. All current directors attended the 2006 Annual Stockholder Meeting.

Presiding Director of Non-Management Director Meetings

The non-management directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Corporate Governance Committee, currently Ms. Spero, is the presiding director at these meetings.

Nomination of Directors

The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. In formulating its recommendations, the Corporate Governance Committee will consider recommendations offered by any shareholder, director or officer of First Data. In addition, the Corporate Governance Committee generally uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

Director Qualifications

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties—all in the context of an assessment of the perceived needs of the Board at that point in time. The Board believes that independent outside directors should constitute a majority of the Board of Directors. In exercising its Director nomination responsibilities, the Committee considers women and minority candidates consistent with the Company’s nondiscrimination policies. The Board also believes that it should generally have no fewer than eight and no more than fifteen directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member.

Shareholder Nominees

Shareholder recommendations may be submitted to the Corporate Secretary, First Data Corporation, 6200 South Quebec Street, Suite 320-B, Greenwood Village, Colorado 80111, and they will be forwarded to the Corporate Governance Committee members for their consideration. Any such recommendation should include:

•	the number of shares of the Company held by the shareholder;

•	the name and address of the candidate;

•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement.

Once the Company receives the recommendation, the Company may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

Submission of Shareholder Proposals

Shareholder proposals requested to be included in the Company’s 2008 Proxy Statement must be received by the Company not later than December 19, 2007. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s 2008 Proxy Statement, a proper shareholder proposal or director nomination may still be considered at the Company’s 2008 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 31, 2008 and no later than March 1, 2008. All proposals or nominations a shareholder wishes to submit at the meeting should be sent to the Corporate Secretary, First Data Corporation, 6200 South Quebec Street, Suite 320-B, Greenwood Village, Colorado 80111.

Code of Ethics

The Company’s Director Code of Conduct, Code of Ethics for Senior Financial Officers, Employee Complaint Policy for Accounting and Auditing Matters, Professional Conduct Policy for Attorneys, and the Employee Code of Conduct are available without charge through the “Corporation Governance” section of the “Invest” portion of the Company’s web site, www.firstdatacorp.com, or by writing to the attention of: Investor Relations, First Data Corporation, 6200 South Quebec Street, Suite 340, Greenwood Village, Colorado 80111.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company set forth in the Company’s 2006 Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent registered public accounting firm for the Company, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Statement on Auditing Standards No. 61 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has received the written communication from Ernst & Young LLP required by Independence Standards Board Standard No. 1, has considered the compatibility of non-audit services with the auditors’ independence, and has discussed with Ernst & Young LLP their independence from the Company.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Courtney F. Jones (Chairperson)

Alison Davis

Arthur F. Weinbach

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee of the Board of Directors of the Company (i) identifies and recommends to the Board nominees for election as directors at each annual meeting of stockholders and to fill vacancies on the Board, (ii) develops and recommends to the Board corporate governance principles applicable to the Company, and (iii) establishes evaluation procedures for the Board and its committees that conduct self-evaluations.

The Corporate Governance Committee seeks to identify and recommend governance policies that reflect best practices among corporations, conform with legislative and regulatory requirements, and are in the best interest of the Company. In fulfilling that responsibility, the Committee periodically reviews the governance practices of the Company against the standards of practice of other companies as well as practices recommended by outside experts.

In fulfilling its responsibilities to identify and recommend directors, the Corporate Governance Committee will review any candidate recommended by the shareholders of the Company in light of the Committee’s criteria for selection of new Directors. The Corporate Governance Committee seeks to create a Board that defines and enforces standards of accountability that enable executive management to execute its responsibilities fully and in the interests of shareholders. Nominees for director are selected on the basis of their strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board

(including its size and structure) and principles of diversity. In exercising its Director nomination responsibilities, the Committee considers women and minority candidates consistent with the Company’s nondiscrimination policies.

From time to time, the Company has engaged third parties to identify potential candidates, gather information regarding potential candidates, and provide an evaluation of such candidates. The Company may continue to engage such third parties in the future.

CORPORATE GOVERNANCE COMMITTEE

Joan E. Spero (Chairperson)

Alison Davis

Peter B. Ellwood

FIRST DATA CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL YEAR 2006

OVERVIEW

First Data Corporation (“First Data”) provides electronic commerce, transaction and payment solutions for financial organizations, merchants and governments around the world. First Data seeks to enable virtually every type of electronic transaction anywhere in the world, anytime—seamlessly, reliably and securely—on behalf of its clients and their customers. From point of sale to point of settlement, First Data’s clients trust it to deliver innovative electronic processing solutions that improve the client’s competitiveness and efficiency.

The global payments market is a highly dynamic $500 billion industry enabling electronic commerce for nearly everyone—consumers, financial institutions, businesses, merchants and governments alike. The industry is rapidly changing, highly competitive, and becoming increasingly global in scope. New technology, innovation and, in some markets, regulations, are re-writing the competitive rules, although these forces take time to materialize and are difficult to predict. Slowing growth in maturing, developed markets, such as the U.S. and Western Europe, is driving trends of consolidation, cost pressure and innovation. The developing economies, expected to drive significant growth over the next 10-20 years, vary widely across their starting points, stages and pace of evolution. First Data is positioned to compete and deliver strong business results in this dynamic market.

In November 2005, Henry C. (Ric) Duques, returned to First Data as CEO on an interim basis expected to last approximately two years. Mr. Duques’ focus is threefold. First, to create the “new” First Data following the September 2006 Western Union spin-off. Second, to ensure a smooth CEO transition upon the completion of his interim term. Third, to focus on growing First Data’s core business at a rate of eight to ten percent annually. Stability and continuity of the senior executive team, especially during this critical time, are key drivers of First Data’s compensation decisions for 2006.

First Data’s compensation philosophy and corresponding pay practices should be considered in light of:

•	The industry in which First Data competes

•	First Data’s focus on innovation and delivery of increased value to First Data’s customers

•	First Data’s goals to deliver sustained business growth

•	Recent extraordinary corporate events

First Data’s senior executive compensation programs are detailed below. For 2006, the Named Executive Officers (“NEOs”) include First Data’s chief executive officer, chief financial officer and the four most highly-compensated executive officers.

Role of the Compensation and Benefits Committee

The Compensation and Benefits Committee (the “Committee”) reviews and approves all aspects of First Data’s compensation programs. Specifically, under its charter, the Committee is tasked with:

•	Establishing First Data’s compensation philosophy

•	Evaluating performance and setting competitive, fair, and reasonable compensation levels for First Data’s executive officers

•	Recommending compensation to the Board for Non-Executive directors

•	Reviewing management’s succession plans

•	Overseeing regulatory compliance with respect to compensation matters

•	Delegating to and monitoring various subcommittees to ensure administrative and legal compliance for retirement and benefit plans

In 2006, Mercer Human Resource Consulting was engaged to conduct a review of First Data’s compensation programs for the NEOs and other key executives. Prior to Mercer, the Hay Group provided executive pay market information to the Committee.

Role of Management

First Data’s management provides information, data, analysis, updates and recommendations to the Committee. Specifically, management provides recommendations of pay levels for the NEOs, other than the CEO. Finally, management is responsible for the administration of First Data’s executive compensation programs and policies.

Compensation Program Objectives

General Objectives

First Data’s general compensation program objectives are:

•	Create Shareholder value

•	Achieve the appropriate balance between long-term and short-term rewards

•	Help to Create the “new” First Data

Create Shareholder Value

Overall, First Data’s compensation program is designed to create long-term shareholder value by motivating, rewarding, and retaining talented executives who contribute to First Data’s short and long-term success.

Achieve the Appropriate Balance between Long-Term and Short-Term Rewards

First Data believes that compensation plans such as annual bonus plans and long term incentives effectively motivate executives and play a vital role in achieving both short and long-term business success. These awards are tied directly to business results and First Data stock performance.

Help to Create the “new” First Data

First Data’s compensation objectives and bonus plan measures for 2006 focused on earnings per share, revenue and operating profit, but at the same time took into account the efforts necessary toward the transition to the “new” First Data. Keeping focused on First Data’s core businesses while spinning off Western Union required a significant amount of effort from all employees, including our NEOs.

The bonus plan, which is described in more detail below, focuses the NEOs on the growth of First Data’s core businesses without Western Union. First Data must do all it can to keep the senior executive team and NEOs focused, stable and in place, especially with the expected arrival of a new CEO. Therefore, First Data will not be making any significant changes to NEO 2007 target total compensation opportunities.

Specific Objectives

First Data’s specific compensation objectives are:

•	Paying for Performance

•	Aligning Compensation to Increased Shareholder Value

•	Paying at a Competitive Market Position

•	Facilitating Equity Ownership

•	Driving Behaviors Consistent with First Data’s Core Values

Pay for Performance

At First Data, “pay for performance” means that a significantly large portion of NEO compensation is “at risk.” As detailed below, annual bonus opportunities under the Senior Executive Incentive Plan (“SEIP”) and equity opportunities under the Long-Term Incentive Plan (“LITP”) together average 86% of total NEO compensation potential, excluding our CEO. Actual awards are contingent on individual and company performance, reinforcing the relationship between pay and performance.

Aligning Compensation to Increased Shareholder Value

First Data aligns NEO compensation with increased shareholder value primarily through providing equity (stock options and restricted stock) in addition to cash compensation. NEOs vest in options and restricted stock awards over time which provides and promotes a long-term focus on successful business results. In 2006, NEOs were granted equity awards in the form of stock options, which vest over four years and have a ten year term. In 2007, First Data will use a combination of stock options (four year vesting) and restricted stock (three year vesting), in response to:

•	Shifting market practices away from pure option grants and towards more restricted shares

•

Stock option expensing environment—granting restricted stock allows shares to be used more prudently thus allowing First Data to better manage costs under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”)

•	Share utilization—using shares efficiently in light of marketplace shareholder dilution concerns

•	Promoting share ownership—restricted stock facilitates NEO share ownership

When possible, First Data maximizes the tax deductibility of NEO compensation programs. NEO compensation in the form of bonuses and stock options are tax deductible, however, restricted stock, an important component to our long term incentive program in 2007, does not meet the IRS code 162(m) qualifications for deductibility. In 2007, the Company is considering plan design changes, such as performance shares instead of time vested restricted stock, which will comply with 162(m) and therefore maximize the tax deductibility of our programs.

Paying at a Competitive Market Position

First Data reviews its compensation targets and actual pay on an annual basis against a peer “market” group of companies having similar revenue size, market capitalization, growth, employee size, and industry characteristics. First Data competes for talent against these “peer group” entities or other entities with similar characteristics. The Committee collects and analyzes this information to ensure First Data’s compensation programs are appropriately benchmarked and uses the information as a guideline for target compensation levels.

At the start of 2006, First Data’s NEO compensation (salary, annual bonus target, and long term incentive awards amounts) was compared to a peer group consisting of 18 companies—1) Electronic Data Systems Corp; 2)

Tech Data Corp; 3) Cendant Corp.; 4) Xerox Corp; 5) Computer Sciences Corp; 6) Samnima-SCI Corp.; 7) Marsh & McLennan; 8) Washington Mutual, Inc.; 9) US Bancorp; 10) Fidelity National Financial Corp; 11) Automatic Data Processing; 12) National City Corp.; 13) NCR Corp.; 14) Unisys; 15) Suntrust Banks; 16) Fifth Third Bancorp; 17) MBNA; and 18) PNC Financial Services. The Committee also reviewed other market information (including high growth and technology companies) to establish pay levels and practices. Using this variety of market information helped First Data assess pay levels from a broader perspective.

During 2006, the Committee reviewed the peer group in light of the Western Union spin-off and First Data’s resulting new revenue, market capitalization and employee levels. The Committee elected to benchmark 2007 NEO compensation against a more focused group of companies. The following 2007 peer group represents companies with similar revenue, industry, and other characteristics to First Data and with which First Data competes for talent: 1) Electronic Data Systems Corp; 2) US Bancorp; 3) Computer Sciences Corp; 4) Automatic Data Processing; 5) State Street; 6) Affiliated Computer Services; 7) Fiserv; 8) Capital One Financial; 9) American Express; 10) Charles Schwab; 11) MasterCard International; 12) RR Donnelley; 13) Cigna Corporation; and 14) Bank of New York. First Data relies on available information disclosed in proxy statements of these companies in combination with generally available market compensation survey information to establish a baseline estimate for NEO target compensation. Not all of First Data’s NEOs have exact counterparts in other companies and comparable proxy information is not always available. In some cases, no available market information exists for a position. In those situations, the NEO’s unique skills, experience, performance, and comparison to other First Data executives are important considerations in setting target pay levels.

Historically, First Data has tried to align itself aggressively in the market place on a total compensation basis to be able to attract and retain senior leaders from a broad array of recognized financial services organizations. And as such, First Data has established target compensation opportunities at the 75th percentile of a broad peer group. An additional piece of First Data’s compensation strategy has been to put a significant level of pay at risk, thereby tying actual compensation to results.

Post Western Union spin, First Data’s long term objectives are to grow revenue and earnings per share 8-10% annually. With these objectives in mind the Committee will establish performance targets for First Data’s NEO’s based on delivering these results as well as on key strategic initiatives. In light of the CEO transition and the critical need to maintain leadership stability, First Data will maintain our existing NEO target compensation opportunities for 2007. Actual awards paid in the first quarter of 2008 will be directly tied to 75th percentile performance and meeting or exceeding First Data’s publicly stated growth objectives.

Facilitating Equity Ownership

Each NEO is encouraged to maintain ownership of First Data Common Stock to align their financial interests with the interests of shareholders. The following share ownership guidelines were established in 2005 to reinforce this principle and further promote First Data’s commitment to sound corporate governance.

Below is the chart showing current holdings of First Data shares versus the ownership requirements, as of January 1, 2007.

Name	Requirement	Current Holdings
Henry C. Duques	150,000 shares	1,108,211 shares
Kimberly S. Patmore	30,000 shares	42,812 shares
David P. Bailis	30,000 shares	8,497 shares
Edward A. Labry III	30,000 shares	13,833 shares
Pamela H. Patsley	30,000 shares	16,000 shares
Michael T. Whealy	30,000 shares	8,101 shares

Officers have five years from the date they are subject to a requirement to meet the corresponding ownership guideline. If an individual’s stock ownership guideline increases for any reason they will have five years to achieve the incremental guideline.

Share ownership includes each of the following:

•	Shares purchased on the open market

•	Shares owned jointly with or separately by spouse

•	Shares held through an employee stock purchase plan or retirement plan

•	Shares obtained through a stock option exercise

•	Vested Restricted Stock/Restricted Stock Unit shares

Failure to meet, or in unique circumstances to show sustained progress toward meeting, these ownership requirements may result in the reduction of future equity grants.

To further illustrate First Data’s commitment to aligning compensation to increased shareholder value and facilitating equity ownership, the following table concisely shows the NEO’s total First Data vested and unvested stock options and restricted shares as of January 1, 2007:

Name	Unvested Restricted Stock Awards (# shares)	Unvested Stock Options (# shares)	Vested Stock Options (# shares)	Other Holdings (# shares)	Total Equity Holdings and Awards (# shares)
Henry C. Duques	—	—	1,113,451	1,108,211	2,221,662
Kimberly S. Patmore	80,000	175,000	500,000	42,812	797,812
David P. Bailis	30,000	200,000	150,000	8,497	388,497
Edward A. Labry III	0	200,000	4,194,456	13,833	4,408,289
Pamela H. Patsley	80,000	200,000	755,000	16,000	1,051,000
Michael T. Whealy	86,250	175,000	933,566	8,101	1,202,917

Driving Behaviors consistent with First Data’s core values

First Data is entrusted with highly sensitive and confidential information, requiring the highest level of integrity from its employees. Conformance with First Data’s core values is critical and evaluated along with business and individual performance when determining NEO compensation. Actual awards can be reduced for failure to demonstrate the core values. First Data’s values for all employees include:

•	Embodying the highest ethical standards

•	Satisfying clients by always exceeding their expectations

•	Treating people with respect and dignity

Elements of Compensation

Compensation for First Data’s NEOs is delivered through:

•	Base Salary

•	Annual Bonus

•	Equity (stock options and restricted stock)

•	Perquisites

•	Non-qualified Deferred Compensation

•	Post Termination Compensation

•	Retirement Plans

Base Salary

Base salary forms the foundation and is the fixed component of NEO compensation. Base salary reflects the NEO’s job responsibilities and value to the Company. In addition, base salaries impact the size of a NEO’s bonus and equity grant targets since the Committee considers all components of pay when establishing total compensation target levels.

NEOs’ base salaries are reviewed by the Committee annually and have been targeted near the median market salary. Adjustments may be made depending on peer group compensation for similar jobs, individual performance, scope of responsibilities, special assignments, and the NEO’s salary compared with other First Data executives. Other factors that influence base salary levels may include the NEO’s base salary level prior to employment by First Data and the level required to recruit the NEO. Base salary increases were given to Pamela H. Patsley, Kimberly S. Patmore and Michael T. Whealy in 2006 and ranged from 4.8% to 9% based upon the factors mentioned above. The unusually low salary for Mr. Duques is a result of his interim term as CEO. The majority of his compensation is performance based and comprised of an annual bonus and long-term incentives. Mr. Duques’ employment agreement is described on page 52 of this proxy.

Since base salaries are the fixed component of the compensation program, they represent the smallest portion. Base salary averages approximately 14% of total NEO target compensation (excluding our CEO).

Annual Bonus

NEOs are eligible to receive a performance linked annual bonus under the First Data Senior Executive Incentive Plan (“SEIP”). The SEIP focuses NEOs on teamwork, individual leadership efforts, and the achievement of corporate wide and business unit specific annual financial goals, The SEIP is an essential element of our pay for performance philosophy. An “at risk” annual incentive bonus is a standard compensation component offered by the peer group. The SEIP allows First Data to ensure, if business results warrant, competitive levels of cash compensation to the NEOs.

The 2006 SEIP awards were based on the following measures weighted in the following proportions:

•	Earnings per Share (40%)

•	Revenue (15%)

•	Profit (25%)

•	Individual performance (20%)

A major component of the individual performance criteria is succession planning: each executive was responsible for creating a succession plan and identifying specific individuals who would be ready in one year, one to two years, and two to three years respectively, to assume some or all of his or her job responsibilities. Other individual performance indicators were considered by the Committee after reviewing management recommendations, such as the successful achievement of the Western Union spin-off, accomplishment of strategic objectives and or other personal objectives established at the start of the performance year. The Committee has full discretion to reduce the amounts payable under the plan or make other awards outside of the plan when and if circumstances warrant, however, no such payments were made in 2006. However, payments of a special retention award based on 2004 performance, approved in early 2005, were made to Pamela H. Patsley, Kimberly S. Patmore, Michael T. Whealy and Christina A. Gold in early 2006.

For 2007, the annual incentive program for our NEOs will be based on performance against revenue growth and income growth. The annual incentive bonus plan metrics have been changed to focus our NEOs on establishing and meeting First Data’s overall sustained growth objectives of 8-10%. However, the Committee feels that financial results alone should not comprise 100% of the award. Factors such as an NEO’s demonstration of First Data’s core values, achievement of personal and strategic objectives, and occurrences of extraordinary events such as accounting changes, divestitures, acquisitions, market and competitive factors may also be considered in determining an award. The Committee and the CEO will have the discretion to adjust the resulting awards up or down a maximum of 25% based upon these many factors. In this way, the annual awards reflect the many factors surrounding the Company’s annual business results. As permitted under the SEIP approved by shareholders and to ensure all bonus awards are tax deductible and compliant with IRS 162(m), the Committee will approve a bonus pool level equal to a percentage of net income in 2007 with the actual awards determined using plan measures as described above.

Each NEO’s annual target bonus is the amount the NEO will receive if First Data, the business unit (if applicable), and the NEO meet 100% of annual objectives. If annual objectives are exceeded, the actual bonus paid could be greater than the target bonus (a maximum of 200%), and conversely, if annual objectives are not met, the bonus could be less than target or even zero. The SEIP has a cap of $3 million bonus for the CEO and a $1.5 million bonus for the other NEOs.

Target bonus amounts are not derived formulaically, but are based on several factors including specifically the NEO’s base salary level, market pay information, scope and responsibilities of the position, compensation opportunity as compared to other First Data executives, and the difficulty level of meeting the established performance goals. However, the size of the target SEIP awards are considered in the context of First Data’s setting total compensation target pay at the 75th percentile. Current bonus targets will remain in place, at least through 2007 in order to minimize the disruption and uncertainty to the senior management team with the expected hiring of a new CEO.

In accordance with Internal Revenue Code Section 409A, annual bonuses earned for a fiscal year are paid prior to March 15th of the following year. This allows sufficient time to review company financial performance, and conduct individual performance reviews prior to making any final bonus decisions.

The process for establishing the NEO’s annual bonus targets and final awards is as follows:

(1)	Management establishes the fiscal year overall Company and business segment performance and strategic objectives which are then approved by the Board of Directors

(2)	The SEIP design is reviewed by both Management and the Committee to ensure alignment with the performance and strategic goals—changes are made as necessary

(3)	The annual SEIP target awards and corresponding business and strategic objectives are set for each NEO

(4)	At the fiscal year end, the attainment of business, strategic and individual objectives are determined

(5)	Determine, what, if any, adjustments should be made to the results based on factors such as unusual or extraordinary events

(6)	The Committee determines the final payout amounts taking into consideration First Data, business segment, and individual performance and behaviors

The 2006 bonuses paid in March of 2007 under the SEIP ranged from 50% up to 138% of the NEO’s target awards as a result of the measures and factors described above. Mr. Whealy was on medical disability leave the second half of 2006.

Name	2006 SEIP Target Award	2006 SEIP Actual Award
Kimberly S. Patmore	$600,000	$600,000
David P. Bailis	$575,000	$575,000
Edward A. Labry III	$475,000	$655,000
Pamela H. Patsley	$650,000	$660,000
Michael T. Whealy	$600,000	$300,000

The CEO received an SEIP award of $1.65 million for his 2006 performance against a target bonus of $1.4 million. Henry (Ric) Duques was asked to return to First Data in November of 2005 to stabilize the Company, address the recent flat stock price performance, reevaluate the strategic direction of the Company, and bring a renewed focus on financial performance. Under his leadership in 2006, the Company achieved the major strategic spin-off of Western Union. In addition, he appointed two executive business leaders as well as recruited two functional leaders, attained solid financial performance in two of the three business sectors, stabilized the Financial Institution Services segment including a fourth quarter turnaround, and formulated a plan to improve performance and efficiencies through the consolidation of the data centers. All of these factors were considered in the determination of his award along with his notably low cash based compensation package.

Equity

Under First Data’s 2002 Long-Term Incentive Plan (“LTIP”), the Committee may award stock options, restricted stock, restricted stock units and stock appreciation rights. However, stock options and restricted stock are the only long term incentive vehicles currently used and the objective is to align long term compensation opportunities with the interests of First Data’s shareholders. Equity compensation focuses on long-term First Data and stock performance.

Equity compensation is a key component in achieving First Data’s pay for performance objective, aligning compensation to increased shareholder value and facilitating executive ownership objectives. If the stock price appreciates, equity awards will provide the largest component of the total compensation package for our NEOs. On average, equity awards comprise 73% of our NEO target compensation (excluding our CEO). Equity awards are also critical in allowing First Data to retain and recruit the highest caliber talent since equity programs are important components in the market.

Grant Process

Equity awards are granted on an annual basis, typically in February. Granting in February allows the awards to occur following the public release of First Data’s earnings for the previous fiscal year. The Committee believes annual awards should be made at a time when material information regarding First Data’s performance for the preceding year has been disclosed. The number of shares/options granted in an award is based on an estimated target value that will be delivered over time, making assumptions about stock price appreciation. The value of the target awards established for each NEO is not based on a specific formula, but reflects factors including the NEO’s base salary level, SEIP target, total compensation market pay information, scope and responsibilities of the position, and compensation opportunity as compared to other First Data executives. First Data utilizes the Black-Scholes valuation method to determine the number of options granted once the value of the award has been determined.

First Data utilizes a formal stock granting process. While the Committee charter permits delegation to grant options in certain circumstances, all grants to NEOs are approved by the Committee only. The exercise price for all 2006 NEO stock option awards was based on the average high and low stock market price on the date of grant without exception.

For 2006, the grant date for newly hired employees and NEOs was the later of the date of hire or the date upon which the Compensation and Benefits Committee chairman approved the equity recommendation. In 2007, a new quarterly grant practice will be implemented as follows: Grants will be approved by the Committee chairman with a future grant date equal to the fifth market day following the date of the quarterly earnings release. The employee’s hire date must be before the equity grant date. The Committee believes that new hire awards should be made at a time when material information regarding First Data’s performance for the preceding quarter has been broadly disseminated.

LTIP Components

Stock Options:    Stock options granted under the LTIP are service based and typically vest on the basis of continued employment over a four year period, 25% becoming exercisable on each anniversary of the grant date with a ten year term. Henry C. Duques was granted stock options as part of his interim employment agreement in which 50% of the options vested immediately and have a five year term. Option repricing is expressly prohibited by the LTIP’s terms.

Restricted Stock:    Restricted stock awards under the LTIP may vest on performance conditions established by the Committee and/or on the basis of time. If granted, these awards typically vest one third each year for a period of three years. The Committee is considering granting restricted stock that will vest based on the achievement of financial and other operational metrics for 2008 forward. 2007 will be used as a baseline to establish the appropriate metrics since it will be the first year after the Western Union spin-off. Recipients of restricted stock awards receive dividends on, and may vote on, the shares subject to a grant. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions.

The equity awards granted in 2006 for the NEOs (excluding the CEO who did not receive an equity grant in 2006), using the Black-Scholes valuation model, ranged from a value of $2,421,210 to $4,035,350 and were comprised of stock options. These stock options vest over a period of four years and have a ten year term before they expire. These awards, when combined with the base salary and target SEIP levels, placed our NEO compensation approximately at the 75th percentile of the market.

Grant of Western Union Stock Options in Connection with Spin-Off

In order to recognize the contribution of First Data employees to the success of Western Union, it was determined that each First Data option holder as of the record date for the spin-off would receive an equivalent number of Western Union options. Western Union grants were determined using the relative prices of First Data and Western Union on September 29, 2006. Those prices were $22.87 for First Data and $19.13 for Western Union. Although, NEOs received both First Data and Western Union options, the economic value of the grants remained the same as immediately prior to the spin.

Employee Stock Purchase Plan

The remaining equity related vehicle is the Employee Stock Purchase Plan (the “ESPP”). The ESPP is available to all employees including the NEOs. The ESPP meets the requirements of Internal Revenue Code Section 423. Contributions for the purchase of shares is accumulated through payroll deductions and used to make quarterly purchases of First Data Common Stock at a price equal to a 15% discount from the lower of the market price at the beginning or end of the quarter. With the implementation of SFAS 123R, the plan has incurred additional cost to First Data in 2006 due to the plan design provisions. Because most ESPP participants are at the lower levels of the organization, the determination was made not to make any plan changes. This program is offered to provide employees with a simple way to increase their share ownership of First Data stock. Share ownership encourages employees to act in the best interests of First Data and its shareholders. The maximum contribution for any participant is $25,000 per year.

Perquisites

First Data does not offer many perquisites to its NEOs—in fact, many perquisites have been phased out over the past several years. First Data’s competitive NEO compensation program eliminates the need for extensive executive perquisites.

The potential perquisites may include, on a rare occasion, the personal use of the corporate aircraft upon approval of the CEO, personal use of a leased car for the CEO, or personal use of tickets to certain professional events. Country club membership expenses have been provided in the past and are currently being phased out. Reimbursement for relocation and moving expenses and personal financial planning up to a specified annual dollar limit ($20,000 for the first year and $10,000 for each subsequent year) are the two perquisites First Data offers to our NEOs in line with what is offered by peer group companies. First Data’s relocation program is designed to ensure a new or transferred NEO can transition into their new work location as quickly and efficiently as possible. Financial planning benefits allow NEOs to focus more time on their job responsibilities.

The Committee reviews the appropriateness of perquisites provided to NEOs on an annual basis.

Non-Qualified Deferred Compensation

First Data offers the Supplemental Incentive Savings Plan (SISP) to a group of about 2,300 eligible U.S. employees who earn $100,000 or more annually. The NEOs participate in this unfunded non-qualified deferred compensation plan and are subject to the same terms as all of the other eligible employees. The SISP supplements the First Data’s tax qualified Incentive Savings 401(k) Plan (the “ISP Plan” discussed in detail below) as an additional way to defer compensation on a pre-tax basis. First Data matches contributions and provides other contributions on deferrals to SISP in the same manner described for the ISP Plan. Each year, the return on the account balances is set based on the current interest rates for comparable long-term commercial credit obligations and adjusted to reflect the variable rate, illiquid, subordinated and compensatory aspects of the SISP, with the return set at 8.5% for 2006, and 7% for 2007. The interest rate used in 2006 is greater than 120% of the Applicable Federal Rate (AFR) which is a guideline interest rate set by the IRS. Any interest rate above the 120% AFR rate is considered above market. The interest rate was set to bridge the competitiveness of First Data’s retirement plans since most of the peer group and companies in general industry of a similar size offer both defined contribution and defined benefit plans. Each NEO elects the amount, if any, to be deferred to the SISP each year.

The SISP allows First Data employees to defer the obligation to pay taxes on certain elements of compensation as permitted under IRS regulations. As a result, employees can, maximize their financial planning objectives while receiving interest on deferred amounts. Although the SISP does not provide the same protections of a IRS qualified 401(k) plan due to the fact it is unsecured and unfunded, providing this benefit is important to and consistent with First Data’s goal of recruiting and retaining high caliber talent as many in the peer group provide a similar plan.

Post Termination Compensation

In general, First Data does not enter into employment agreements with our employees, including our NEOs, except in the case of our current CEO. The NEOs serve at the will of the Board.

In July 2005, First Data established the First Data Corporation Severance/Change in Control Policy (the “Policy”). The Policy provides for the payment of benefits to senior executives, including NEOs, upon severance from First Data and upon a change in control. First Data had sponsored a broad based severance policy for many years but had not established a severance benefit or change of control policy for its NEOs. The program established severance benefits that are equivalent to those typically found in other companies.

The Policy is intended to promote uniform treatment of senior executives and NEOs who are involuntarily terminated other than for “cause”. It also provides for uniform treatment if, following a change in control, the senior executive or NEO is involuntarily terminated or voluntarily terminates for good reason. The Policy gives the NEOs and senior executives the opportunity to protect the share value they have helped create in the event of any change in control. If the executive’s employment continues, they receive no severance payments under the Policy.

The Policy provides for payment of the following severance benefits to eligible executives:

•	A cash payment equal to the NEO’s base pay plus target bonus for the year multiplied by 2.99 for the CEO and by 2 for all other NEOs.

•	The NEO’s prorated SEIP bonus at target for the year of termination.

•	Certain other cash incentives that would have been paid had the NEO’s employment not terminated, of which presently there are none.

•	Medical, dental, and vision benefits coverage would continue for 3 years for the CEO and 2 years for other NEOs (the “Severance Period”) with a portion of the costs of the benefits paid by the NEO.

•	For equity compensation awards that were made under the Company’s 2002 Long-Term Incentive Plan (“2002 LTIP”):

•

Upon a change in control, all equity awards become fully vested and exercisable on the date of the change of control. However, the right to exercise awards granted after July 26, 2005 will continue until the end of the NEO’s Severance Period, while awards granted prior to the Effective Date must be exercised within three months after the NEO’s termination, and

•

If a NEO is involuntarily terminated without cause and no change in control has occurred, equity awards granted after July 26, 2005, other than awards that vest only if performance measures are attained, will continue to vest and be exercisable until the end of the NEO’s Severance Period.

The actual payments under the Policy are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates.

As a condition to receiving severance benefits under the Policy, NEOs are required to release First Data and its employees from all claims the NEO may have against them and to agree to a number of restrictive covenants to protect First Data.

Retirement Plans

First Data Incentive Savings Plan (“ISP”)

The ISP is a qualified 401(k) plan, in which NEOs are limited to a 6% contribution rate of base salary. After one year of service, employees receive a dollar-for-dollar company matching contribution up to 3% of eligible compensation. The employer contributions increase as various service levels are reached. After five years of service, an employee receives the original 3% contribution, plus an additional 1.5% for a total of 4.5%. After 10 years is reached an employee receives an additional 3% for a total of 7.5%. Certain employees hired prior to April 1, 1996 also receive an employer contribution, related to the freezing of a defined benefit pension, equal to 3.4% of eligible pay.

First Data maintains the ISP for its employees, including NEOs, to encourage employees to save some percentage of cash compensation for their eventual retirement. The ISP permits employees to make such savings in a tax advantaged manner.

First Data Retirement Plan (“Retirement Plan”)

First Data does not currently offer a defined benefit plan but certain NEOs may receive a benefit under the frozen Retirement Plan. The Retirement Plan was frozen effective December 30, 1997 for most participants and

December 31, 1998 for a smaller group. It provides a benefit of up to 1.3% of Average Final Compensation multiplied by the number of years of credited service. Participants are eligible to elect various distribution forms, including lump sum and installments as permitted under IRS regulations and the Retirement Plan document. The NEO participants are Henry C. Duques, Kimberly S. Patmore and Michael T. Whealy.

Other Benefit Plans

The NEOs also are eligible to participate in the employee benefit plans and programs generally available to First Data’s employees, including coverage under First Data’s medical, dental, life and disability insurance plans. Again, such plans are consistent with First Data’s compensation objectives, particularly the ability to recruit and retain.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation and Benefits Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND BENEFITS COMMITTEE

Daniel P. Burnham (Chairperson)

David A. Coulter

Charles T. Russell

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Henry C. Duques, Chairman & Chief Executive Officer	2006	$250,000	$0	$0		$0		$1,650,000	$115,994	$134,375	$2,150,369
Kimberly S. Patmore, Executive Vice President & Chief Financial Officer	2006	545,833	550,000	808,900		638,225		600,000	71,158	116,174	3,330,291
David P. Bailis, Senior Executive Vice President	2006	500,000	0	438,600		575,786		575,000	2,333	58,548	2,150,266
Edward A. Labry III, Senior Executive Vice President	2006	750,000	0	0		689,883		655,000	11,733	7,971	2,114,587
Pamela H. Patsley, Senior Executive Vice President	2006	591,667	600,000	808,900		720,138		660,000	15,378	247,101	3,643,185
Michael T. Whealy, Executive Vice President	2006	545,833	550,000	840,436		2,106,057	(6)	300,000	82,800	102,571	4,527,698
Guy A. Battista, Former Executive Vice President (7)	2006	393,750	550,000	569,105	(8)	2,421,210	(6,8)	N/A	44,253	85,154	4,063,472
Christina A. Gold, Former Senior Executive Vice President (9)	2006	502,083	750,000	681,816	(8)	608,066	(8)	N/A	15,806	38,123	2,595,894

(1)	Deferred payment bonus described on page 53.
(2)	Represents restricted stock awards and restricted stock units granted under the 2002 First Data Corporation Long-Term Incentive Plan. The amounts are valued based on the 2006 fair value of the award determined under SFAS 123R. See note 15 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value under SFAS 123R. For further information on these awards, see the Grant of Plan-Based Awards Table on page 52 of this Proxy Statement. Dividends paid for vested restricted stock awards in 2006 for the Named Executive Officers include as follows: Mr. Duques: $0, Ms. Patmore: $2,400, Mr. Bailis: $2,400, Mr. Labry: $0, Ms. Patsley: $2,400, Mr. Whealy: $2,100, Mr. Battista: $2,100, and Ms. Gold: $3,000.
(3)	Includes options granted under the 2002 First Data Corporation Long-Term Incentive Plan. The amounts are valued based on the 2006 grant date fair value of the award determined under SFAS 123R. See note 15 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value under SFAS 123R. For further information on these awards, see the Grant of Plan-Based Awards Table beginning on page 52 of this Proxy Statement.
(4)	Amounts shown for the Named Executive Officers include the increase in actuarial values of the qualified and nonqualified First Data Corporation Retirement Plans and above market earnings related to the Supplemental Incentive Savings Plans. For 2006, these amounts were, respectively as follows: Mr. Duques: ($21,243)/$115,994, Ms. Patmore: $17/$71,141, Mr. Bailis: $206/$2,127, Mr. Labry: $0/$11,733, Ms. Patsley: $0/$15,378, Mr. Whealy: $645/$82,155, Mr. Battista: $1,544/$42,709, and Ms. Gold: $0/$15,806. Further information regarding the qualified and nonqualified Retirement Plans and Supplemental Incentive Plans are included in the Pension Benefit Table on page 58 and the Nonqualified Deferred Compensation Table on page 61.
(5)	Includes perquisites and personal benefits included in the table listed on page 51. All perquisites and personal benefits are valued based on the incremental cost of each benefit.
(6)	Per the 1992 and 2002 First Data Corporation Long-Term Incentive Plan, all unvested stock options will continue to vest on the originally scheduled vest date upon retirement. Mr. Whealy becomes retirement eligible in April 2007 and Mr. Battista is currently retirement eligible. For more information on the 1992 and 2002 LTIP, see the Outstanding Equity Awards Table beginning on page 54.
(7)	Guy A. Battista became Chief Information Officer of The Western Union Company on September 30, 2006.
(8)	Represents the first three quarters of 2006 for expense related to equity awards. All equity awards were converted to The Western Union Company equity awards on September 29, 2006.
(9)	Christina A. Gold became Chief Executive Officer of The Western Union Company on September 30, 2006.

Perquisite and Personal Benefits

Name	Year	Corporate Aircraft Usage ($)(1)	Financial Planning ($)(2)		Employee Stock Purchase Plan ($)(3)	Sports Events(4)	Defined Contribution Plan ($)(5)	Life Insurance(6)	Tax Gross Up Payments(7)		Other Compen- sation ($)(8)	Total ($)
Henry C. Duques	2006	$1,400	$20,000		$4,760	$916	$14,062	$1,584	$27,364		$64,288	$134,375
Kimberly S. Patmore	2006	2,520	6,327		2,709	458	90,562	1,311	5,086		7,200	116,174
David P. Bailis	2006	4,200	15,331		0	0	29,450	1,242	8,326		0	58,548
Edward A. Labry III	2006	0	0		0	531	6,600	840	0		0	7,971
Pamela H. Patsley	2006	0	0		0	0	39,535	863	79,291	(9)	127,413	247,101
Michael T. Whealy	2006	1,680	0		0	0	97,177	1,311	2,403		0	102,571
Guy A. Battista	2006	0	1,052		0	0	77,442	1,838	1,221		3,600	85,154
Christina A. Gold	2006	0	5,000	(10)	4,867	458	22,602	2,322	2,873		0	38,123

(1)	Corporate aircraft usage, the amount includes the incremental cost associated with each of the named executive officers. The calculation of incremental cost for personal use of company aircraft includes only variable costs incurred as a result of personal flight activity. Ms. Patmore and Messrs. Duques, Bailis and Whealy used the Company airplane for personal travel. Mr. Duques reimbursed the Company for one trip using the Company airplane.
(2)	Personal benefit to the named executive officers for financial planning. All named executive officers (except Mr. Duques) have a benefit of $20,000 for the first year of employment and $10,000 for all other consecutive years in financial counseling services paid by First Data Corporation. Mr. Duques has a benefit of $20,000 per year.
(3)	Value of discount for the number of shares purchased under the ESPP by each of the Named Executive Officers.
(4)	Personal use of Company box seat tickets to professional sporting events.
(5)	Company match related to the Defined Contribution Plan 401(k) and the Nonqualified Deferred Compensation Plan (SISP2) for the following named executive officers: Mr. Duques: $13,162/$900, Ms. Patmore: $20,680/$69,882, Mr. Bailis: $8,475/$20,975, Mr. Labry: $6,600/$0, Ms. Patsley: $9,900/$29,635, Mr. Whealy: $20,680/$76,497, Mr. Battista: $20,680/$56,762 and Ms. Gold: $6,600/$16,002.
(6)	Life insurance premiums paid by the Company for the Named Executive Officers.
(7)	Amounts shown for the Named Executive Officers include all tax gross up payments related to financial planning, personal use of corporate aircraft, and supplemental savings plans. For 2006, these amounts were respectively as follows: Mr. Duques: $9,020/$18,340/$4, Ms. Patmore: $2,763/$1,250/$1,073, Mr. Bailis: $7,034/$1,012/$280, Mr. Labry: $0/$0/$0, Ms. Patsley: $0/$0/$452, Mr. Whealy: $0/$1,226/$1,176, Mr. Battista: $473/$748/$0 and Ms. Gold: $0/$2,873/$0.
(8)	Includes the other miscellaneous perquisites and benefits. Mr. Duques includes an apartment lease of $53,288 paid in 2006 for part of 2006 and 2007, as well as $11,000 for an automobile lease rental paid in 2006 for part of 2006 and 2007. Ms. Patmore includes $7,200 in club membership fees. Ms. Patsley includes a payment related to taxes withheld and a tax equalization payment that netted to $127,413. Mr. Battista includes $3,600 in club membership fees.
(9)	Includes tax gross up of $78,839 for over withheld French taxes for Ms. Patsley’s expatriate assignment in Paris from August 2002 to August 2004.
(10)	Benefit provided to Ms. Gold is $10,000 per year, $5,000 paid before Western Union spin with remaining $5,000 paid post spin. The tax gross up for both payments was paid by Western Union post spin.

Grants of Plan-Based Awards

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	Market Close Price ($/Sh)(1)
	Grant Date	Threshold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Kimberly S. Patmore	2/22/2006	n/a	n/a	n/a	n/a	n/a	n/a		175,000	45.33	2,824,745	45.67
David P. Bailis	2/22/2006	n/a	n/a	n/a	n/a	n/a	n/a		150,000	45.33	2,421,210	45.67
	9/7/2006	n/a	n/a	n/a	n/a	n/a	n/a		50,000	42.14	741,095	42.45
Edward A. Labry III	2/22/2006	n/a	n/a	n/a	n/a	n/a	n/a		200,000	45.33	3,228,280	45.67
Pamela H. Patsley	2/22/2006	n/a	n/a	n/a	n/a	n/a	n/a		200,000	45.33	3,228,280	45.67
Michael T. Whealy	2/22/2006	n/a	n/a	n/a	n/a	n/a	n/a		175,000	45.33	2,824,745	45.67
Guy A. Battista	2/22/2006	n/a	n/a	n/a	n/a	n/a	n/a		150,000	45.33	2,421,210	45.67
Christina A. Gold	2/22/2006	n/a	n/a	n/a	n/a	n/a	n/a		250,000	45.33	4,035,350	45.67

(1)	Closing price of stock awards is higher than the exercise price of option awards. The exercise price of option awards is the average of the high and low price of Company Common Stock on the date of the award.

Letter Agreement with Mr. Duques

Henry C. Duques, the Company’s Chief Executive Officer and Chairman of the Board, serves in these positions, at the pleasure of the Board, pursuant to a letter agreement with the Company on November 26, 2005. In the event that he is replaced in such positions by the Board, the Company has no obligation to pay Mr. Duques any severance or other termination pay, although he will be entitled to the benefit of the stock option grant described below. If the Board replaces him in just one of these positions, Mr. Duques will have the right to terminate his employment without foregoing his right to such options.

Pursuant to the terms of the letter agreement, for his services Mr. Duques received an annual base salary of $250,000. Starting with calendar year 2006, Mr. Duques is eligible to receive an annual bonus based on the achievement of performance objectives determined by the Board of Directors or a duly authorized committee of the Board. Pursuant to the terms of the letter agreement, on November 26, 2005 he received a grant of options to purchase 850,000 shares of the Company’s Common Stock, having a term of five years. He is eligible to participate in the employee benefit plans and programs generally available to the Company’s employees, including coverage under the Company’s medical, dental, life and disability insurance plans, retirement plans, and employee stock purchase plan.

Employment Agreement with Mr. Labry

In connection with the Company’s merger with Concord EFS, Inc., on April 1, 2003 an employment agreement was entered into with Edward A. Labry III, President of First Data Commercial Services. The agreement provides that the Company will employ Mr. Labry as a special advisor to the Chief Executive Officer for a base salary of $750,000 per year. Mr. Labry may be eligible for additional compensation under certain Company plans or arrangements. Under the agreement, Mr. Labry agreed not to compete with the Company, or solicit any employees or customers of the Company, during his employment with the Company and twelve months thereafter. The initial employment period was February 26, 2004 through February 26, 2006. However, the agreement automatically extends for additional thirty (30) day periods unless either party gives notice to the other party fifteen (15) days before the end an employment period. As of the date hereof, neither party has provided notice to terminate the agreement.

Non-Equity Incentive Plan Compensation

Amounts listed under the “Non-Equity Incentive Plan Compensation” column, were determined by the Compensation and Benefits Committee at its February 21, 2007, meeting and, to the extent not deferred by the executive, were paid out shortly thereafter.

Deferred Payment Bonus

The Compensation Committee approved special cash bonus awards in 2005 that were payable in March 2006 to executives that were employed by the Company at that time. The Compensation Committee made the special cash bonus award to recognize strong 2004 performance of the merchant and payments segments, the significant progress made to integrate the acquired Concord EFS, Inc., and the continued strong international expansion of the Company, as well as to maintain compensation for these individuals that is competitive in the market.

Equity Awards

The stock options were granted under the 2002 Long-Term Incentive Plan and have a ten year term. The options vest in four equal installments starting on the anniversary date of the initial grant date. The grant price was based upon the average high and low market price of the Company’s Common Stock as reported by the New York Stock Exchange on the date of the grant. Stock options must be exercised: upon voluntary termination, prior to the close of the New York Stock Exchange on the last date of employment; upon involuntary termination, within 90 days following termination; and within one year following termination of employment by reason of death or disability. Upon Retirement (defined as termination on or after age 65 or age 55 with at least ten years of service) option holders have an additional four years in which to continue to vest and exercise. Exercise also requires individuals to execute a restricted covenant agreement.

The restricted stock awards were granted under the 2002 Long-Term Incentive Plan and were contingent upon the September 29, 2006 completion of the Company’s spin-off of its Western Union money transfer business into an independent publicly traded company. The restricted shares vest in three equal installments starting on the anniversary date of the initial grant date. Recipients of restricted stock receive dividends on, and may vote on, the shares subject to a grant. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions.

The value of the stock option and restricted stock awards is based on several factors including base salary, bonus target, total compensation market pay information, scope and responsibilities of the position, and compensation opportunity as compared to other internal executives. To determine the number of options granted once the value of the award has been determined, the Company utilized a Black-Scholes valuation method per SFAS 123R. See note 15 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value under SFAS 123R.

Salary / Bonus in Proportion to Total Compensation

Based on the 2006 base salary of the named executive officers and the aggregate fair value of equity awards granted to named executive officers in 2006, “Salary” accounted for approximately 14% of the total compensation of the named executive officers while incentive compensation accounted for approximately 86% of the total compensation of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End(1)

		Option Awards					Stock Awards
Name	Company	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexerci- sable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Henry C. Duques
	FDC	850,000	0	0	$22.55	11/26/2010			n/a	n/a
	WU	850,000	0	0	18.86	11/26/2010			n/a	n/a
	FDC	8,000	0	0	24.06	5/19/2014			n/a	n/a
	WU	8,000	0	0	20.12	5/19/2014			n/a	n/a
	FDC	12,709	0	0	21.42	2/25/2014			n/a	n/a
	WU	12,709	0	0	17.92	2/25/2014			n/a	n/a
	FDC	4,000	0	0	23.08	7/16/2013			n/a	n/a
	WU	4,000	0	0	19.31	7/16/2013			n/a	n/a
	FDC	8,000	0	0	21.65	5/21/2013			n/a	n/a
	WU	8,000	0	0	18.11	5/21/2013			n/a	n/a
	FDC	20,000	0	0	19.01	4/2/2013			n/a	n/a
	WU	20,000	0	0	15.90	4/2/2013			n/a	n/a
	FDC	10,742	0	0	19.01	4/2/2013			n/a	n/a
	WU	10,742	0	0	15.90	4/2/2013			n/a	n/a
	FDC	200,000	0	0	20.79	7/14/2007			n/a	n/a
	WU	200,000	0	0	17.39	7/14/2007			n/a	n/a
Kimberly S. Patmore
	FDC	0	175,000	0	24.68	2/22/2016			n/a	n/a
	WU	0	175,000	0	20.65	2/22/2016			n/a	n/a
	FDC	100,000	0	0	21.82	2/23/2015			n/a	n/a
	WU	100,000	0	0	18.25	2/23/2015			n/a	n/a
	FDC	100,000	0	0	22.23	2/25/2014			n/a	n/a
	WU	100,000	0	0	18.59	2/25/2014			n/a	n/a
	FDC	60,000	0	0	18.68	2/5/2013			n/a	n/a
	WU	60,000	0	0	15.63	2/5/2013			n/a	n/a
	FDC	80,000	0	0	22.44	2/6/2012			n/a	n/a
	WU	80,000	0	0	18.77	2/6/2012			n/a	n/a
	FDC	100,000	0	0	16.19	2/7/2011			n/a	n/a
	WU	100,000	0	0	13.54	2/7/2011			n/a	n/a
	FDC	60,000	0	0	11.64	3/8/2010			n/a	n/a

Outstanding Equity Awards at Fiscal Year-End(1) (Continued)

		Option Awards					Stock Awards
Name	Company	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexerci- sable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	WU	60,000	0	0	9.74	3/8/2010			n/a	n/a
	FDC						50,000	1,276,000	n/a	n/a
	WU						50,000	1,121,000	n/a	n/a
	FDC						30,000	765,600	n/a	n/a
	WU						30,000	672,600	n/a	n/a
David P. Bailis
	FDC	0	50,000	0	22.95	9/7/2016			n/a	n/a
	WU	0	50,000	0	19.19	9/7/2016			n/a	n/a
	FDC	0	150,000	0	24.68	2/22/2016			n/a	n/a
	WU	0	150,000	0	20.65	2/22/2016			n/a	n/a
	FDC	150,000	0	0	23.88	12/7/2015			n/a	n/a
	WU	150,000	0	0	19.98	12/7/2015			n/a	n/a
	FDC						30,000	765,600	n/a	n/a
	WU						30,000	672,600	n/a	n/a
Edward A. Labry III
	FDC	0	200,000	0	24.68	2/22/2016			n/a	n/a
	WU	0	200,000	0	20.65	2/22/2016			n/a	n/a
	FDC	30,000	0	0	22.80	12/8/2014			n/a	n/a
	WU	30,000	0	0	19.07	12/8/2014			n/a	n/a
	FDC	327,406	0	0	49.76	3/4/2012			n/a	n/a
	WU	327,406	0	0	41.62	3/4/2012			n/a	n/a
	FDC	1,094	0	0	49.76	3/4/2012			n/a	n/a
	WU	1,094	0	0	41.62	3/4/2012			n/a	n/a
	FDC	292,000	0	0	31.42	2/22/2011			n/a	n/a
	WU	292,000	0	0	26.28	2/22/2011			n/a	n/a
	FDC	205,313	0	0	21.22	9/9/2010			n/a	n/a
	WU	205,313	0	0	17.75	9/9/2010			n/a	n/a
	FDC	4,027	0	0	13.52	2/17/2010			n/a	n/a
	WU	4,027	0	0	11.30	2/17/2010			n/a	n/a
	FDC	406,598	0	0	13.52	2/17/2010			n/a	n/a
	WU	406,598	0	0	11.30	2/17/2010			n/a	n/a

Outstanding Equity Awards at Fiscal Year-End(1) (Continued)

		Option Awards					Stock Awards
Name	Company	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexerci- sable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	FDC	4,027	0	0	13.52	2/17/2010			n/a	n/a
	WU	4,027	0	0	11.30	2/17/2010			n/a	n/a
	FDC	725,973	0	0	13.52	2/17/2010			n/a	n/a
	WU	725,973	0	0	11.30	2/17/2010			n/a	n/a
	FDC	410,625	0	0	15.73	2/26/2009			n/a	n/a
	WU	410,625	0	0	13.15	2/26/2009			n/a	n/a
	FDC	410,625	0	0	15.67	2/18/2009			n/a	n/a
	WU	410,625	0	0	13.10	2/18/2009			n/a	n/a
	FDC	410,625	0	0	15.92	1/4/2009			n/a	n/a
	WU	410,625	0	0	13.31	1/4/2009			n/a	n/a
	FDC	5,407	0	0	10.07	2/26/2008			n/a	n/a
	WU	5,407	0	0	8.42	2/26/2008			n/a	n/a
	FDC	139,486	0	0	10.07	2/26/2008			n/a	n/a
	WU	139,486	0	0	8.42	2/26/2008			n/a	n/a
	FDC	5,407	0	0	10.07	2/26/2008			n/a	n/a
	WU	5,407	0	0	8.42	2/26/2008			n/a	n/a
	FDC	815,843	0	0	10.07	2/26/2008			n/a	n/a
	WU	815,843	0	0	8.42	2/26/2008			n/a	n/a
Pamela H. Patsley
	FDC	0	200,000	0	24.68	2/22/2016			n/a	n/a
	WU	0	200,000	0	20.65	2/22/2016			n/a	n/a
	FDC	125,000	0	0	21.82	2/23/2015			n/a	n/a
	WU	125,000	0	0	18.25	2/23/2015			n/a	n/a
	FDC	100,000	0	0	22.23	2/25/2014			n/a	n/a
	WU	100,000	0	0	18.59	2/25/2014			n/a	n/a
	FDC	60,000	0	0	18.68	2/5/2013			n/a	n/a
	WU	60,000	0	0	15.63	2/5/2013			n/a	n/a
	FDC	70,000	0	0	22.44	2/6/2012			n/a	n/a
	WU	70,000	0	0	18.77	2/6/2012			n/a	n/a
	FDC	100,000	0	0	16.19	2/7/2011			n/a	n/a
	WU	100,000	0	0	13.54	2/7/2011			n/a	n/a
	FDC	150,000	0	0	14.97	12/13/2010			n/a	n/a
	WU	150,000	0	0	12.52	12/13/2010			n/a	n/a
	FDC	150,000	0	0	11.64	3/8/2010			n/a	n/a
	WU	50,000	0	0	9.74	3/8/2010			n/a	n/a
	FDC						50,000	1,276,000	n/a	n/a
	WU						50,000	1,121,000	n/a	n/a
	FDC						30,000	765,600	n/a	n/a
	WU						30,000	672,600	n/a	n/a

Outstanding Equity Awards at Fiscal Year-End(1) (Continued)

		Option Awards					Stock Awards
Name	Company	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexerci- sable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael T. Whealy
	FDC	0	175,000	0	24.68	2/22/2016			n/a	n/a
	WU	0	175,000	0	20.65	2/22/2016			n/a	n/a
	FDC	100,000	0	0	21.82	2/23/2015			n/a	n/a
	WU	100,000	0	0	18.25	2/23/2015			n/a	n/a
	FDC	100,000	0	0	22.23	2/25/2014			n/a	n/a
	WU	100,000	0	0	18.59	2/25/2014			n/a	n/a
	FDC	60,000	0	0	18.68	2/5/2013			n/a	n/a
	WU	60,000	0	0	15.63	2/5/2013			n/a	n/a
	FDC	80,000	0	0	22.44	2/6/2012			n/a	n/a
	WU	80,000	0	0	18.77	2/6/2012			n/a	n/a
	FDC	100,000	0	0	16.19	2/7/2011			n/a	n/a
	WU	100,000	0	0	13.54	2/7/2011			n/a	n/a
	FDC	100,000	0	0	13.61	2/2/2010			n/a	n/a
	WU	100,000	0	0	11.38	2/2/2010			n/a	n/a
	FDC	83,566	0	0	12.22	12/8/2009			n/a	n/a
	WU	83,566	0	0	10.22	12/8/2009			n/a	n/a
	FDC	50,000	0	0	10.47	2/3/2009			n/a	n/a
	WU	50,000	0	0	8.76	2/3/2009			n/a	n/a
	FDC	20,000	0	0	9.21	3/11/2008			n/a	n/a
	WU	20,000	0	0	7.71	3/11/2008			n/a	n/a
	FDC	200,000	0	0	12.52	3/11/2008			n/a	n/a
	WU	200,000	0	0	10.48	3/11/2008			n/a	n/a
	FDC	20,000	0	0	7.28	1/21/2008			n/a	n/a
	WU	20,000	0	0	6.09	1/21/2008			n/a	n/a
	FDC	20,000	0	0	7.28	1/21/2008			n/a	n/a
	WU	20,000	0	0	6.09	1/21/2008			n/a	n/a
	FDC						60,000	1,531,200	n/a	n/a
	WU						60,000	1,345,200	n/a	n/a
	FDC						26,250	669,900	n/a	n/a
	WU						26,250	588,525	n/a	n/a

(1)	All equity awards are post Western Union spin as of December 31, 2006.
(2)

All unvested stock options will continue to vest upon retirement per the 2002 Long-Term Incentive Plan for the named executive officers. All unvested restricted stock awards and stock options accelerate vesting at death and/or disability. Unexercisable stock options listed for Ms. Patmore, Mr. Labry, Ms. Patsley, and Mr. Whealy will vest 25% on February 22nd of 2007, 2008, 2009 and 2010. Unexercisable stock options listed for Mr. Bailis in the amount of 50,000 FDC and 50,000 Western Union will vest 25% on September 7th of 2007, 2008, 2009 and 2010 and in the amount of 150,000 FDC and 150,000 Western Union will vest 25% on February 22nd of 2007, 2008, 2009 and 2010.

(3)

All unvested restricted stock will continue to vest upon retirement per the 2002 Long-Term Incentive Plan for the named executive officers. Unvested stock award shares listed for Ms. Patmore and Ms. Patsley in the amount of 50,000 FDC and 50,000 Western Union shares and for Mr. Whealy in the amount of 60,000 FDC and 60,000 Western Union shares will vest 100% on February 25th, 2009. Unvested stock award shares listed for Ms. Patmore and Ms. Patsley in the amount of 30,000 FDC and 30,000 Western Union shares and for Mr. Whealy in the amount of 26,250 FDC and 26,250 Western Union shares will vest in equal thirds on February 23rd of 2007, 2008 and 2009. Unvested stock award shares listed for Mr. Bailis in the amount of 30,000 FDC and 30,000 Western Union shares will vest in equal thirds on December 7th of 2007, 2008 and 2009.

Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Henry C. Duques	4,091,248	(3)	$96,175,835	0		$0
Kimberly S. Patmore	179,000		4,886,403	10,000	(4)	453,600
David P. Bailis	0		0	20,000	(5)	492,300
Edward A. Labry III	855,712	(6)	12,688,599	0		0
Pamela H. Patsley	100,000	(7)	1,295,420	10,000	(4)	453,600
Michael T. Whealy	104,800	(8)	1,788,688	8,750	(4)	396,900
Guy A. Battista	0		0	8,750	(4)	396,900
Christina A. Gold	0		0	12,500	(4)	567,000

(1)	Represents the difference between the market price and the exercise price on the date of exercise.
(2)	Amounts include the anniversary date closing market prices for Company Common Stock of $45.36 a share on February 23, 2006.
(3)	Represents stock options that were due to expire in April 2006 as a result of Mr. Duques’ retirement from the Company in 2003.
(4)	Restricted stock awards granted on February 23, 2005 vest in annual equal installments over a four year period on the anniversary date of the grant.
(5)	Restricted stock award of 40,000 First Data shares and 40,000 Western Union shares granted to Mr. Bailis on December 7, 2005 vested the first of four equal, annual installments over a four year period on December 7, 2006, the anniversary date of the grant.
(6)	Mr. Labry exercised 5,712 First Data stock options with a grant price of $17.51 on May 1, 2006 in addition to 850,000 Western Union stock options with a grant price of $8.4218 on the following dates; 80,000 options exercised on October 31, 2006, 20,000 options exercised on November 1, 2006, 100,000 options exercised on November 6, 2006, 50,000 options exercised on November 7, 2006, 50,000 options exercised on November 8, 2006, 100,000 options exercised on November 9, 2006, 50,000 options exercised on November 13, 2006, 50,000 options exercised on November 14, 2006, 100,000 options exercised on December 5, 2006, 150,000 options exercised on December 7, 2006 and 100,000 options exercised on December 8, 2006.
(7)	Ms. Patsley exercised 100,000 Western Union stock options with a grant price of $9.7358 on the following dates; 40,000 options exercised on November 6, 2006, 30,000 options exercised on November 9, 2006 and 30,000 options exercised on December 4, 2006.
(8)	Mr. Whealy exercised 24,800 First Data stock options with a grant price of $18.4375 on February 2, 2006 and 40,000 First Data stock options with a grant price of $10.0911 on October 31, 2006. In addition Mr. Whealy exercised 40,000 Western Union stock options with a grant price of $8.4406 on October 31, 2006.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Henry C. Duques	Qualified Benefit	10.50	$277,871	$0
	Nonqualified Benefit	10.50	178,262	0
Kimberly S. Patmore	Qualified Benefit	1.37	15,934	0
	Nonqualified Benefit	1.37	0	0
David P. Bailis	Qualified Benefit	5.13	59,916	0
	Nonqualified Benefit	5.13	13,188	0
Michael T. Whealy	Qualified Benefit	3.58	50,023	0
	Nonqualified Benefit	3.58	3,046	0
Guy A. Battista	Qualified Benefit	4.66	69,585	0
	Nonqualified Benefit	4.66	0	0

The named executive officers participate in two Company sponsored defined benefit pension plans: the First Data Corporation Retirement Plan, a tax-qualified plan; and the First Data Corporation Excess Benefit Retirement Plan, a nonqualified pension plan, which provides supplemental retirement and related benefits for a select group of management and highly compensated employees of the Company. The Company adopted the Excess Benefit Retirement Plan to be effective January 1, 1994 and believes it serves to assist the Company in motivating and retaining executives of superior ability, industry and loyalty. It also serves to recognize pay over limitations set by the Internal Revenue Code. The Company does not have a policy regarding extra years of credited service under the plans.

The Company calculates the present values shown on the table using: (i) the same discount rates it uses for SFAS 87 calculations for financial reporting purposes (5.81% for both the Retirement Plan and the Excess Benefit Retirement Plan); and (ii) each plan’s earliest unreduced retirement age based on the participant’s age and service (age 60 for both the Retirement Plan and the Excess Benefit Retirement Plan). The present values shown in the table reflect post-retirement mortality, based on the SFAS 87 assumption (the RP2000 Combined Healthy table), but do not include an assumption of pre-retirement termination, mortality, or disability.

First Data Corporation Retirement Plan

The Retirement Plan froze benefit accruals as of December 30, 1997 for most Plan participants and as of December 30, 1998 for the remaining Plan participants. In general, the Retirement Plan provides participants with a life annuity benefit at normal retirement equal to the sum of A plus B plus C, with a minimum of D below.

A.	1% of Average Final Compensation multiplied by Credited Service up to five years; plus

B.	1.15% of Average Final Compensation multiplied by Credited Service for the next five years; plus

C.	1.3% of Average Final Compensation multiplied by Credited Service in excess of ten years.

D.	$72 multiplied by Credited Service.

Average Final Compensation is the average of the highest five (out of the last ten) consecutive calendar years of Compensation, up to and including the year the participant’s benefit is frozen. Compensation in any year for calendar years after 1989 is determined as sum of the base rate of compensation (including any elective deferrals) on December 31 of the prior calendar year, commissions received during the prior calendar year, and overtime pay and incentive awards (including bonuses) received during the current calendar year. For calendar years before 1990, W-2 wages are used to determine Compensation. The Retirement Plan covers such earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17).

Credited Service includes years and months of employment with the Company, starting on the participant’s date of hire and ending as of the participant’s freeze date. For Mr. Duques, Credited Service includes his period of employment with American Express.

Participants become fully vested in their retirement benefit upon the completion of five years of service or the attainment of age 65. Vested participants who terminate prior to becoming eligible for early retirement (age 55 and 10 years of service) may choose to receive an unreduced benefit at age 65. They may also choose to commence their benefits as early as age 55, with early retirement reductions of 7% per year from age 65. Vested participants who terminate after becoming eligible for early retirement, may commence their benefit as early as age 60 on an unreduced basis, with subsidized early retirement reductions of 5% per year from age 60. Vested participants who terminate after becoming eligible for early retirement may also receive their benefit on an unreduced basis after age 55 if their age plus service total 90 or more when payments commence.

If the participant is disabled prior to retirement (and after attaining 5 years of service), the participant’s benefit is determined based on Average Final Compensation as of the participant’s date of disability and Credited Service before and after the date of disability (up through the participant’s freeze date). Benefits can commence as early as the date of disability and are reduced for commencement prior to the attainment of age 60 with 10 years of service (unless the participant’s attained age and years of service total 90 or more). Upon death prior to retirement, if the participant is fully vested and survived by his or her spouse, a pre-retirement survivor annuity is payable. The pre-retirement survivor annuity is equal to 50% of the accrued benefit in the Retirement Plan, reduced for early commencement, and is payable at the participant’s earliest retirement age.

The Retirement Plan offers several optional forms of payment, including joint and survivor annuities, certain and life annuities, and level income annuities. The benefit paid under any of these options is reduced so as to be equivalent to the life annuity benefit produced by the formula described above. The normal payment form is a single life annuity for unmarried participants and an unreduced 50% joint and survivor annuity for married participants. The optional 100% joint and survivor annuity form of payment for married participants is reduced so as to be equivalent to the 50% joint and survivor annuity described above.

First Data Corporation Excess Benefit Retirement Plan

The Excess Benefit Retirement Plan covers employees of the Company who are participants in the Retirement Plan and whose Compensation exceeds the Internal Revenue Code Section 401(a)(17) limit with respect to any plan year. Like the Retirement Plan, benefit accruals under the Excess Benefit Retirement Plan are frozen as of December 30, 1997 for most participants and as of December 30, 1998 for remaining participants.

The accrued benefit under the Excess Benefit Retirement Plan equals the accrued benefit that would be payable under the terms of the Retirement Plan in the form of a joint and survivor annuity for a married participant, and in the form of a single life annuity for an unmarried participant if such benefit were calculated without regard to the Internal Revenue Code Section 415 limitation and as if (i) the 401(a)(17) limitation for years prior to 1996 were $235,840 and (ii) the 401(a)(17) limitation for 1996 and later years were $1,000,000. In applying this definition of accrued benefit with respect to each participant, the accrued benefit equals the sum of A and B, where A is equal to the accrued benefit under the Retirement Plan determined by taking into account the participant’s Average Final Compensation that would be taken into account under the Retirement Plan as of the participant’s freeze date (using the lesser of their Compensation and $235,840) but using Credited Service as of December 31, 1995, and B is equal to the accrued benefit under the Retirement Plan determined by taking into account the participant’s Average Final Compensation that would be taken into account under the Retirement Plan as of the participant’s freeze date (using the lesser of their Compensation and $1,000,000) but using Credited Service accrued under the Retirement Plan during 1996 and all subsequent years (ceasing as of the participant’s freeze date).

A participant’s accrued benefit under the Excess Benefit Retirement Plan will be vested at the same time and to the same extent as his or her benefit under the Retirement Plan is vested.

Compensation and Average Final Compensation are determined under the Excess Benefit Retirement Plan in the same manner as under the Retirement Plan. In addition, with the exception of the accrued benefit calculation itself, benefits payable upon early retirement, disability and death under the Excess Benefit Retirement Plan are determined in the same manner as in the Retirement Plan. Finally, the accrued benefit under the Excess Benefit Retirement Plan is paid in the same form and is adjusted in the same manner as the form in which the participant’s accrued benefit is paid and adjusted under the Retirement Plan for forms of retirement of distribution other than the normal form of benefit and when the benefit commences to be paid.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Henry C. Duques (4)
SISP	$0	$0	$358,065	$875,267	$4,102,914
SISP2	0	900	3	0	903
Kimberly S. Patmore (5)
SISP	0	0	170,576	0	2,099,983
SISP2	16,375	69,882	53,197	0	695,704
David P. Bailis (6)
SISP	0	0	0	0	0
SISP2	208,333	20,975	7,844	0	237,153
Edward A. Labry III (7)
SISP	0	0	36,794	0	452,977
SISP2	0	0	0	0	0
Pamela H. Patsley (8)
SISP	0	0	31,382	0	386,349
SISP2	17,750	29,635	17,129	0	235,643
Michael T. Whealy (9)
SISP	0	0	184,372	0	2,269,830
SISP2	163,750	76,497	74,553	0	1,038,102
Guy A. Battista (10)
SISP	0	0	95,949	1,558,849	0
SISP2	23,625	56,762	38,669	668,693	0
Christina A. Gold (11)
SISP	0	0	32,561	529,005	0
SISP2	50,208	16,002	17,313	318,103	0

(1)	Amounts included in the Perquisites and Personal Benefits Table and the Summary Compensation Table.
(2)	Includes above market interest earnings disclosed in both the Nonqualified Deferred Compensation Table and 2006 Summary Compensation Table for the following named executives officers: Mr. Duques: $115,994, Ms. Patmore: $71,141, Mr. Bailis: $2,127, Mr. Labry: $11,733, Ms. Patsley: $15,378, Mr. Whealy: $82,155, Mr. Battista: $42,709 and Ms. Gold: $15,806
(3)	Includes the total above market interest earnings included in Prior Year’s Summary Compensation Tables for the following named executives officers: Mr. Duques: $195,456, Ms. Patmore: $25,938, Mr. Bailis: $4,419, Mr. Labry: $5,421,Ms. Patsley: $9,665, Mr. Whealy: $33,516, Mr. Battista: $7,069 and Ms. Gold: $11,166.
(4)	Mr. Duques elected to participate in the SISP on July 1, 1990 and SISP2 on December 12, 2006.
(5)	Ms. Patmore elected to participate in the SISP on July 1, 1993 and SISP2 on January 1, 2005.
(6)	Mr. Bailis elected to participate in the SISP on July 1, 1990 and SISP2 on December 13, 2005.
(7)	Mr. Labry participated in the Concord Deferred Compensation Plan, upon the Company’s acquisition of Concord, $369,733.48 was placed in a rabbi trust. The additional benefit is unfunded.
(8)	Ms. Patsley elected to participate in the SISP on April 1, 2000 and SISP2 on January 1, 2005.
(9)	Mr. Whealy elected to participate in the SISP on May 1, 1992 and SISP2 January 1, 2005.
(10)	Mr. Battista elected to participate in the SISP on March 1, 1991 and SISP2 on January 1, 2005. Both balances for the SISP & SISP2 were transferred to Western Union upon completion of the spin.
(11)	Ms. Gold elected to participate in the SISP on June 1, 2002 and SISP2 on January 1, 2005. Both balances for the SISP & SISP2 were transferred to Western Union upon completion of the spin.

The Company offers an unfunded nonqualified deferred compensation plan called the Supplement Incentive Savings Plan—2 (SISP2) to all director and above employees that earn an annual base salary of $95,000 or more a year. Participants can elect to defer up to 80% of their annual base salary and bonus. Elections must be made within the first 30-day period for a new hired employee (the period begins on their hire date) or in November of the prior year, and cannot be changed after the beginning of the plan year (January 1st). At the time the participant enrolls in the SISP2, the participant can choose to have an in-service withdrawal as well as a final distribution election. The in-service withdrawal requires the following: payment type (lump sum or annual installments); the year in which the payment will start; the number of annual installments (up to 5 per year); and the amount of each payment (the amount of the payment is limited to vested contributions plus earning credited to the plan beginning January 1, following the date the in-service withdrawal election is made). If the participant leaves the Company prior to the scheduled in-service payment election, the election is cancelled and all benefits are paid according to the final distribution election. The final distribution election requires a payment option includes a lump sum payment (have the vested account balance paid in one payment) or installments which can include quarterly or annual payments and the number of years the payments (up to 10 years) that can start on the date of termination or payments can start on the anniversary of the participants termination up to the fifth anniversary. All participants can receive distributions for any of the following: participant leaves the Company, participant becomes partially and totally disabled, participant dies, or a change in control as defined by 409A. All elections, administration, and distributions for the SISP2 are made within the guidelines and regulations of 409A.

After one year of service, employees are eligible for Company matching contributions. Employees receive $1 for every $1 deferred, up to a maximum of 3% of their total compensation. The 3% maximum Company match refers to the total combined company match allocated to the First Data 401(k) ISP and the SISP2. Company matching contributions may be allocated to either the First Data 401(k) ISP or SISP2 depending on the employees’ deferral rates to each plan and their compensation. After five years of service, participants are eligible to receive a Service-Related Contribution increase of 1.5% of their compensation (for a company match of 4.5%). The Service-Related Contribution increases 3% of compensation after ten years of First Data service (for a total of a 6% match). Service-Related Contributions are applicable to the First Data 401(k) ISP and SISP2 in the same manner as company matching contributions as described above. In addition to the Company match and Service-Related Contribution, participants may be eligible for restored ISP Plus Contributions if they were hired prior to April 1, 1996 and met certain other requirements. If eligible, each payroll period, the Company contributes 3.4% of eligible deferred earnings. Vesting on Company contributions and their investment earnings for the first 3% Company contributions over a four year period, 25% per year for the first four years of participation in the plan. Immediate vesting will occur upon the following: reaching age 65; becoming totally and permanently disabled; dying while employed; and termination of the plan by the Company.

The Supplemental Incentive Savings Plan (SISP) has been frozen since December 31, 2004.

The return rate on account balances is determined annually by the Company. For 2006, the SISP and SISP2 rate of return equaled 8.5% based upon the 30 year Company rate, the 30 year Company swap rate, the London Interbank Offered Rate (LIBOR), a subordination premium and an illiquidity premium.

Potential Payments upon Termination or Change-in-Control

Termination Severance Benefit (1)

Name	Base Salary Payment ($)(2)	Bonus Payment ($)(3)	Health Benefits ($)(4)	Financial Planning ($)(5)	Unvested Stock Options ($)(6)	Unvested Restricted Stock ($)(7)	Total ($)
Henry C. Duques (8)	0	0	0	0	0	0	0
Kimberly S. Patmore	1,100,000	1,200,000	21,200	20,000	228,288	958,800	3,528,288
David P. Bailis	1,000,000	1,150,000	21,200	20,000	340,653	958,800	3,490,653
Edward A. Labry III	1,500,000	950,000	21,200	20,000	260,900	0	2,752,100
Pamela H. Patsley	1,200,000	1,300,000	21,200	20,000	260,900	958,800	3,760,900
Michael T. Whealy	1,100,000	1,200,000	21,200	20,000	228,288	838,950	3,408,438

Change-in-Control Severance Benefit (1)

Name	Base Salary Payment ($)(2)	Bonus Payment ($)(3)	Health Benefits ($)(4)	Financial Planning ($)(5)	Unvested Stock Options ($)(9)	Unvested Restricted Stock ($)(10)	Estimated Tax Gross Up ($)(11)	Total ($)
Henry C. Duques (8)	0	0	0	0	0	0	0	0
Kimberly S. Patmore	1,100,000	1,200,000	21,200	20,000	456,575	3,835,200	0	6,632,975
David P. Bailis	1,000,000	1,150,000	21,200	20,000	681,305	1,438,200	0	4,310,705
Edward A. Labry III	1,500,000	950,000	21,200	20,000	521,800	0	0	3,013,000
Pamela H. Patsley	1,200,000	1,300,000	21,200	20,000	521,800	3,835,200	0	6,898,200
Michael T. Whealy	1,100,000	1,200,000	21,200	20,000	456,575	4,134,825	0	6,932,600

(1)	The Termination and Change in Control Severance Benefits are based on the First Data Severance/Change in Control Policy effective July 26, 2005.
(2)	Represents the Base Salary of each executive benefit of any Severance Benefit, for CEO this represent 2.99X base salary for all other named executive officers 2.0X base salary.
(3)	Represents the Bonus Target of each executive benefit of any Severance Benefit, for CEO this represent 2.99X of his target bonus, for all other named executive officers 2.0X of their target bonus.
(4)	Represents the Health Benefits of each executive benefit of any Severance Benefit, for CEO this represent 3X the cost of health care ($10.6K per year), for all other named executive officers 2.0X the cost of health care ($10.6K).
(5)	Represents the Financial Planning of each executive benefit of any Severance Benefit, for CEO this represent 3X the Financial Reimbursement Benefit ($20K per year), for all other named executive officers 2.0X the Financial Reimbursement Benefit ($10K per year).
(6)	Includes the value of unvested stock options which will continue to vest over a two year period per the Severance/CIC Policy. The value is the difference between the market close price on December 30, 2006 and the exercise price of unvested shares multiplied by the number of share that will vest over the 2 year severance period for all named executive officers.
(7)	Includes the value of unvested restricted stock which has a ratable time based vesting requirement only. The value is a multiple of the closing price on December 30, 2006 and the number of shares that will vest within a two year period for each of the named executive officers.
(8)	The First Data Severance/Change in Control Policy does not apply to Mr. Duques per his letter agreement described on page 52.
(9)	Includes the value of all unvested stock options with the value equal to the difference between the market close price on December 30, 2006 and the exercise price of unvested shares multiplied by the number of unvested shares for all named executive officers.
(10)	Includes the value of all unvested restricted stock with the value as a multiple of the closing price on December 30, 2006 and the number of unvested shares for each of the named executive officers.
(11)	Represents the 280G payment related to the Severance Change in Control payment that would be made to the named executive officers.

In July 2005, the Company established a formal policy for the payment of benefits to senior executives, including the Named Executive Officers, upon involuntary termination other than for “cause” or, following a change in control, upon involuntary termination or voluntary termination for good reason. The Policy provides for payment of the following severance benefits to eligible executives:

(i)	A cash payment equal to the executive’s base pay plus target bonus for the year multiplied by 2.99 for the CEO and by 2 for all other executives.

(ii)	The executive’s prorated bonus at target for the year of termination.

(iii)	Certain other cash incentives that would have been paid had the executive’s employment not terminated.

(iv)	Welfare benefits coverage would continue for 3 years for the CEO and 2 years for other executives (the “Severance Period”) with a portion of the costs of such benefits paid by the executive.

(v)	For equity compensation awards that were made pursuant to the Company’s 2002 Long-Term Incentive Plan (“2002 LTIP”):

•

Upon a change in control, all equity awards become fully vested and exercisable on the date of the change of control. However, the right to exercise awards granted after July 26, 2005 will continue until the end of the executive’s Severance Period, while awards granted prior to the Effective Date must be exercised within three months after the executive’s termination, and

•

If an executive is involuntarily terminated without cause and no change in control has occurred, equity awards granted after July 26, 2005, other than awards that vest only if performance measures are attained, will continue to vest and be exercisable until the end of the executive’s Severance Period.

The actual payments under the policy are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans of the Company as of December 31, 2006.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders (1)	40,223,292		$20.46	47,368,174	(2)
Equity compensation plans not approved by security holders	353,395	(3)	28.30	0

Total (4)	40,576,687		$20.53	47,368,174

(1)	Consists of the Company’s 1992 Long-Term Incentive Plan, 2002 Long-Term Incentive Plan, Employee Stock Purchase Plan and 1993 Director’s Stock Option Plan.
(2)	Includes the Company’s Employee Stock Purchase Plan, which has 4,978,028 shares available for future issuance.
(3)	A warrant was issued to a customer to purchase 200,000 shares of Common Stock at a exercise price of $50.00 which may be exercised from June 4, 2006 through June 4, 2009. The price and dates are subject to adjustment, acceleration or extension upon the occurrence of certain events. On September 29, 2006 the exercise price was adjusted to reflect the Company’s spin-off of its Western Union money transfer business as an independent, publicly trade company.
(4)	There also are 6,904,645 shares issuable at an average exercise price of $23.90 under equity compensation plans assumed by the Company in connection with the merger of Concord EFS, Inc. with a subsidiary of the Company.

CERTAIN TRANSACTIONS AND OTHER MATTERS

Under the Company’s Director Code of Conduct, each director must report to the Company’s General Counsel upon learning of any prospective transaction or relationship in which the director will have a financial or personal interest (direct or indirect) that is with the Company, involves the use of Company assets, or involves competition against the Company (consistent with any confidentiality obligation the director may have). The General Counsel must then advise the Board of any such transaction or relationship and the Board must pre-approve any material transaction or relationship.

Under the Company’s Code of Conduct, executive officers may not use their personal influence to get the Company to do business with a company in which they, their family members or their friends have an interest. In situations where an executive officer is in a position of influence or where a conflict of interest would arise, the prior approval of the General Counsel is required.

RRE Ventures

In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million (3.2% interest of the total Fund) as a limited partner in RRE Investors, L.P. As of June 30, 2003, the commitment had been fully funded. Distributions through December 31, 2006 total $202,730,407. In 2006, the Company paid RRE Advisors, LLC an annual management fee of 2% of actively managed capital as well as its pro rata share of certain expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of certain distributions after satisfaction of distribution preferences in favor of the limited partners. The Company contributed this investment to FDGS Holdings General Partner II, LLC (“FDGS”), a majority owned subsidiary, in November 2000. During 2006, FDGS incurred $5,305 in management fees. No further management fees will be charged for this commitment.

In the second quarter of 1999, the Company made a commitment to invest up to $5 million (2.2% interest of the total Fund) as a limited partner in RRE Ventures II, L.P. The Company contributed this investment to FDGS in November 2000. As of December 31, 2006 this commitment has been fully funded. Distributions through December 31, 2006 total $68,980,232. FDGS is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of certain distributions after satisfaction of distribution preferences in favor of the limited partners. During 2006, FDGS incurred $34,912 in management fees.

In the second quarter of 2001, FDGS made a commitment to invest up to $1 million (0.5% interest of the total Fund) as a limited partner in RRE Ventures III-A, L.P. Distributions through December 31, 2006 total $70,730,734. As of December 31, 2006, the Company had funded 80% of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of certain distributions after satisfaction of distribution preferences in favor of the limited partners. During 2006, FDGS incurred $25,000 in management fees.

In 2006, RRE Investors, L.P. and RRE Investors Fund, L.P. sold their minority interests in Qpass Inc., a company that acquired assets related to mobile wallet software from a subsidiary of FDGS in 2005. Mr. Robinson was a director of Qpass, Inc.

Mr. Robinson, a director of the Company, and members of his family control and have equity interests in RRE Investors, L.P.; RRE Investors Fund, L.P.; RRE Ventures II, L.P.; RRE Ventures Fund II, L.P.; RRE Ventures III-A, L.P.; RRE Ventures III, L.P.; RRE Ventures Fund III, L.P.; their general partners and RRE Advisors, LLC. Prior to authorizing the transactions as described above, Mr. Robinson’s interests in the transactions were disclosed to and reviewed by the Board or a committee of the Board.

Edward A. Labry III

On January 31, 2006, First Data Merchant Services, a wholly owned subsidiary of the Company, entered into a four year, eight month sublease agreement with The Labry Companies, Inc. for approximately 3,600 square feet of office space in Memphis, Tennessee on customary terms. Through September 30, 2006 the Company paid The Labry Companies, Inc. approximately $13,263 per month to lease the space, including furniture, fixtures and equipment. Effective October 1, 2006 the rent increased to $13,415 per month. On October 1, 2007 the rent will increase to $13,552 per month. The Labry Companies, Inc. pay an amount equal to the real estate lease costs (approximately $7,525 per month) for the space to the owner of the property and will retain the furniture, fixtures and equipment following the expiration of the lease. During 2006, the Company paid approximately $159,916 to The Labry Companies, Inc. Mr. Labry, an executive officer of the Company, is the sole shareholder of The Labry Companies, Inc. Prior to authorizing the transaction, Mr. Labry’s interest in the transaction was disclosed to and reviewed by the Board.

Mr. Labry owns an airplane which he leases to a charter company. The charter company makes the airplane available to its customers, including the Company, which uses the airplane solely in connection with business-related travel by Mr. Labry and other Company employees. The Company generally receives a favorable rate from the charter company for the use of Mr. Labry’s airplane, which is believed to be below the incremental cost of operating the plane on flights for the Company. On trips in which a significant number of other employees are passengers on the plane, however, the Company receives a rate comparable to the market rate. In 2006, the Company incurred $807,374 in expenses to the charter company for the charter of Mr. Labry’s airplane. Mr. Labry received payments from the charter company in 2006 in the net amount of $496,982 for the Company’s use of Mr. Labry’s airplane. The charter company was responsible for the cost of the pilots, taxes and service fees in connection with the business-related travel by Mr. Labry and other Company employees. Mr. Labry was responsible for all other operating costs for these trips, including fuel, storage and maintenance fees.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

On June 28, 2006, Daniel P. Burnham, a director of the Company, entered into a settlement with the United States Securities and Exchange Commission (“SEC”) related to an inquiry of a matter that occurred during his tenure as Chairman and Chief Executive Officer of Raytheon Company. The settlement as it relates to Mr. Burnham relates to alleged improper disclosure and accounting in 2000 and 2001 for the deteriorating market for a line of aircraft manufactured by a Raytheon subsidiary. Under the settlement, Mr. Burnham consented, without admitting or denying the SEC’s allegations, to entry of an order finding that he violated Sections 17(a)(2) and (3) of the Securities Act of 1933 and caused certain violations by Raytheon of Sections 13(a) and 13(b)(2) of the Securities Exchange Act of 1934 and certain rules thereunder. In connection with the settlement, Mr. Burnham paid a civil fine of $100,000, disgorged $875,000 relating to a portion of a past bonus plus interest, and was ordered to cease and desist from any future violations of the above-referenced securities provisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock (“Section 16 Persons”) to file reports of ownership and changes in ownership in the Company’s Common Stock with the SEC and the New York Stock Exchange. Based on the Company’s records and other information, the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 2006.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth, based on the number of shares outstanding as of December 31, 2006, the percentage of ownership of the Common Stock by the persons believed by the Company to own beneficially more than 5% of the Common Stock based solely upon filings with the Securities and Exchange Commission.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Wellington Management Company, LLP (1)	46,094,607	6.02%

(1)	A Schedule 13G dated February 14, 2007 was filed by Wellington Management Company, LLP indicating it had shared power to vote or to direct the vote of 30,749,486 shares and the shared power to dispose or to direct the disposition of 46,094,607 shares.

* * *

You are urged to mark, date, sign and return the enclosed Proxy Card in the prepaid envelope provided for such purpose or follow any alternative voting procedure described on the Proxy Card. Your prompt action may save the Company the expense of a second mailing. We encourage all shareholders to attend the Annual Meeting of Stockholders on May 30, 2007. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

HENRY C. DUQUES

Chairman

Exhibit A

FIRST DATA CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(as amended through February 7, 2007)

1. Purpose.

The purpose of the Plan (as defined herein) is to assist First Data Corporation, a Delaware corporation (the “Company”) and its Affiliates in retaining the employment of employees by offering them a greater stake in the Company’s success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing eligible employees a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through periodic offerings.

The Plan is intended to comply with the provisions of Section 423 of the Code (as hereinafter defined), and the Plan shall be administered, interpreted and construed accordingly. In addition, this Plan authorizes the grant of options and issuance of shares that do not qualify under Section 423 of the Code pursuant to such rules, procedures or sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations or for employees of particular Affiliates who are not eligible to participate in a plan qualified under Section 423 of the Code. The Plan was approved by the shareholders of the Company and the Company’s Board of Directors in May 1996, and became effective as set forth herein on October 1, 1996. The Plan has since been amended and this document reflects all such amendments through February 7, 2007.

2. Definitions.

For purposes of the Plan:

(a)	“Account” means the account which the Company (or the Affiliate which employs the Participant) shall establish for Participants, to which Participants’ contributions pursuant to the Plan shall be credited, which may be an internal (book entry) account or an account established for such purposes with an independent financial institution.

(b)	“Affiliate” means any Subsidiary and other entity in which the Company owns or controls an equity interest.

(c)	“Agent” means the person or persons appointed by the Committee in accordance with Paragraph 3(e).

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the committee described in Paragraph 3(a).

(g)	“Company” means First Data Corporation.

(h)	“Compensation” means the amount of compensation for services paid to a Participant for an Offering Period by the Company and the Affiliates, which constitutes an Employee’s net pay, including any commissions, overtime, holiday and shift differential pay, but determined after any payroll deductions for tax, FICA, insurance premiums, and, any other social insurance contributions required by local law, 401(k) and 125 plan deductions and any other pension plan contributions qualified for tax-favored treatment under local law, and excluding any bonuses, awards, imputed income, amounts realized from the exercise of stock options, and taxable fringe benefits, or such other amounts as may be included or excluded as determined by the Committee.

(i)	“Date of Grant” means the first business day of an Offering Period.

(j)	“Eligible Employee” means an employee of the Company or Affiliate who is determined by the Committee to be eligible to participate in the Plan as described in Paragraph 4.

(k)	“Employer” means the Company or Affiliate for whom an Eligible Employee is performing services at the time the Eligible Employee becomes a Participant.

(l)	“Fair Market Value” means, on any given date, the closing price of Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the highest and lowest sales prices of Shares as reported on the NASDAQ National Market System on such date, or if the Shares are included in NASDAQ, but are not included in the NASDAQ National Market System, the mean between the closing bid and asked prices for Shares on such date as reported by NASDAQ, or if the Shares are not so reported, the fair market value of Shares as determined by the Committee in good faith. If there are no trades, sales reports or bid or ask quotations, as the case may be, for a given date, the closest business day falling within the Offering Period shall be used.

(m)	“Investment Account” means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

(n)	“NASDAQ” means the National Association of Security Dealers, Inc. Automated Quotations System.

(o)	“Offering Period’ means each calendar quarter ending on March 31, June 30, September 30 and December 31.

(p)	“Parent” means First Data Corporation.

(q)	“Participant” means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

(r)	“Plan” means the First Data Corporation Employee Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

(s)	“Purchase Date” means the last business day of an Offering Period.

(t)	“Purchase Price” means the lesser of:

(i)	85 percent of the Fair Market Value of a Share on the Date of Grant; or

(ii)	85 percent of the Fair Market Value of a Share on the Purchase Date.

(u)	“Share” or “Shares” means a share or shares of Common Stock, $.01 par value, of the Company.

(v)	“Subscription Agreement” means a document executed by the Participant pursuant to which the Participant agrees to terms and conditions of participation in the Plan and authorizes contributions, normally by means of payroll deductions, to be made on his or her behalf to the Account.

(w)	“Subsidiary” means any subsidiary corporation of the Company, greater than 50% owned, in an unbroken chain of corporations beginning with Company as described in Code Section 424(f).

3. Administration.

(a)	The Plan shall be administered by the Equity Plan Committee (the “Committee”), or such other committee as may be designated by the Board to serve as the administrative committee for the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.

(b)	For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

(c)	Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion at its election to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase, provided reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

(d)	The Committee has the discretion to adopt rules regarding Plan administration or operation in response to legal requirements or local conditions. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding employee contributions, payroll deductions, payment of interest on employee contributions, currency conversions, payroll and social insurance taxes, withholding procedures, and handling of stock certificates. The Committee has the authority to suspend or limit participation in the Plan for any reason, including administrative or economic reasons. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which sub-plans may be designed to be outside the scope of Code Section 423.

(e)	The Committee or its delegate under Section 3(f) may engage one or more Agents to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants’ Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

(f)	The Committee shall have full discretionary authority to delegate ministerial functions to the management of the Company.

4. Eligibility.

All employees of the Company, and of its Affiliates as may be designated for such purpose from time to time by the Committee, shall be eligible to participate in the Plan as of the first day of an Offering Period, other than any such employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

For purposes of this Paragraph 4, the term “employment” shall be interpreted in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations), and shall be determined by the Committee in its discretion.

5. Election to Participate.

(a)

Subscription Agreements.    Each Eligible Employee may become a Participant by filing a Subscription Agreement authorizing specified contributions to the Account, which shall unless specified otherwise by the Committee be made by means of regular deductions from the Participant’s regular pay. A Subscription Agreement must specify the date on which such contributions are to commence, which may not be retroactive. Contributions made by means of payroll deductions may not be less than a rate of U.S. $5 per week, U.S. $20 per month, or 1% of gross pay for, or a minimum local currency rate per week and month for determined at the discretion of the Committee. All contributions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and Affiliates for any corporate purpose, subject to the Participant’s right to withdraw at any time an amount equal to the balance accumulated in his or her Account as described in Paragraph 8 below, unless determined otherwise by the Committee or prohibited by law. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Affiliate unless determined otherwise by the Committee or required by law.

(b)	Contribution Limit. The sum of all regular payroll deductions authorized under Paragraph 5(a) shall not exceed such percentages, if any, of the Participant’s Compensation as may be specified by the Committee from time to time.

(c)	No Interest on Funds in Accounts. No interest shall accrue or be paid with respect to funds held in any Account for an Eligible Employee, unless determined otherwise by the Committee or required by law.

6. Deduction Changes.

A Participant may increase or decrease his or her contributions by filing a new Subscription Agreement. The change will become effective as of the beginning of the next Offering Period following the receipt of such new Subscription Agreement by the Committee or its delegate, pursuant to such administrative procedures for processing deductions as may be adopted by the Committee.

7. Limit on Purchase of Shares.

(a)	No Participant may be granted a right to purchase Shares under the Plan if immediately following such grant, such Participant would have rights to purchase equity securities under all plans of the Company and Affiliates that are intended to meet the requirements of Section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time the rights are granted) for each calendar year in which such rights to purchase Shares are outstanding at any time. For purposes of this Paragraph 7:

(i)	The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

(ii)	Subject to the limitations under Paragraph 10, each Participant accrues the right to purchase up to that number of Shares for each Offering Period such that the aggregate Fair Market Value of the Shares, determined on the first day of the Offering Period, is not in excess of the Participant’s Compensation or such percentage of the Participant’s Compensation as may be specified by the Committee or its delegate from time to time. Notwithstanding, anything contained herein to the contrary, in no case shall any employee accrue a right to purchase a number of Shares for any calendar year that would have a Fair Market Value in excess of $25,000. For purposes of the preceding sentence, the determination of the Fair Market Value of any Shares is made as of the first day of the Offering Period applicable to such Shares.

(iii)	A right to purchase Shares which has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights; and

(iv)	The limits of this Paragraph 7 shall be interpreted by the Committee in accordance with applicable rules and regulations issued under Section 423 of the Code.

(b)	No employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of Section 425(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

8. Withdrawal of Funds.

Notwithstanding anything contained herein to the contrary, a Participant may at any time more than two weeks prior to a Purchase Date (which two week period may be waived by the Committee in its discretion) and for any reason withdraw from participation in the Plan for an Offering Period, in which case the entire balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter. Partial withdrawals shall not be permitted. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by filing a Subscription Agreement in accordance with such administrative procedures as determined by the Committee prior to the beginning of such Offering Period.

9. Method of Purchase and Investment Accounts.

(a)	Exercise of Option for Shares. Each Participant having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date, the option to purchase from the Company the number of whole and fractional Shares which the funds in such Account would purchase at the Purchase Price, subject to the limit:

(i)	on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan; and

(ii)	on the number of Shares that may be made available for purchase to any individual Participants, as set forth in Paragraphs 5(b) and 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11.

(b)	Dividends on Shares Held in Investment Accounts. All cash dividends paid with respect to the Shares credited to a Participant’s Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participant’s withdrawal rights against Accounts and the other limits of the Plan.

(c)	Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) or Paragraph 10 exceeds the number of Shares available for purchase under the Plan or for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant’s Account as of the Purchase Date bears to the total amount credited to all Participants’ Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants’ Accounts subject to the terms and conditions of the Plan.

10. Stock Subject to Plan.

The maximum number of Shares that may be issued pursuant to the Plan is 36,500,000, subject to adjustment in accordance with Section 18. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purposes. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan during any Offering Period.

11. Withdrawal of Certificates.

A Participant shall have the right at any time to withdraw a certificate or certificates for all or a portion of the whole Shares credited to his or her Investment Account by giving written notice to the Company or its Agent, provided, however, that no such request may be made more frequently than once per Offering Period. Any fractional shares credited to a Participant’s Investment Account shall be paid in cash to the Participant upon the withdrawal of all whole Shares credited to his or her Investment Account.

12. Registration of Certificates.

Each certificate withdrawn by a Participant may be registered only in the name of the Participant, or, if the Participant has so indicated in the manner designated by the Committee, in the Participant’s name jointly with a member of the Participant’s family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant’s name as tenant in common or as community property with a member of the Participant’s family without right of survivorship.

13. Voting.

The Agent shall vote all Shares held in an Investment Account in accordance with the Participant’s instructions.

14. Rights on Retirement, Death or Other Termination of Employment.

In the event of a Participant’s retirement, death or other termination of employment, or in the event that a Participant otherwise ceases to be an Eligible Employee, no payroll deduction shall be taken from any pay due and owing to the Participant thereafter, and the balance in the Participant’s Account shall be used as of the Purchase Date to purchase Shares in accordance with the provisions of the Plan. A Participant (or, in the case of the death of a Participant, the Participant’s successor in interest) has 30 days after the end of the Offering Period in which the Participant ceased being an Eligible Employee to sell his or her Shares, transfer the Shares to a retail brokerage account, or request a certificate for the Shares. If a Participant (or, in the case of the death of a Participant, the Participant’s successor in interest) takes no action within this 30-day period, the whole Shares held in the Participant’s Investment Account will be transferred (net of fees) to the Agent in book-entry and a check will be issued to the Participant for any fractional Shares.

15. Rights Not Transferable.

Except as permitted by Paragraph 14, rights under the Plan are not transferable by a Participant and are exercisable during the Participant’s lifetime only by the Participant.

16. No Right to Continued Employment.

Neither the Plan nor any right granted under the Plan shall confer upon any Participant or Eligible Employee any right to continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or Affiliate to terminate the employment of such Participant.

17. Application of Funds.

All funds received or held by the Company under this Plan may be used for any corporate purpose.

18. Adjustments in Case of Changes Affecting Shares.

In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in Section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of Section 424 of the Code.

19. Amendment of the Plan.

The Board of Directors or its delegate may at any time, or from time to time, amend this Plan in any respect, provided, however, that any amendment to the Plan that is treated for purposes of Section 423 of the Code and regulations issued pursuant thereto as the adoption of a new plan shall be effective only if such amendment is approved by the shareholders of the Company within 12 months of the adoption of such amendment in a manner that meets the requirements for shareholder approval under such Code section and regulations.

20. Termination of the Plan.

The Plan and all rights of employees under any offering hereunder shall terminate at such time as the Board, at its discretion, chooses to terminate the Plan. Upon termination of this Plan, all amounts in the Accounts of Participants shall be carried forward into the Participant’s Account under a successor plan, if any, or shall be promptly refunded and all certificates for the Shares credited to a Participant’s Investment Account shall be forwarded to him or her.

21. Governmental Regulations.

(a)	Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Share certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, (the “Act”) and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

(b)	The Company (or an Affiliate) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

22. Repurchase of Shares.

The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

Exhibit B

THE FIRST DATA CORPORATION

2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

1. Purpose.

The purposes of the 2006 Non-Employee Director Equity Compensation Plan (the “Plan”) of First Data Corporation, a Delaware corporation (the “Company”), are (i) to align the interests of the Company’s stockholders and members of the Board of Directors of the Company (the “Board”) who are not employees of the Company or any of its subsidiaries by increasing the proprietary interest of the Board members in the Company’s growth and success and (ii) to advance the interests of the Company by attracting, motivating and retaining highly qualified Board members.

2. Administration.

The Plan shall be administered by the Compensation and Benefits Committee of the Board (the “Committee”). Subject to the terms, conditions and restrictions specified in Sections 5, 6 and 7, the Committee may grant any one or a combination of the following awards under this Plan to eligible persons: (i) non-qualified stock options (“NQOs”), (ii) stock appreciation rights (“SARs”), (iii) restricted stock awards, (iv) unrestricted stock units, and (v) restricted stock units.

The Committee shall, subject to the terms of this Plan, select from among the eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding NQOs and SARs shall become exercisable in part or in full and (ii) all or a portion of the Restriction Period applicable to any restricted stock award or restricted stock unit award shall lapse.

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish amend and revoke rules, regulations and procedures as it deems necessary or desirable for the administration of the Plan, adopt sub-plans applicable to specific subsidiaries, affiliates or locations as it deems necessary or desirable, and may impose, incidental to the grant of an award, conditions with respect to the award. Any rules, regulations or procedures established by the Committee with respect to elections made by eligible persons under this Plan to convert such person’s annual cash retainer fee for services as a director of the Company to a NQO or unrestricted stock unit award shall require that such election be made in such a time and manner so as to satisfy the requirements sections 409A(a)(2), (3) or (4) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Committee may require, as a condition to the issuance, exercise, settlement or acceptance of an award under this Plan, that the award recipient agree to mandatory arbitration to settle any disputes relating to such award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. The Committee may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee.

No member of the Board or the Committee, and no other officer of the Company or Secretary to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and such officers or Secretary shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law.

3. Eligibility.

Each member of the Board who is not an employee of the Company, any of its subsidiaries or any of its affiliates (“Non-Employee Director”) shall be eligible to receive awards under the Plan. As used herein, the term “subsidiary” means any corporation or other trade or business at least 50% of whose outstanding voting stock is owned, directly or indirectly, by the Company. As used herein, the term “affiliate” means any person who owns, directly or indirectly, at least 10% of the outstanding voting stock of the Company.

Shares Available.

(a)	Plan Share Limit. Subject to adjustment as provided in Section 9, 1,500,000 shares of common stock of the Company shall be available under this Plan (the “Plan Share Limit”).

(b)	Deductions. Shares of common stock subject to NQOs and SARs shall apply against and reduce the Plan Share Limit as one share for every one share subject thereto. Shares of common stock subject to restricted stock awards, unrestricted stock unit awards, and restricted stock unit awards shall apply against and reduce the Plan Share Limit as one share for every one share subject thereto or payable pursuant thereto; provided, however, that if and during any period when more than 25% of the shares of common stock available under the Plan Share Limit are subject to restricted stock awards, unrestricted stock unit awards, and restricted stock unit awards, the remaining shares of common stock available under the Plan Share Limit shall be reduced by three shares for every one share awarded pursuant to restricted stock awards, unrestricted stock unit awards, and restricted stock unit awards in excess of 25% of the Plan Share Limit. Dividend equivalents paid in cash with respect to awards shall not apply against or reduce the Plan Share Limit.

(c)	Increases. The Plan Share Limit, as reduced pursuant to Section 4(b), shall be increased (but not above the number of shares set forth in Section 4(a)) by shares of common stock subject to an outstanding award that are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (other than by reason of the delivery or withholding of shares of common stock to pay all or a portion of the exercise price of an award, or to satisfy all or a portion of the tax withholding obligations relating to an award), or to the extent an award is satisfied in cash rather than shares of common stock. Increases in the Plan Share Limit pursuant to this Section 4(c) shall be made in a manner consistent with the Plan Share Limit deductions, as in effect at the time such increase occurs, under Section 4(b). No increases shall be made in the Plan Share Limit by reason of the exercise of SARs.

(d)	Source of Shares. Shares of common stock shall be made available from authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof.

5. Nonqualified Stock Options.

Each NQO granted under the Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable:

(a)

Number of Shares and Purchase Price.    The number of shares of common stock subject to a NQO shall be determined by the Committee. The purchase price per share of common stock purchasable upon the exercise of a NQO shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such NQO. As used in the Plan, “fair market value” means closing price of a share of common stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the common stock is not listed on the New York Stock Exchange, the average of the high and low transaction price of a share of common stock on the principal national stock exchange on which the common stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if fair market value for any date cannot be so determined, fair market value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

(b)	Option Period and Exercisability. The period during which a NQO may be exercised shall be determined by the Committee. The Committee shall determine whether a NQO shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable NQO, or portion thereof, may be exercised only with respect to whole shares of common stock.

(c)	Method of Exercise. The NQO may be exercised (i) by giving written notice to the Company specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of common stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) by a combination of (A) and (B), in each case to the extent set forth in the agreement relating to the NQO and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate or other indicia of ownership representing common stock shall be delivered until the full purchase price therefor, and any withholding taxes thereon, as described in Section 12(e), has been paid (or arrangement made for such payment to the Company’s satisfaction).

(d)	No Repricing. Subject to Section 9, the repricing or discounting of NQOs is expressly disallowed under this Plan.

6. Stock Appreciation Rights.

Each SAR shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall be subject to the following terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Award. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise, shares of common stock with an aggregate value equal to the excess of the fair market value of one share of common stock on the date of exercise, as determined by the Committee over the base price of such SAR, multiplied by the number of such SARs which are exercised. The base price of an SAR shall not be less than 100 percent of the fair market value of a share of common stock on the date such SAR is granted.

(b)	Exercise Period and Exercisability. The period for exercise of an SAR shall be determined by the Committee. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to a whole number of SARs.

(c)	Method of Exercise. An SAR may be exercised (i) by giving written notice to the Company specifying the whole number SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

(d)	Settlement In Shares. Upon exercise of an SAR, payment of the settlement amount shall be made to the holder in shares of common stock at 100 percent of the fair market value of a share of common stock on the date of exercise.

(e)	No Repricing. Subject to Section 9, the repricing or discounting of SARs is expressly disallowed under this Plan.

7. Stock Awards.

Stock awards granted under this Section 7 shall include (i) restricted stock, which shall consist of shares of common stock which are subject to a restriction period and may be subject to other terms and conditions, (ii) unrestricted stock unit awards, which shall not be restricted against transfer and shall not be subject to forfeiture or other terms or conditions, and shall entitle the holder to receive one share of common stock or the fair market value thereof in cash for each unit awarded and (iii) restricted stock units, which shall, contingent upon the expiration of a specified restriction period and subject to additional restrictions that may be contained in the agreement relating thereto, entitle the holder to receive one share of common stock or the fair market value thereof in cash for each unit awarded. Each stock award shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

(a)	Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee; provided, however, that the Committee, in its discretion, may provide in the agreement circumstances under which the award shall become immediately transferable and nonforfeitable or under which the award shall be forfeited. During any restriction period designated by the Committee, the common stock subject to a restricted stock award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the agreement relating to such award, and the vesting conditions applicable to a restricted stock unit award shall remain in effect.

(b)	Share Certificates/Indicia of Ownership. During any restriction period, a certificate or certificates, or other indicia of ownership, representing a restricted stock award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 11(d), indicating that the ownership of the shares of common stock represented thereby is subject to the restrictions, terms and conditions of this Plan and the agreement relating to the restricted stock award. As determined by the Committee, all certificates or other indicia of ownership registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the restricted stock award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, or upon the grant of unrestricted stock, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 11(g), a certificate or certificates evidencing ownership, or such other indicia of ownership as determined by the Committee, of the requisite number of shares of common stock shall be delivered to the holder of such award.

(c)

Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the agreement relating to a restricted stock award, and subject to the Committee’s right to cause such award to be cancelled pursuant to an adjustment pursuant to Section 9, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that unless the Committee determines otherwise, a distribution with respect to shares of common stock, including a regular cash dividend, shall be deposited with the Company and replaced with additional restricted stock awards with a fair market value equal to such distribution and otherwise subject to the same restrictions as the shares of common stock with respect to which such distribution was made.

(d)	Rights and Provisions Applicable to Unrestricted Stock Unit Awards. The agreement relating to an unrestricted stock unit award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Prior to the settlement of an unrestricted stock unit award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of common stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on unrestricted stock unit awards which are settled in shares of common stock. No shares of common stock and no certificates or other indicia of ownership representing shares of common stock that are subject to an unrestricted stock unit award shall be issued upon the grant of an unrestricted stock unit award. Instead, shares of common stock subject to unrestricted stock unit awards and the certificates or other indicia of ownership representing such shares of common stock shall be distributed only at the time of settlement of such unrestricted stock unit awards in accordance with the terms and conditions of this Plan and the agreements relating to such unrestricted stock unit awards. The Committee may permit the deferral of any unrestricted stock unit award, subject to the rules and procedures as it may establish, in accordance with the requirements of Code section 409A, and which may include provisions for the payment or crediting of dividend equivalents, on a current or deferred basis, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award.

(e)	Rights and Provisions Applicable to Restricted Stock Unit Awards. The agreement relating to a restricted stock unit award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Prior to the settlement of a restricted stock unit award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of common stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on restricted stock unit awards which are settled in shares of common stock. No shares of common stock and no certificates or other indicia of ownership representing shares of common stock that are subject to a restricted stock unit award shall be issued upon the grant of a restricted stock unit award. Instead, shares of common stock subject to restricted stock unit awards and the certificates or other indicia of ownership representing such shares of common stock shall be distributed only at the time of settlement of such restricted stock unit awards in accordance with the terms and conditions of this Plan and the agreements relating to such restricted stock unit awards.

8. Election to Convert Annual Retainer into Nonqualified Stock Options and Unrestricted Stock Units.

(a)

Annual Elections.    Prior to the first day of each calendar year beginning on or after January 1, 2006, each Eligible Director shall be permitted to elect, in accordance with rules and procedures established by the Committee, that 100 percent, or a lesser percentage as the Committee may determine in its sole discretion, of such Eligible Director’s retainer to be earned in such calendar year not be paid to the Eligible Director, but, at the election of such Eligible Director, be replaced by issuance under the Equity Plan of either (i) an immediately exercisable NQO to purchase a number of whole shares of the Company’s common stock such that the option has a fair value, as determined by the Committee, of 50% of the amount to be deferred pursuant to such election, and unrestricted stock units representing shares of the Company’s common stock with a Fair Market Value equal to the remaining 50% to be deferred pursuant to such election, provided that any fractional shares shall be rounded up to the next whole share, (ii) unrestricted stock units representing shares of the Company’s common stock with a Fair Market Value equal to the entire amount subject to such election, provided that any fractional shares shall be rounded up to the next whole share or, (iii) an immediately exercisable NQO to purchase a number of whole shares of the Company’s common stock such that the option has a fair value, as determined by the Committee equal to the entire amount subject to such election, provided that any fractional shares shall be rounded up to the next whole share. Notwithstanding the foregoing, such options and unrestricted stock units shall not be issued at the time of such election, but shall be issued as of such date as shall be determined by the Committee consistent with section 409A of the Code and the number of shares subject to each such option and the number of unrestricted stock units issued shall be determined based on the Fair Market Value of a share of the Company’s common stock as of such date.

(b)

Initial Elections.    An individual who becomes an Non-Employee Director after a calendar year has commenced shall be permitted to make a deferral election under this Plan not later than the 30th day following the date the individual first becomes an Non-Employee Director with respect to the amount of annual retainer earned and payable to such Non-Employee Director after the date of such election.

(c)	Effect of Elections. Any election made pursuant to Sections 8(a) or 8(b) above, as the case may be, once made, shall remain in effect for future calendar years unless the Non-Employee Director makes a new election. In order to elect a deferral for any subsequent calendar year, a Non-Employee Director must make a new election prior to the calendar year for which the new election is to be effective. In no event shall a deferral election apply to compensation payable for services rendered prior to the date on which such election is received by the Company. Each Non-Employee Director’s retainer shall be reduced by the amount subject to the deferral election made on his or her behalf. Dividend equivalents shall be deferred in the form of additional unrestricted stock units issued under the Equity Plan, the number of which shall be determined based on the Fair Market Value of the Company’s common stock on the applicable dividend record date.

(d)	Distributions With Respect to Unrestricted Stock Units.

(i)	In general. Except to the extent otherwise elected by an Non-Employee Director in his or her deferral election made pursuant to Section 8 hereof, on the first business day of January next following the date on which the Non-Employee Director’s services as a member of the Company’s Board of Directors terminates for any reason, the Participant (or his or her estate or beneficiary, as the case may be) shall receive a distribution of shares of the Company’s common stock represented by all the unrestricted stock units issued to the Non-Employee Director pursuant to this Plan.

(ii)	Unforeseeable Emergency. If a Non-Employee Director provides satisfactory evidence of an unforeseeable emergency, the Non-Employee Director may request a distribution of all or a portion of the Non-Employee Director’s deferral accounts maintained under the Plan prior to the date on which payments would have commenced under Section 8(d)(i) hereof. An “Unforeseeable Emergency” shall mean (i) a severe financial hardship to a Non-Employee Director resulting from an illness or accident of the Non-Employee Director, or the spouse or a dependent (as defined in section 152(a) of the Code) of the Non-Employee Director, (ii) the loss of a Non Employee Director’s property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director.

(e)	Unfunded Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person. Accordingly, no current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any Plan account, in any fund or specific sum of money, in any asset or in any shares of stock which may be acquired by the Company in respect of its obligations hereunder, the sole right of the Participant being to receive a distribution as a general creditor of the Company with an unsecured claim against its general assets.

9. Adjustment.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) available under this Plan, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) subject to each outstanding NQO and the purchase price per security, the terms of each outstanding NQO, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) subject to each outstanding SAR and the base price per SAR, the terms of each outstanding SAR, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) subject to each outstanding restricted stock award, unrestricted stock unit award, and restricted stock unit award, and the terms of each outstanding restricted stock award, unrestricted stock unit award, and restricted stock unit award, and the maximum number of shares with respect to which restricted stock awards, unrestricted stock unit awards, and restricted stock unit awards may be made under this Plan shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding NQOs and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the adjustment or first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, as the Committee may determine, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

10. Change in Control.

As of the effective date of a Change in Control (a) each outstanding NQO and SAR granted under the Plan shall become fully vested and exercisable and (b) the Restriction Period applicable to each outstanding restricted stock and restricted stock unit award granted under the Plan shall lapse. For purposes hereof, “Change in Control” shall mean:

(a)	the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b)	the cessation of individuals, who constitute the Board (the “Incumbent Board”) as of the date the Plan is adopted by the Board, to constitute at least a majority of such Incumbent Board; provided that any individual who becomes a director of the Company subsequent to the date the Plan is approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person who beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)	the consummation of a plan of complete liquidation or dissolution of the Company.

11. Miscellaneous Provisions.

(a)	No Right of Participation or Service. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to be retained in the service of the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the service of any person at any time without liability hereunder.

(b)	Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

(c)

Transferability of Non-Qualified Options.    NQOs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the holder thereof, except by will or the laws of descent and distribution; provided, however, that unless otherwise specified in the Agreement, as long as the holder continues service to the Company, such holder may transfer NQOs to a family member or family entity without consideration; provided, however, in the case of a transfer of NQOs to a limited liability company or a partnership which is a family entity, such transfer may be for consideration consisting solely of an entity interest in the limited liability company or partnership to which the transfer is made. Any transfer of NQOs shall be in a form acceptable to the Committee, shall be signed by the holder and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If a NQO is transferred to a family member or to a family entity, such NQO may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such family member or family entity except by will or the laws of descent and distribution. As used herein, the term “family member” shall mean an award holder’s spouse, parent, child, stepchild, grandchild, sibling, mother or father-in-law, son or daughter-in-law, stepparent, grandparent, former spouse, niece, nephew or brother or sister-in-law, including adoptive relationships, or any person sharing the award holder’s household (other than a tenant or employee). The term “family entity” shall mean a trust in which one or more family members have more than fifty percent of the beneficial interest, a foundation in which the award holder and/or one or more family members control the management of assets and any other entity in which the award holder and/or one or more family members own more than fifty percent of the voting interests.

(d)	Non-Alienation of Benefits. A Participant’s rights to the amounts represented by unrestricted stock units issued under the Equity Plan in respect of elections made hereunder shall not be salable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

(e)	Compliance With Section 409A of Code. This Plan is intended to comply with the provisions of section 409A of the Code, and shall be interpreted and construed accordingly. This Plan may be amended in accordance with Section 12 at any time to satisfy any requirements of section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan.

(f)	Restrictions on Shares. Each award hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting, exercise or settlement of such award or the delivery of shares thereunder, such award shall not vest, be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. In addition, the Committee may condition the grant of an award on compliance with certain listing, registration or other qualifications applicable to the award under any law or any obligation to obtain the consent or approval of a governmental body. The Company may require that certificates or other indicia of ownership evidencing shares of common stock delivered pursuant to any award hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(g)	Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock, payment by the holder of an award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an award hereunder.

(h)	Agreement and Interpretation. The Company may condition an award holder’s right (i) to exercise, vest or settle an award and (ii) to receive delivery of shares upon the execution and delivery to the Company of a written agreement evidencing such award and the completion of other requirements. By accepting any award or other benefit under the Plan, each participant and each person claiming under or through a participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee. The masculine pronoun means the feminine and the singular means the plural in the Plan, wherever appropriate.

(i)	Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding NQO or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such NQO or SAR to the extent permitted under local law.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding NQO or SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

(j)	Governing Law. The Plan, each award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

12. Amendment.

The Board or the Committee may amend or terminate this Plan, and except as provided in Sections 5(d) and 6(e), the Committee may amend outstanding awards under this Plan in any manner as it shall deem advisable in its sole discretion, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, that no amendment of the Plan shall be made without stockholder approval if such amendment would increase the maximum number of shares of common stock available under this Plan (subject to Section 9). No amendment of the Plan or an outstanding award may impair the rights of a holder (the determination of which shall be made by the Committee in its sole discretion) of an outstanding award without the consent of such holder, reduce the amount credited or awarded to a Participant hereunder, or change the timing of distributions in a manner inconsistent with section 409A of the Code, without the consent of such Participant or, if the Participant is deceased, his or her Beneficiary. Any amendment shall be adopted by action of the Board or Committee; provided, however, that the Equity Plan Committee of the Company and the Chief Executive Officer of the Company shall be, and hereby are, also authorized to amend the Plan, but only to the extent that such amendment: (i) is required or deemed advisable as the result of legislation or regulation; (ii) concerns solely routine ministerial or administrative matters; or (iii) is not routine, ministerial or administrative, but does not materially increase any cost to the Company.

13. Stockholder Approval and Effective Date.

This Plan shall be submitted to the stockholder(s) of the Company for approval and, if approved, shall become effective as of the date of approval by the Board. No NQO may be exercised prior to the date of such stockholder approval. This Plan shall terminate ten years after the date of stockholder approval, or if earlier, when shares of common stock are no longer available for the grant, exercise or settlement of awards, or the Plan is terminated by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. If this Plan is not approved by the stockholder(s) of the Company, this Plan and any awards granted hereunder shall be null and void.

Exhibit C

2002 FIRST DATA CORPORATION

LONG-TERM INCENTIVE PLAN

(as amended through February 21, 2007)

I. INTRODUCTION

1.1 Purposes.

The purposes of the 2002 First Data Corporation Long-Term Incentive Plan (the “Plan”) are (i) to advance the interests of First Data Corporation (the “Company”) by attracting and retaining key employees, and other key individuals who perform services for the Company, a Subsidiary or an Affiliate, (ii) to align the interests of the Company’s stockholders and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

1.2 Definitions.

“Affiliate” shall mean any entity of which the Company owns or controls, directly or indirectly, less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award and shall include any terms and conditions that may apply to such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean the willful and continued failure to substantially perform the duties assigned by the Company, a Subsidiary or an Affiliate (other than a failure resulting from the award recipient’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company, a Subsidiary or an Affiliate (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure to meet performance standards, excessive absenteeism, or a significant violation of any statutory or common law duty of loyalty to the Company, a Subsidiary or an Affiliate.

“Change in Control” shall mean:

(a)

the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b)	The cessation of individuals, who constitute the Board (the “Incumbent Board”) as of the date this Plan is adopted by the Board, to constitute at least a majority of such Incumbent Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)	the consummation of a plan of complete liquidation or dissolution of the Company.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” shall mean the Compensation and Benefits Committee of the Board or its delegate, or any other committee the Board may designate to administer this Plan.

“Common Stock” shall mean the common stock of the Company.

“Company” has the meaning specified in Section 1.1.

“Corporate Transaction” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Disability” shall mean the inability of the holder of an award to perform substantially such holder’s duties and responsibilities due to a physical or mental condition (i) that would entitle such holder to benefits under the Company’s Long-Term Disability Plan (or similar disability plan of the Company, a Subsidiary or an Affiliate in which such holder is a participant) or if the Committee deems it relevant, any disability rights provided as a matter of local law or (ii) if such holder is not eligible for long-term disability benefits under any plan sponsored by the Company, a Subsidiary, or an Affiliate, that would, as determined by the Committee, entitle such holder to benefits under the Company’s Long-Term Disability Plan if such holder were eligible therefor. In the case of Incentive Stock Options, the term “Disability” shall have the same meaning as “Permanent and Total Disability” as such term is defined in this Section 1.2.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Family Entity” shall mean a trust in which one or more Family Members have more than fifty percent of the beneficial interest, a foundation in which the award holder and/or one or more Family Members control the management of assets and any other entity in which the award holder and/or one or more Family Members own more than fifty percent of the voting interests.

“Family Member” shall mean an award holder’s spouse, parent, child, stepchild, grandchild, sibling, mother or father-in-law, son or daughter-in-law, stepparent, grandparent, former spouse, niece, nephew or brother or sister-in-law, including adoptive relationships, or any person sharing the award holder’s household (other than a tenant or employee).

“Free-Standing SAR” shall mean an SAR which is not issued in tandem with, or by reference to, a Stock Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Mature Shares” shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

“Nonqualified Stock Option” shall mean an option (including a Purchased Stock Option) to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Outstanding Voting Securities” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Performance Grant” shall mean an award conferring a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive shares of Common Stock, Restricted Stock, cash, or any combination thereof, as determined by the Committee or as evidenced in the Agreement relating to such Performance Grant.

“Performance Measures” shall mean the criteria and objectives that may be established by the Committee, which must be satisfied or met (i) as a condition to the exercisability of all or a portion of a Stock Option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Stock Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award, or, in the case of a Performance Grant, of the shares of Common Stock or Restricted Stock subject to such award and/or of payment with respect to such award. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, the Company, a Subsidiary, an Affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the United States Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under United States Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

“Performance Period” shall mean any period designated by the Committee or specified in an Agreement during which the Performance Measures applicable to a Performance Grant shall be measured.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Person” shall have the meaning set forth in the definition of “Change in Control” set forth in this Section 1.2.

“Plan” shall have the meaning set forth in Section 1.1.

“Post-Termination Exercise Period” shall mean the period specified in or pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or service to the Company during which a Stock Option or SAR may be exercised.

“Purchased Stock Option” shall mean a Nonqualified Stock Option that is sold to eligible individuals at a price determined by the Committee, has an exercise price equal to the Fair Market Value of the Common Stock subject to such Stock Option on the date such Stock Option is sold to the eligible individual, and contains such additional terms and conditions as the Committee deems appropriate.

“Related Employment” shall mean the employment or performance of services by an individual for an employer that is neither the Company nor a Subsidiary nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company, a Subsidiary or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing service for the Company, a Subsidiary, or an Affiliate or was engaged in Related Employment and (iii) such employment or performance of services is in the best interests of the Company as determined by the Committee and is recognized by the Committee, in its discretion, as Related Employment. The death or Disability of an individual or his or her involuntary termination of employment during a period of Related Employment shall be treated, for purposes of this Plan, as if the death, Disability or involuntary termination had occurred while the individual was employed by or performing services for the Company, a Subsidiary or an Affiliate.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock or the Fair Market Value thereof in cash, which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto. The Committee shall specify in the Agreement whether a Restricted Stock Unit Award shall be payable in Common Stock, cash, or any combination thereof.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the vesting conditions applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” shall mean an employee’s termination of employment with or service to the Company by reason of retirement on or after (i) age 65, or (ii) age 55, provided the employee has completed at least 10 Years of Service, or (iii) such other date or circumstance determined by the Committee.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Stock Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

“Subsidiary” shall mean any entity of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, a Stock Option (including a Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Stock Option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Stock Option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Years of Service” shall mean (i) the number of years of service credited to an individual under the First Data Corporation Incentive Savings Plan (“ISP”) or (ii) if the individual is not eligible to participate in the ISP, the number of such individual’s years of service, computed as if the individual had been eligible to participate in the ISP while employed by the Company or a Subsidiary, provided, however, that unless otherwise provided in the Agreement, the computed number of years of service shall not include any period of an individual’s employment with an Affiliate.

1.3 Administration.

This Plan shall be administered by the Committee. The Committee may grant any one or a combination of the following awards under this Plan to eligible persons: (i) Stock Options (in the form of Nonqualified Stock Options or Incentive Stock Options), (ii) SARs (in the form of Tandem SARs or Free-Standing SARs), (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, and (v) Performance Grants.

The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Grant shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish, amend and revoke rules and regulations it deems necessary or desirable for the administration of this Plan, adopt sub-plans applicable to specific Subsidiaries, Affiliates or locations and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities to the extent permitted under local law. The Committee may require, as a condition to the issuance, exercise, settlement or acceptance of an award under this Plan, that the award recipient agree to mandatory arbitration to settle any disputes relating to such award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to another entity or committee, a member of the Board, or one or more officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to another entity or committee, a member of the Board, or one or more officers of the Company with regard to (i) the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding, (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person, and (iii) any decision regarding the impact of a Change in Control on awards issued under the Plan.

No member of the Committee, and no entity, committee, member of the Board or officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Committee and such entities, committees, members of the Board or officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility.

Key employees of the Company, Subsidiaries and Affiliates and other key individuals who perform services for the Company, a Subsidiary or an Affiliate are eligible to receive awards under this Plan, as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5 Shares Available.

Subject to adjustment as provided in Section 5.7, 64,000,000 shares of Common Stock shall be available under this Plan. Such number of available shares shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Stock Options, outstanding Free-Standing SARs, outstanding Restricted Stock Awards, outstanding Restricted Stock Unit Awards, and outstanding Performance Grants. To the extent that shares of Common Stock subject to an outstanding Stock Option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award, or Performance Grant are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock shall be made available from authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof.

Subject to adjustment as provided in Section 5.7, the aggregate number of shares of Common Stock with respect to which Stock Awards, Performance Grants or a combination thereof shall be made under this Plan shall not exceed 15 percent of the aggregate number of shares of Common Stock available under this Plan, as set forth in the first sentence of this Section 1.5.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of Common Stock with respect to which Stock Options, SARs, Stock Awards or Performance Grants may be issued to any individual during a calendar year shall be one-half of one percent of the total number of outstanding shares of Common Stock of the Company as of the preceding December 31st. The maximum amount of cash payable during a calendar year to any person in connection with a Performance Grant shall be $8,000,000.

1.6 Employment.

Unless otherwise expressly provided herein, references to “employment” with the Company or “employment with or service to the Company” shall mean the employment with or service to the Company, a Subsidiary or an Affiliate, including transfers of employment between the Company, a Subsidiary and an Affiliate, approved leaves of absence, and Related Employment.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options.

The Committee may, in its discretion, grant Stock Options to such eligible persons as may be selected by the Committee. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of Shares and Purchase Price. The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee. The purchase price per share of Common Stock purchasable upon exercise of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option; provided, however, that if an Incentive Stock Option shall be granted to any person who, at the time such Incentive Stock Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b)	Option Period and Exercisability. The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Incentive Stock Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a Stock Option or to the exercisability of all or a portion of a Stock Option. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)	Method of Exercise. A Stock Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) by a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Stock Option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the Stock Option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor, and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction). Notwithstanding the above, any then outstanding and vested Option shall, immediately prior to the expiration of the Option, as determined under Section 2.1(b), be deemed to have been exercised by the Option holder in an exercise whereby the Company will withhold whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of the deemed exercise, equal to the aggregate purchase price payable by reason of such exercise plus the amount necessary to satisfy any tax withholding due by reason of such exercise.

(d)	Minimum Vesting Period. Unless otherwise provided in the Agreement, no Stock Option may become exercisable until six months from the date such Stock Option was granted.

(e)	Repricing and Discounting. Subject to Section 5.7, the repricing or discounting of Stock Options is expressly disallowed under this Plan.

2.2 Stock Appreciation Rights.

The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related Stock Option. The base price of a Free-Standing SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such Free-Standing SAR is granted.

(b)	Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Stock Option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 5.10.

(c)	Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Stock Options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request. Notwithstanding the above, any then outstanding and vested SAR shall, immediately prior to the expiration of the SAR, as determined under Section 2.2(b), be deemed to have been exercised by the SAR holder in an exercise whereby the company withholds any amount equal to the aggregate base price payable by reason of such exercise plus the amount necessary to satisfy any tax withholding due by reason of such exercise.

(d)	Minimum Vesting Period. Unless otherwise provided in the Agreement, no SAR may become exercisable until six months from the date such SAR was granted.

(e)	Repricing and Discounting. Subject to Section 5.7, the repricing or discounting of SARs is expressly disallowed under this Plan.

2.3	Termination of Employment or Service.

(a)	Disability. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Disability, each Stock

Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is one year after the effective date of such holder’s termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

(b)	Retirement. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Retirement, each Stock Option and SAR held by such holder shall continue to vest in accordance with its terms, and to the extent vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is four years after the effective date of such holder’s termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

(c)	Death. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of death, each Stock Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of such Stock Option or SAR.

(d)	Involuntary Termination Without Cause. Unless otherwise specified in the Agreement, and except as provided in this subsection and Section 5.8, if the employment with or service to the Company of the holder of a Stock Option or SAR is terminated by the Company, a Subsidiary or an Affiliate without Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is three months after such involuntary termination, or if earlier, the expiration date of the term of such Stock Option or SAR. Notwithstanding the foregoing, and subject to the provisions of Section 5.8, each Stock Option or SAR granted on or after July 26, 2005 to a holder described in the foregoing sentence who is a participant in the Severance/Change in Control policy applicable to members of the Company’s executive committee shall continue to vest in accordance with its terms, and to the extent vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the end of the severance period applicable to the holder under such Severance/Change in Control policy or, if earlier, the expiration date of the term of such Stock Option or SAR.

(e)	Other Termination. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates for any reason other than Disability, Retirement, death, or involuntary termination without Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date of such holder’s termination of employment or service. If the New York Stock Exchange is closed at the time of such holder’s termination of employment, then such Stock Option or SAR shall be forfeited at the time such holder’s employment is terminated and shall be canceled by the Company. Effective for grants made on or after May 30, 2007, if the employment with or service to the Company of the holder of a Stock Option or SAR is terminated by the option holder voluntarily other than for Retirement, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is 30 days after holder’s termination of employment or service, or if earlier, the expiration date of such Stock Option or SAR.

(f)	Death Following Termination of Employment or Service. Unless otherwise specified in the Agreement, if the holder of a Stock Option or SAR dies during the applicable Post-Termination Exercise Period, each Stock Option and SAR held by such holder shall be exercisable only to the extent that such Stock Option or SAR is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of such Stock Option or SAR.

III. STOCK AWARDS

3.1 Stock Awards.

The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Stock Awards.

Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit Award and the Performance Measures (if any) and the Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or for the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or for the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

(c)	Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by the Committee, all certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)	Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e)	Rights and Provisions Applicable to Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit Awards which are settled in shares of Common Stock. No shares of Common Stock and no certificates representing shares of Common Stock that are subject to a Restricted Stock Unit Award shall be issued upon the grant of a Restricted Stock Unit Award. Instead, shares of Common Stock subject to Restricted Stock Unit Awards and the certificates representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit Award.

(f)	Minimum Restriction Period. The minimum Restriction Period shall be one year.

3.3 Termination of Employment or Service.

(a)	Disability and Death. Unless otherwise set forth in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of Disability or death, the Restriction Period shall terminate as of the effective date of such holder’s termination of employment or service and all Performance Measures applicable to such award shall be deemed to have been satisfied at the maximum level.

(b)	Retirement. Unless otherwise set forth in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of Retirement, the Restriction Period shall terminate as of the date specified in the Agreement, after which time all Performance Measures applicable to such award shall be deemed to have been satisfied at the maximum level and the Common Stock subject to the award (or the Fair Market Value thereof in cash, if applicable) shall be released to the holder of the award as of such specified date; provided, however, that any Stock Award that is subject to a Restriction Period extending beyond four years from the date of such holder’s Retirement shall be immediately forfeited and canceled.

(c)	Other Termination. Unless otherwise set forth in the Agreement relating to a Stock Award, and except as provided in this subsection and Section 5.8, if the employment with or service to the Company of the holder of a Stock Award terminates for any reason other than Disability, Retirement or death, the portion of such award which is subject to a Restriction Period on the effective date of such holder’s termination of employment or service shall be immediately forfeited by such holder and canceled by the Company. Notwithstanding the foregoing, and subject to the provisions of Section 5.8, the holder of any Stock Award granted on or after July 26, 2005 (other than the holder of an award which vests only if specified Performance Measures are satisfied) whose employment with the Company is terminated by the Company, a Subsidiary or an Affiliate without Cause and who is a participant in the Severance/Change in Control policy applicable to members of the Company’s executive committee shall be treated as having remained continuously employed by the Company for purposes of the Restriction Period applicable to such award during the severance period applicable to the holder under such Severance/Change in Control policy. The portion of any Stock Award which is subject to a Restriction Period at the time of the expiration of such severance period shall be immediately forfeited by the holder and canceled by the Company.

IV. PERFORMANCE GRANTS

4.1 Performance Grants.

The Committee may, in its discretion, make Performance Grants to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Grants.

Performance Grants shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Amount of Performance Grant and Performance Measures. The Agreement shall provide the amount of the Performance Grant and a description of the Performance Measures and the Performance Period applicable to such Performance Grant, as determined by the Committee in its discretion.

(b)	Vesting and Forfeiture. The Agreement shall provide, in the manner determined by the Committee in its discretion, for the vesting of a Performance Grant, if specified Performance Measures are satisfied during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied during the specified Performance Period.

(c)	Settlement of Vested Performance Grants. The Agreement (i) shall specify whether a Performance Grant may be settled in shares of Common Stock, Restricted Stock, or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award, if any. If a Performance Grant is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Grant in shares of Common Stock or Restricted Stock the holder of such award shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10.

(d)	Minimum Performance Period. The minimum Performance Period for any Performance Grant is one year from the date such grant is made.

4.3 Termination of Employment or Service.

(a)	Disability, Retirement and Death. Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period by reason of Disability, Retirement or death, the Performance Period shall continue and the holder, or the holder’s executor, administrator, legal representative, beneficiary or similar person, as applicable, shall be entitled to a prorated award. Such prorated award shall be equal to the value of the award at the end of the Performance Period multiplied by a fraction, the numerator of which shall equal the number of months such holder was employed with or performing services for the Company during the Performance Period (fractional months shall be ignored) and the denominator of which shall equal the number of months in the Performance Period; provided, however, that such holder, or such holder’s executor, administrator, legal representative, beneficiary or similar person, as applicable, shall not be entitled to payment or distribution of such Performance Grant earlier than the date set forth in the Agreement.

(b)	Other Termination. Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period for any reason other than Disability, Retirement or death, each Performance Grant that is not vested shall be immediately forfeited.

V. GENERAL

5.1 Effective Date and Term of Plan.

This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the date of approval by the Board. No Stock Option may be exercised prior to the date of such stockholder approval. This Plan shall terminate when shares of Common Stock are no longer available for the grant, exercise or settlement of awards, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. If this Plan is not approved by the stockholders of the Company, this Plan and any awards granted hereunder shall be null and void.

5.2 Amendments.

The Board or the Committee may amend or terminate this Plan, and except as provided in Sections 2.1(e) and 2.2(e), the Committee may amend outstanding awards under this Plan, in any manner as it shall deem advisable in its sole discretion, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment of the Plan shall be made without stockholder approval if such amendment would increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7). No amendment of the Plan or an outstanding award may impair the rights of a holder (the determination of which shall be made by the Committee in its sole discretion) of an outstanding award without the consent of such holder.

5.3 Agreement.

The Company may condition an award holder’s right (i) to exercise, vest or settle the award and (ii) to receive delivery of shares, on the execution and delivery to the Company of the Agreement and the completion of other requirements, including, but not limited to, the execution of a nonsolicitation agreement by the recipient and delivery thereof to the Company.

5.4 Transferability of Stock Options.

Stock Options may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the holder thereof, except by will or the laws of descent and distribution; provided, however, that unless otherwise specified in the Agreement, as long as the holder continues employment with or service to the Company, such holder may transfer Stock Options to a Family Member or Family Entity without consideration; provided, however, in the case of a transfer of Stock Options to a limited liability company or a partnership which is a Family Entity, such transfer may be for consideration consisting solely of an entity interest in the limited liability company or partnership to which the transfer is made. Any transfer of Stock Options shall be in a form acceptable to the Committee, shall be signed by the holder and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If a Stock Option is transferred to a Family Member or to a Family Entity, such Stock Option may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such Family Member or Family Entity except by will or the laws of descent and distribution.

5.5 Tax Withholding.

The Company shall have the right to require, as of the grant, vesting, or exercise of an award, the sale of any shares of Common Stock, the receipt of any dividends or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other income, social insurance, payroll or other tax-related items which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, including withholding from wages or other cash compensation otherwise due to the holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of a Stock Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, in each case to the extent set forth in the Agreement relating to an award, or (E) any combination of (A) and (B). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares.

Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting, exercise or settlement of such award or the delivery of shares thereunder, such award shall not vest, be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. In addition, the Committee may condition the grant of an award on compliance with certain listing, registration or other qualifications applicable to the award under any law or any obligation to obtain the consent or approval of a governmental body. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Stock Awards and Performance Grants, the number and class of securities subject to each outstanding Stock Option and the purchase price per security, the terms of each outstanding Stock Option, the maximum number of securities with respect to which Stock Options or SARs (or a combination thereof), or Stock Awards or Performance Grants may be made or granted during any calendar year to any person, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Performance Grant, and the terms of each outstanding Stock Award or Performance Grant shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control.

As of the effective date of a Change in Control (a) each outstanding Stock Option and SAR granted under the Plan shall become fully vested and exercisable, (b) the Restriction Period applicable to each outstanding Stock Award granted under the Plan shall lapse, (c) the Performance Period applicable to any outstanding

Performance Grant issued under the Plan (other than a Shareholder Value Plan Award issued prior to July 26, 2005) shall lapse, and (d) the Performance Measures applicable to any outstanding award under the Plan (other than a Shareholder Value Plan Award issued prior to July 26, 2005) shall be deemed to be satisfied at the target level (or if greater, at the performance level actually attained). Notwithstanding any provision of this Plan to the contrary, each Stock Option or SAR granted on or after July 26, 2005 to a holder whose employment is terminated for an eligible reason according to the terms of the Company severance policy applicable to the holder as of the effective date of a Change in Control during the period commencing on and ending twenty-four months after the effective date of the Change in Control shall remain exercisable by such holder (or his or her legal representative or similar person) until the earlier of (y) the end of the non-conditional component of the severance period applicable to the holder under such severance policy or, if later, the end of the otherwise applicable Post-Termination Exercise Period, or (z) the expiration date of the term of the Stock Option or SAR.

5.9 No Right of Participation or Employment.

No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10 Rights as Stockholder.

No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.11 Designation of Beneficiary.

If permitted by the Committee, the holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding Stock Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR to the extent permitted under local law.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Stock Option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.12 Governing Law.

This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13 Foreign Employees.

The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures and to foster and promote achievement of the purposes of this Plan. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, Disability or Retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of stock certificates which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries, Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 1.5 and 5.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

5.14 Termination of Employment or Service.

Unless otherwise determined by the Committee, an award holder employed by or providing service to an entity that is a Subsidiary or an Affiliate under this Plan shall be deemed to have terminated employment with or service to the Company for purposes of this Plan on the date that such entity ceases to be a Subsidiary or an Affiliate hereunder.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 30, 2007

FIRST DATA CORPORATION (FDC)	proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 30, 2007.

By signing this proxy, you revoke all prior proxies and appoint Henry C. Duques and David R. Money, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on April 2, 2007 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. If no direction is given, this Proxy will be voted for all Director nominees and Items 5, 6, 7 and 8. In their discretion, Mr. Duques and Mr. Money are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 29, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/fdc/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 29, 2007.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR all the nominees and Items 5, 6, 7 and 8.

Election of directors: The Board of Directors recommends a vote for each of the listed nominees.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.	David A. Coulter	☐	☐	☐	3.	Richard P. Kiphart	☐	☐	☐

2.	Henry C. Duques	☐	☐	☐	4.	Joan E. Spero	☐	☐	☐

5.	The approval of an increase in the number of shares issuable under the Company’s Employee Stock Purchase Plan by 12,500,000 shares of Company Common Stock.	☐ For	☐ Against	☐ Abstain

6.	The approval of the 2006 Non-Employee Director Equity Compensation Plan and the allocation of 1,500,000 shares of Company Common Stock to the Plan.	☐ For	☐ Against	☐ Abstain

7.	The approval of amendments to the Company’s 2002 Long-Term Incentive Plan.	☐ For	☐ Against	☐ Abstain

8.	The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2007.	☐ For	☐ Against	☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 30, 2007

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on May 30, 2007. Additional information about FDC and the matters to be voted on are included in our 2007 Proxy Statement and 2006 Annual Report, which are being delivered electronically to a number of our shareholders. To access the 2007 Proxy Statement and 2006 Annual Report on the Internet, please visit the “2007 Proxy Statement” and “2006 Annual Report” links on the “Invest” portion of First Data’s website at http://ir.firstdatacorp.com/. You can also access these documents on FirstWeb under “Reference Library” and “About First Data.” If you would like to receive a printed copy of the Proxy Statement or 2006 Annual Report, please visit the “Invest” section and click on “Request Documents” under IR Services at http://ir.firstdatacorp.com/. You also may write to First Data Corporation, Investor Relations Department, 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111 to request a copy.

FIRST DATA CORPORATION (FDC)	proxy

EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE FIRST DATA CORPORATION INCENTIVE SAVINGS PLAN (ISP)/EMPLOYEE STOCK PURCHASE PLAN (ESPP)/2002 LONG-TERM INCENTIVE PLAN (LTIP) RESTRICTED STOCK

This Proxy is solicited on behalf of the Board of Directors of First Data Corporation (FDC).

Shown on the reverse side of this card are the number of shares of FDC stock, if any, beneficially held for you in the ISP, in the ESPP, and as Restricted Stock, as of April 2, 2007.

By voting your shares as instructed on the reverse of this card so that it is received by 12:00 p.m. (C.T.) on May 28, 2007, you will have voted all of your shares held in the ISP, in the ESPP, and as Restricted Stock in the LTIP. If you own FDC shares outside of these plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.

Voting authorization for ISP Shares — I hereby instruct the Trustee under the ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held on May 30, 2007, and at any postponement or adjournment thereof, in the manner specified on the reverse side of this card. The Trustee will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by 12:00 p.m. (C.T.) on May 28, 2007. The ISP Trustee Agreement instructs the Trustee to vote FDC shares allocated to my ISP account for which the Trustee has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants’ accounts for which the Trustee received instructions from participants.

Voting authorization for ESPP shares and Restricted Stock — I hereby appoint Henry C. Duques and David R. Money, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the ESPP or as Restricted Stock on April 2, 2007, at the Annual Meeting of Stockholders of FDC to be held on May 30, 2007, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to ESPP Shares and Restricted Stock, this proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this Proxy will be voted for all Director nominees and Items 5, 6, 7 and 8.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 28, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/fdc/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 28, 2007.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR all the nominees and Items 5, 6, 7 and 8.

Election of directors:  The Board of Directors recommends a vote for each of the listed nominees.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.	David A. Coulter	☐	☐	☐	3.	Richard P. Kiphart	☐	☐	☐

2.	Henry C. Duques	☐	☐	☐	4.	Joan E. Spero	☐	☐	☐

5.	The approval of an increase in the number of shares issuable under the Company’s Employee Stock Purchase Plan by 12,500,000 shares of Company Common Stock.	☐ For	☐ Against	☐ Abstain

6.	The approval of the 2006 Non-Employee Director Equity Compensation Plan and the allocation of 1,500,000 shares of Company Common Stock to the Plan.	☐ For	☐ Against	☐ Abstain

7.	The approval of amendments to the Company’s 2002 Long-Term Incentive Plan.	☐ For	☐ Against	☐ Abstain

8.	The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2007.	☐ For	☐ Against	☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 30, 2007

FIRST DATA CORPORATION (FDC)	proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 30, 2007.

By signing this proxy, you revoke all prior proxies and appoint Henry C. Duques and David R. Money, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on April 2, 2007 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. If no direction is given, this Proxy will be voted for all Director nominees and Items 5, 6, 7 and 8. In their discretion, Mr. Duques and Mr. Money are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR all the nominees and Items 5, 6, 7 and 8.

Election of directors: The Board of Directors recommends a vote for each of the listed nominees.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.	David A. Coulter	☐	☐	☐	3.	Richard P. Kiphart	☐	☐	☐

2.	Henry C. Duques	☐	☐	☐	4.	Joan E. Spero	☐	☐	☐

5.	The approval of an increase in the number of shares issuable under the Company’s Employee Stock Purchase Plan by 12,500,000 shares of Company Common Stock.	☐ For	☐ Against	☐ Abstain

6.	The approval of the 2006 Non-Employee Director Equity Compensation Plan and the allocation of 1,500,000 shares of Company Common Stock to the Plan.	☐ For	☐ Against	☐ Abstain

7.	The approval of amendments to the Company’s 2002 Long-Term Incentive Plan.	☐ For	☐ Against	☐ Abstain

8.	The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2007.	☐ For	☐ Against	☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.